AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 2014

REGISTRATION NO. 333-195265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3
ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	22-3542636
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

165 Ludlow Avenue

Northvale, NJ 07647

201-750-2646

(Address and telephone number of principal executive offices)

Nasrat Hakim

Chief Executive Officer

165 Ludlow Avenue

Northvale, NJ 07647

201-750-2646

(Name, address and telephone number of agent for service)

Copies to:

Richard Feiner, Esq

381 Park Avenue South, 16th Floor

New York, NY 10016

212-779-8600

917-720-0863 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “non-accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer

☐ Accelerated filer

☐ Non-accelerated filer

☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Common Stock, $0.001 par value per share	108,000,000		$41,600,000	$5,358

Total				$5,358

(1)	The registrant is registering for resale, from time to time, up to 108,000,000 shares of its common stock, par value $0.001, that the registrant has issued and may sell and issue to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of April 10, 2014, by and between Lincoln Park and the registrant. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED APRIL 28, 2014

PROSPECTUS

ELITE PHARMACEUTICALS, INC.

108,000,000 Shares of

Common Stock

This prospectus relates to the offer and sale of up to 108,000,000 shares of common stock, par value $0.001, of Elite Pharmaceuticals, Inc., a Nevada corporation, by Lincoln Park Capital Fund, LLC, or Lincoln Park or the selling shareholder.

The shares of common stock being offered by the selling shareholder have been or may be issued pursuant to the purchase agreement dated April 10, 2014 that we entered into with Lincoln Park. See “The Lincoln Park Transaction” in “Selling Shareholder” for a description of that agreement and “Selling Shareholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling shareholder.

The selling shareholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling shareholder may sell the shares of common stock being registered pursuant to this prospectus. The selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board, or the OTCBB, under the symbol “ELTP”. On April 22, 2014, the last reported sale price of our common stock on the OTCBB was $0.39.

Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 4 of this prospectus as well as in any prospectus supplement related to these specific offerings before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ , 2014.

 ELITE PHARMACEUTICALS, INC.

ABOUT THIS PROSPECTUS

You may only rely on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The selling shareholder is not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of that document. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors”, before making an investment decision.

About Us

Elite Pharmaceuticals, Inc., a Nevada corporation (the “Company”, “Elite”, “we”, “us” or “our”), through its wholly-owned subsidiaries, is a specialty pharmaceutical company We are a specialty pharmaceutical company principally engaged in the development and manufacture of oral, controlled-release products, using proprietary know-how and technology, particularly as it relates to abuse resistant products. Our strategy includes improving off-patent drug products for life cycle management and developing generic versions of controlled-release drug products with high barriers to entry.

We own, license or contract manufacture eight products currently being sold commercially, as follows:

•	Phentermine 37.5mg tablets (“Phentermine 37.5mg”)
•	Lodrane D® Immediate Release capsules (“Lodrane D”)
•	Methadone 10mg tablets (“Methadone 10mg”)
•	Hydromorphone Hydrochloride 8mg tablets (“Hydromorphone 8mg”)
•	Phendimetrazine tartrate 35mg tablets
•	Phentermine 15mg capsules (“Phentermine 15mg”)
•	Phentermine 30mg capsules (“Phentermine 30mg”)
•	Naltrexone HCl 50mg tablets (“Naltrexon 50mg”)

In October 2013, we acquired approved Abbreviated New Drug Applications (“ANDAs”) for 12 products and one ANDA that is under active review with the FDA from Mikah Pharma, and we executed a Manufacturing and License Agreement with Epic Pharma LLC to manufacture, market and sell in the United States and Puerto Rico 12 generic products owned by Elite.

Elite has a license agreement with Precision Dose, Inc. (the “Precision Dose License Agreement”) and a manufacturing agreement with The PharmaNetwork LLC (now Ascend Laboratories LLC) (the “TPN Agreement”).

The Precision Dose License Agreement provides for the marketing and distribution, in the United States, Puerto Rico and Canada, of Phentermine 37.5mg, Phentermine Capsules, Hydromorphone 8mg, Naltrexone Generic, and certain additional products that require approval from the FDA. Phentermine 37.5mg tablets were launched in April 2011. Hydromorphone 8mg was launched in March 2012. Phentermine 15mg and Phentermine 30mg were launched in April 2013. Naltrexone 50mg was launched in September 2013.

The TPN Agreement provides for the manufacture and packaging by the Company of Ascend’s methadone hydrochloride, 10mg tablets (“Methadone 10mg”), with the Methadone 10mg to be marketed by Ascend. The FDA has approved the manufacturing of Methadone 10mg at the Northvale Facility and the initial shipment of Methadone 10mg occurred during January 2012.

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In addition, Elite also has an undisclosed generic product filed with the FDA that is awaiting review and for which Elite retains all rights.

The Company also has a pipeline of additional generic drug candidates under active development.

Additionally, the Company is developing abuse resistant opioid products, and once-daily opioid products.

On May 22, 2012, the United States Patent and Trademark Office (“USPTO”) issued U.S. Patent No. 8,182,836, entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof, with such patent providing further protection for the Company’s Abuse Resistant Technology.

On April 23, 2013, the USPTO issued U.S. Patent No. 8,425,933, entitled “Abuse-Resistant Oral Dosage Forms and Method of User Thereof”, with such patent providing further protection for the Company’s Abuse Resistant Technology.

On April 22, 2014, the USPTO issued U.S. Patent No. 8,703,186, entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof”, with such patent providing further protection for the Company’s Abuse Resistant Technology.

The Northvale Facility operates under Current Good Manufacturing Practice and is a United States Drug Enforcement Agency (“DEA”) registered facility for research, development and manufacturing.

Our principal executive offices are located at 165 Ludlow Avenue, Northvale, New Jersey 07647, and our telephone number is (201) 750-2646. We maintain a website at “http://www.elitepharma.com.” Information contained on our website is not considered to be a part of, nor incorporated by reference in, this Prospectus.

Elite’s facility in Northvale, New Jersey operates under Good Manufacturing Practice (“GMP”) and is a United States DEA registered facility for research, development and manufacturing.

About This Offering

On April 10, 2014, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to $40,000,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. Also, on April 10, 2014, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Act, the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Other than 1,928,641 shares of our common stock that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we do not have the right to commence any sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to 500,000 shares of our common stock on any business day, provided that at least one business day has passed since the most recent purchase. However, in no event shall Lincoln Park purchase more than $760,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the up to 500,000 shares that may be sold to Lincoln Park under the Purchase Agreement on any business day will be based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $0.10 per share, subject to adjustment as provided in the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

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As of April 22, 2014, there were 560,354,843 shares of our common stock outstanding, of which 451,791,002 shares were held by non-affiliates, excluding the 1,928,641 shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $40,000,000 of our common stock to Lincoln Park, only 108,000,000 shares of our common stock are being offered under this prospectus, which represents (i) 1,928,641 shares that we issued to Lincoln Park as a commitment fee and (ii) an additional 106,071,359 shares which may be issued to Lincoln Park in the future under the Purchase Agreement. If all of the 108,000,000 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 15.9% of the total number of shares of our common stock outstanding and 19.0% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 108,000,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing shareholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

For more detailed information on the transaction with Lincoln Park, please see “The Lincoln Park Transaction” in “Selling Shareholder” below.

Securities Offered

Common stock to be offered	108,000,000 shares
by the selling shareholder

Common stock outstanding prior to this offering	562,283,484 shares

Common stock to be outstanding after giving effect to the issuance of 106,071,359 additional shares under the Purchase Agreement	668,354,843 shares

Use of Proceeds	We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. However, we may receive up to $40,000,000 under the Purchase Agreement with Lincoln Park. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used to fund the production development and commercial activities of the Company, for general and administrative expenses, to pay down liabilities and for working capital. See “Use of Proceeds.”

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Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on OTCBB	ELTP

RISK FACTORS

An investment in our company involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors described in this prospectus and the risk factors that may be described in any applicable prospectus supplement. You should consider these matters in conjunction with the other information included in this prospectus. The risks and uncertainties described in this prospectus and any applicable prospectus supplement are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Forward-Looking Statements” below.

RISKS RELATED TO OUR BUSINESS

We have a relatively limited operating history, which makes it difficult to evaluate our future prospects.

Although we have been in operation since 1990, we have a relatively short operating history and limited financial data upon which you may evaluate our business and prospects. In addition, our business model is likely to continue to evolve as we attempt to expand our product offerings and our presence in the generic pharmaceutical market. As a result, our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies that are attempting to move into new markets and continuing to innovate with new and unproven technologies. Some of these risks relate to our potential inability to:

•	develop new products;
•	obtain regulatory approval of our products;
•	manage our growth, control expenditures and align costs with revenues;
•	attract, retain and motivate qualified personnel; and respond to competitive developments.

If we do not effectively address the risks we face, our business model may become unworkable and we may not achieve or sustain profitability or successfully develop any products.

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We have not been profitable and expect future losses.

To date, we have not been profitable and we may never be profitable or, if we become profitable, we may be unable to sustain profitability. We have sustained losses from operations in each year since our incorporation in 1990. During the nine months ended December 31, 2013 and for the past two fiscal years, we incurred net losses from operations of $2,899,322, $1,563,133 and $1,966,138, respectively We expect to continue to incur losses until we are able to generate sufficient revenues to support our operations and offset operating costs.

We may require additional financing to meet our business objectives and to continue as a going concern.

The independent auditor’s report for the year ended March 31, 2013, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. As of December 31, 2013, we had cash reserves of approximately $1.1 million and a working capital deficit of $8.6 million, and we had losses from operations totaling $2.9 million for the nine months ended December 31, 2013, net other expenses totaling $6.9 million for the nine months then ended and a net loss of $ 9.8 million for the nine months ended December 31, 2013. In addition, as discussed below in “Even after regulatory approval, we will be subject to ongoing significant regulatory obligations and oversight as evidenced by the FDA’s removal from the market of our Lodrane® extended release product line”, in March 2011. The Lodrane® extended release products constituted approximately 97% of our revenues at the time of FDA’s directive.

Over the past year, we raised approximately $10 million from the sale of shares to Lincoln Park pursuant to a prior April 19, 2013 purchase agreement. That agreement terminated in March 2014 with the sale of all shares covered by that agreement. In addition, both Nasrat Hakim, our CEO, and Jerry Treppel, our Chairman, have each provided Elite with a revolving bridge credit line of up to $1,000,000.

Pursuant to the Purchase Agreement with Lincoln Park, we may direct Lincoln Park to purchase up to $40,000,000 worth of shares of our common stock under our agreement over a 36 month period generally in amounts up to 500,000 shares on any such business day. However, Lincoln Park shall not be required to purchase more than $760,000 worth of stock on any business day and cannot purchase any shares of our common stock on any business day that the closing sale price of our common stock is less than $0.10 per share, subject to adjustment as set forth in the Purchase Agreement. Assuming a purchase price of $0.39 per share (the closing sale price of the common stock on April 22, 2014) and only 104,142,718 shares available for purchase, we would only receive $40 million in gross proceeds from purchases under the Purchase Agreement by Lincoln Park of shares registered herein.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $40,000,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans.

Our ability to raise additional funds from the sale of equity securities to Lincoln Park or others is limited. In this regard, we only have approximately 108,139,572 shares authorized but unissued and unreserved. At our upcoming annual shareholders’ meeting scheduled to be held on May 21, 2014 we are seeking to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock. If we are unable to obtain approval for this increase, the amount of proceeds we may receive from the sale of our remaining Common Stock is limited.

We are anticipating that, with the growth of the current generic product line consisting of generic phentermine tablets and capsules, hydromorphone, naltrexone, methadone, phendimetrazine and immediate release Lodrane D®, combined with the successful transfer of manufacturing site and commercial launch of the 12 approved generic products licensed to Epic Pharma LLC and other opportunities in our pipeline, Elite eventually could be profitable. However, there can be no assurances that we will be able to timely raise additional funds on acceptable terms through the Purchase Agreement or otherwise, that the sales of the current generic product line will continue, that the 12 approved generic products licensed to Epic Pharma LLC will be successfully commercialization and generate future revenues or that the other opportunities in our pipeline will be successfully commercialized. There can also be no assurances of Elite becoming profitable

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To sustain operations and meet our business objectives we must be able to commercialize our products and other products or pipeline opportunities. If we are unable to timely obtain additional financing and we are unable to timely generate greater revenues from our operations, we will be required to reduce and, possibly, cease operations and liquidate our assets. No assurance can be given that we will be able to commercialize the new opportunities, or consummate such other financing or strategic alternative in the time necessary to avoid the cessation of our operations and liquidation of our assets.

We are in default on our obligations under the NJEDA Bonds. If we are unable to work out an arrangement to delay payment, repay or otherwise cure or settle this default, our ability to operate in the future will be materially and adversely affected.

We are in default of our obligations on a loan through tax-exempt bonds from the New Jersey Economic Development Authority (“NJEDA”). Our liability under this obligation as of March 31, 2014 was approximately $3.4 million. Our real property and the improvements thereon are encumbered by a mortgage in favor of as security for a loan through the NJEDA Bonds. We have received Notices of Default from the Trustee in relation to the utilization of the debt service reserve fund for of semi-annual interest payments from March 2009 to the present and for the non-payment of principal amounts due on September 1, 2010, 2011, 2012 and 2013. While the Company has replenished all amounts withdrawn from the debt service reserve fund in accordance with the terms of the bond agreement, there can be no assurances of the Company being able to make future semi-annual interest payments without utilizing the debt service reserve fund, nor can there be assurances of the Company being able to replenish the debt service reserve fund in the future. In addition, there can be no assurances of the Company being able to pay the principal payments currently due as well as those which are due in the future

Resolution of our default under the NJED Bonds will have a significant effect on our ability to operate in the future. For more information on the NJEDA Bonds. For more information on the NJEDA Bonds, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources; NJEDA Bonds”.

Elite’s pipeline consists of products in various stages of development, including products in early development.

Elite’s product pipeline, including its abuse deterrent opioid products, are in various stages of development. Prior to commercialization, product development must be completed that could include scale-up, clinical studies, regulatory filing, regulatory review, approval by the FDA, and/or other development steps. Additionally, Elite has 12 approved generic products for which a site transfer must be completed prior to product launches. For these generic products, Elite must complete site transfer studies, file a changes being effective in 30 days (CBE 30) and await FDA review and approval. Development is subject to risks. We cannot assure you that development will be successful, or that during development unexpected delays might occur or additional costs might be incurred.

If we are unable to satisfy regulatory requirements, we may not be able to commercialize our product candidates.

We need FDA approval prior to marketing our product candidates in the United States of America. If we fail to obtain FDA approval to market our product candidates, we will be unable to sell our product candidates in the United States of America and we will not generate any revenue from the sale of such products.

This regulatory review and approval process, which includes evaluation of preclinical studies and clinical trials of our product candidates, is lengthy, expensive and uncertain. To receive approval, we must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that our product candidates are both safe and effective for each indication where approval is sought. Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the pharmaceutical product. We cannot predict if or when we might submit for regulatory approval any of our product candidates currently under development. Any approvals we may obtain may not cover all of the clinical indications for which we are seeking approval. Also, an approval might contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use.

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The FDA has substantial discretion in the approval process and may either refuse to accept an application for substantive review or may form the opinion after review of an application that the application is insufficient to allow approval of a product candidate. If the FDA does not accept our application for review or approve our application, it may require that we conduct additional clinical, preclinical or manufacturing validation studies and submit the data before it will reconsider our application. Depending on the extent of these or any other studies that might be required, approval of any applications that we submit may be delayed by several years, or we may be required to expend more resources than we have available. It is also possible that any such additional studies, if performed and completed, may not be considered sufficient by the FDA to make our applications approvable. If any of these outcomes occur, we may be forced to abandon our applications for approval.

We will also be subject to a wide variety of foreign regulations governing the development, manufacture and marketing of our products. Whether or not an FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be obtained prior to manufacturing or marketing the product in those countries. The approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval. We cannot assure you that clinical trials conducted in one country will be accepted by other countries or that approval of our product in one country will result in approval in any other country.

Before we can obtain regulatory approval, we need to successfully complete clinical trials, outcomes of which are uncertain.

In order to obtain FDA approval to market a new drug product, we must demonstrate proof of safety and effectiveness in humans. To meet these requirements, we must conduct extensive preclinical testing and “adequate and well-controlled” clinical trials. Conducting clinical trials is a lengthy, time-consuming, and expensive process. Completion of necessary clinical trials may take several years or more. Delays associated with products for which we are directly conducting preclinical or clinical trials may cause us to incur additional operating expenses. The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	ineffectiveness of our product candidate or perceptions by physicians that the product candidate is not safe or effective for a particular indication;
•	inability to manufacture sufficient quantities of the product candidate for use in clinical trials;
•	delay or failure in obtaining approval of our clinical trial protocols from the FDA or institutional review boards;
•	slower than expected rate of patient recruitment and enrollment; inability to adequately follow and monitor patients after treatment; difficulty in managing multiple clinical sites;
•	unforeseen safety issues;
•	government or regulatory delays; and
•	clinical trial costs that are greater than we currently anticipate.

Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after achieving promising results in earlier trials. Negative or inconclusive results or adverse medical events during a clinical trial could cause us to repeat or terminate a clinical trial or require us to conduct additional trials. We do not know whether our existing or any future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. Our clinical trials may be suspended at any time for a variety of reasons, including if the FDA or we believe the patients participating in our trials are exposed to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

Failures or perceived failures in our clinical trials will directly delay our product development and regulatory approval process, damage our business prospects, make it difficult for us to establish collaboration and partnership relationships, and negatively affect our reputation and competitive position in the pharmaceutical community.

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Because of these risks, our research and development efforts may not result in any commercially viable products. Any delay in, or termination of, our preclinical or clinical trials will delay the filing of our drug applications with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. If a significant portion of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition, and results of operations may be materially harmed.

If our collaboration or licensing arrangements are unsuccessful, our revenues and product development may be limited.

We have entered into several collaborations and licensing arrangements for the development of products. However, there can be no assurance that any of these agreements will result in FDA approvals, or that we will be able to market any such finished products at a profit. Collaboration and licensing arrangements pose the following risks:

•	collaborations and licensing arrangements may be terminated, in which case we will experience increased operating expenses and capital requirements if we elect to pursue further development of the related product candidate;

•	collaborators and licensees may delay clinical trials and prolong clinical development, under-fund a clinical trial program, stop a clinical trial or abandon a product candidate;

•	expected revenue might not be generated because milestones may not be achieved and product candidates may not be developed;

•	collaborators and licensees could independently develop, or develop with third parties, products that could compete with our future products;

•	the terms of our contracts with current or future collaborators and licensees may not be favorable to us in the future;

•	a collaborator or licensee with marketing and distribution rights to one or more of our products may not commit enough resources to the marketing and distribution of our products, limiting our potential revenues from the commercialization of a product;

•	disputes may arise delaying or terminating the research, development or commercialization of our product candidates, or result in significant and costly litigation or arbitration; and

•	one or more third-party developers could obtain approval for a similar product prior to the collaborator or licensee resulting in unforeseen price competition in connection with the development product.

We have been dependent on one or a few major customers. If we are unable to develop more customers our business most likely will be adversely affected

Each year we have had one or a few customers that have accounted for a large percentage of our limited revenues therefore the termination of a contract with a customer may result in the loss of substantially all of our revenues. We are constantly working to develop new relationships with existing or new customers, but despite these efforts we may not, at the time that any of our current contracts expire, have other contracts in place generating similar or material revenue. We have agreements with ECR and Precision Dose for the sales and distribution of products that we manufacture. We receive revenues to manufacture these products and also receive a profit split or royalties based on in-market sales of the products.

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In April 2011, we ceased production of the Lodrane Extended Release Products, which are the subject of the agreements with ECR, pursuant to the FDA’s announcement of its intention to remove approximately 500 cough/cold and allergy related products from the US market, including the Lodrane Extended Release Products. After this announcement by the FDA, the Company’s customer for the Lodrane Extended Release Products cancelled all outstanding orders and manufacturing of the Lodrane Extended Release Products has ceased. The Lodrane Extended Release Products for which production has ceased were responsible for 97% of the Company’s revenues during the fiscal year ended March 31, 2011. The cessation of production of the Lodrane Extended Release Products has had a material adverse effect on Elite’s revenues for all periods beginning after March 31, 2011.

If we are unable to protect our intellectual property rights or avoid claims that we infringed on the intellectual property rights of others, our ability to conduct business may be impaired.

Our success depends on our ability to protect our current and future products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours.

We currently hold eight patents and we have five patents pending. We intend to file further patent applications in the future. We cannot be certain that our pending patent applications will result in the issuance of patents. If patents are issued, third parties may sue us to challenge our patent protection, and although we know of no reason why they should prevail, it is possible that they could. It is likewise possible that our patent rights may not prevent or limit our present and future competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

In addition, we may be required to obtain licenses to patents, or other proprietary rights of third parties, in connection with the development and use of our products and technologies as they relate to other persons’ technologies. At such time as we discover a need to obtain any such license, we will need to establish whether we will be able to obtain such a license on favorable terms, if at all. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of our products.

We rely particularly on trade secrets, unpatented proprietary expertise and continuing innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. We cannot provide assurance that these agreements will not be breached or circumvented. We also cannot be certain that there will be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. We cannot be sure that our trade secrets and proprietary technology will not otherwise become or obtained by other entities or become known, obtained or independently developed by our competitors or, if patents are not issued with respect to products arising from research, that we will be able to maintain the confidentiality of information relating to these products. In addition, efforts to ensure our intellectual property rights can be costly, time-consuming and/or ultimately unsuccessful.

Litigation is common in the pharmaceutical industry, and can be protracted and expensive and could delay and/or prevent entry of our products into the market, which, in turn, could have a material adverse effect on our business.

Litigation concerning patents and proprietary rights can be protracted and expensive. Companies routinely bring litigation against applicants and allege patent infringement or other violations of intellectual property rights as the basis for filing suit against an applicant. Elite develops, owns and/or manufactures generic and branded pharmaceutical products and such drug products may be subject to such litigation. Litigation often involves significant expense and can delay or prevent introduction or sale of our products.

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There may also be situations where we use our business judgment and decide to market and sell products, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts. The risk involved in doing so can be substantial because the remedies available to the owner of a patent for infringement include, among other things, damages measured by the profits lost by the patent owner and not by the profits earned by the infringer. In the case of a willful infringement, the definition of which is subjective, such damages may be trebled. Moreover, because of the discount pricing typically involved with bioequivalent products, patented brand products generally realize a substantially higher profit margin than bioequivalent products. An adverse decision in a case such as this or in other similar litigation could have a material adverse effect on our business, financial position and results of operations and could cause the market value of our Common Stock to decline.

The pharmaceutical industry is highly competitive and subject to rapid and significant technological change, which could impair our ability to implement our business model.

The pharmaceutical industry is highly competitive, and we may be unable to compete effectively. In addition, the pharmaceutical industry is undergoing rapid and significant technological change, and we expect competition to intensify as technical advances in each field are made and become more widely known. An increasing number of pharmaceutical companies have been or are becoming interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. We expect that competition in the field of drug delivery will increase in the future as other specialized research and development companies begin to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in specialized drug delivery companies. Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do. Such companies may develop new formulations and products, or may improve existing ones, more efficiently than we can. Our success, if any, will depend in part on our ability to keep pace with the changing technology in the fields in which we operate.

As we expand our presence in the generic pharmaceuticals market our product candidates may face intense competition from brand-name companies that have taken aggressive steps to thwart competition from generic companies. In particular, brand-name companies continue to sell or license their products directly or through licensing arrangements or strategic alliances with generic pharmaceutical companies (so-called “authorized generics”). No significant regulatory approvals are required for a brand-name company to sell directly or through a third party to the generic market, and brand-name companies do not face any other significant barriers to entry into such market. In addition, such companies continually seek to delay generic introductions and to decrease the impact of generic competition, using tactics which include:

•	obtaining new patents on drugs whose original patent protection is about to expire;
•	filing patent applications that are more complex and costly to challenge;
•	filing suits for patent infringement that automatically delay approval from the FDA;
•	filing citizens’ petitions with the FDA contesting approval of the generic versions of products due to alleged health and safety issues; developing controlled-release or other “next-generation” products, which often reduce demand for the generic version of the existing product for which we may be seeking approval;
•	changing product claims and product labeling;
•	developing and marketing as over-the-counter products those branded products which are about to face generic competition; and
•	making arrangements with managed care companies and insurers to reduce the economic incentives to purchase generic pharmaceuticals.

These strategies may increase the costs and risks associated with our efforts to introduce our generic products under development and may delay or prevent such introduction altogether.

If our product candidates do not achieve market acceptance among physicians, patients, health care payors and the medical community, they will not be commercially successful and our business will be adversely affected.

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The degree of market acceptance of any of our approved product candidates among physicians, patients, health care payors and the medical community will depend on a number of factors, including:

•	acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	availability of alternative treatments;
•	pricing and cost effectiveness;
•	effectiveness of sales and marketing strategies; and
•	ability to obtain sufficient third-party coverage or reimbursement.

If we are unable to achieve market acceptance for our product candidates, then such product candidates will not be commercially successful and our business will be adversely affected.

We are dependent on a small number of suppliers for our raw materials and any delay or unavailability of raw materials can materially adversely affect our ability to produce products.

The FDA requires identification of raw material suppliers in applications for approval of drug products. If raw materials were unavailable from a specified supplier, FDA approval of a new supplier could delay the manufacture of the drug involved.

In addition, some materials used in our products are currently available from only one supplier or a limited number of suppliers and there is a risk of a sole approved supplier significantly raising prices. Please note that such an occurrence has taken place recently, wherein significant price increases from a sole supplier greatly reduced profit margins, sales and delayed product launches. These occurrences were ultimately resolved by the successful FDA approval of an alternate supplier, with such approval process being lengthy and costly.

Further, a significant portion of our raw materials may be available only from foreign sources. Foreign sources can be subject to the special risks of doing business abroad, including, without limitation:

•	greater possibility for disruption due to transportation or communication problems;
•	the relative instability of some foreign governments and economies;
•	interim price volatility based on labor unrest, materials or equipment shortages, export duties, restrictions on the transfer of funds, or fluctuations in currency exchange rates; and
•	uncertainty regarding recourse to a dependable legal system for the enforcement of contracts and other rights.

In addition, patent laws in certain foreign jurisdictions (primarily in Europe) may make it increasingly difficult to obtain raw materials for research and development prior to expiration of applicable United States or foreign patents. Any delay or inability to obtain raw materials on a timely basis, or any significant price increases that cannot be passed on to customers, can materially adversely affect our ability to produce products. This can materially adversely affect our business and operations.

Even after regulatory approval, we will be subject to ongoing significant regulatory obligations and oversight as evidenced by the FDA’s removal from the market of our Lodrane® extended release product line. In addition, although Lodrane D® is marketed under the Over-the-Counter Monograph and, accordingly, can be lawfully marketed in the US without prior regulatory approval, the FDA has revised its enforcement policies during the past few years, significantly limiting the circumstances under which unapproved products may be marketed.

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Even if regulatory approval is obtained for a particular product candidate, the FDA and foreign regulatory authorities may, nevertheless, impose significant restrictions on the indicated uses or marketing of such products, or impose ongoing requirements for post-approval studies. Following any regulatory approval of our product candidates, we will be subject to continuing regulatory obligations, such as safety reporting requirements, and additional post-marketing obligations, including regulatory oversight of the promotion and marketing of our products. If we become aware of previously unknown problems with any of our product candidates here or overseas or at our contract manufacturers’ facilities, a regulatory agency may impose restrictions on our products, our contract manufacturers or on us, including requiring us to reformulate our products, conduct additional clinical trials, make changes in the labeling of our products, implement changes to or obtain re-approvals of our contract manufacturers’ facilities or withdraw the product from the market. In addition, we may experience a significant drop in the sales of the affected products, our reputation in the marketplace may suffer and we may become the target of lawsuits, including class action suits. Moreover, if we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. Any of these events could harm or prevent sales of the affected products or could substantially increase the costs and expenses of commercializing and marketing these products.

On March 4, 2011, the FDA issued a directive removing from the market approximately 500 cough/cold and allergy products, including our Lodrane® extended release product line. The Lodrane® extended release products constituted approximately 97% of our revenues at the time of FDA’s directive.

Lodrane D® is marketed under the Over-the-Counter Monograph (the “OTC Monograph”) and accordingly, under the Code of Federal Regulations can be lawfully marketed in the US without prior approval. Under the Federal Food Drug and Cosmetic Act (“FDCA”), FDA regulations and statements of FDA policy, certain drug products are permitted to be marketed in the U.S. without prior approval. Within the past few years, the FDA has revised its enforcement policies, significantly limiting the circumstances under which these unapproved products may be marketed. If the FDA determines that a company is distributing an unapproved product that requires approval, the FDA may take enforcement action in a variety of ways, including, without limitation, product seizures and seeking a judicial injunction against distribution.

If key personnel were to leave us or if we are unsuccessful in attracting qualified personnel, our ability to develop products could be materially harmed.

Our success depends in large part on our ability to attract and retain highly qualified scientific, technical and business personnel experienced in the development, manufacture and marketing of oral, controlled-release drug delivery systems and generic products. Our business and financial results could be materially harmed by the inability to attract or retain qualified personnel.

If we were sued on a product liability claim, an award could exceed our insurance coverage and cost us significantly.

The design, development and manufacture of our products involve an inherent risk of product liability claims. We have procured product liability insurance; however, a successful claim against us in excess of the policy limits could be very expensive to us, damaging our financial position. The amount of our insurance coverage, which has been limited due to our limited financial resources, may be materially below the coverage maintained by many of the other companies engaged in similar activities. To the best of our knowledge, no product liability claim has been made against us as of the date hereof.

If Novel Laboratories issues additional equity in the future our equity interest in Novel may be diluted, resulting in a decrease in our share of any dividends or other distributions which Novel may issue in the future.

At the end of 2006, Elite entered into a joint venture with VGS Pharma, LLC (“VGS”) and created Novel Laboratories, Inc. (“Novel”), a privately-held company specializing in pharmaceutical research, development, manufacturing, licensing, acquisition and marketing of specialty generic pharmaceuticals. Novel's business strategy is to focus on its core strength in identifying and timely executing niche business opportunities in the generic pharmaceutical area. Elite owns less than 10% of the outstanding shares of Class A Voting Common Stock of Novel. To date, Elite has received no distributions or dividends from this investment.

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As a result of our determination not to fund our remaining contributions to Novel at the valuation set forth in the Novel Alliance Agreement and the resulting purchase from us of a portion of our shares of Class A Voting Common Stock of Novel by VGS Pharma, LLC, our remaining ownership interest in equity of Novel was reduced to approximately 10% of the outstanding shares of Novel. Novel may seek to raise additional operating capital in the future and may do so by the issuance of equity. If Novel issues additional equity, our future equity interest in Novel will decrease and we will be entitled to a decreased portion of any dividends or other distributions which Novel may issue in the future. Novel also has a company sponsored stock option plan and any equity issued from this stock plan will also reduce Elite’s equity interest in Novel.

RISKS RELATED TO OUR COMMON STOCK

Our stock price has been volatile and may fluctuate in the future.

The market price for the publicly traded stock of pharmaceutical companies is generally characterized by high volatility. There has been significant volatility in the market prices for our Common Stock. For the twelve months ended March 31, 2014, the closing sale price on the OTC Bulletin Board (“OTC-BB”) of our Common Stock fluctuated from a high of $0.9379 per share to a low of $0.07 per share. The price per share of our Common Stock may not exceed or even remain at current levels in the future. The market price of our Common Stock may be affected by a number of factors, including, without limitation:

•	Results of our clinical trials;
•	Approval or disapproval of our ANDAs or NDAs;
•	Announcements of innovations, new products or new patents by us or by our competitors;
•	Governmental regulation;
•	Patent or proprietary rights developments;
•	Proxy contests or litigation;
•	News regarding the efficacy of, safety of or demand for drugs or drug technologies;
•	Economic and market conditions, generally and related to the pharmaceutical industry;
•	Healthcare legislation;
•	Changes in third-party reimbursement policies for drugs; and
•	Fluctuations in our operating results.

The sale or issuance of our common stock to Lincoln Park or upon conversion of outstanding preferred stock or exercise of outstanding warrants may cause dilution and the sale of the shares of common stock acquired by Lincoln Park or the issuance of shares upon conversion or exercise of outstanding preferred stock and warrants, or the perception that such sales and issuances may occur, could cause the price of our common stock to fall.

On April 10, 2014, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $40,000,000 of our common stock. Concurrently with the execution of the Purchase Agreement, we issued 1,928,641 shares of our common stock to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The purchase shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $0.10 per share, subject to adjustment as set forth in the Purchase Agreement, and in no event would Lincoln Park purchase more than $760,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Lincoln Park may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares.

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In addition, as of April 22, 2014, there were outstanding shares of preferred stock convertible into approximately 148.9 million shares of Common Stock and warrants to purchase an aggregate of approximately 102.0 million shares of Common Stock at exercise prices that range from $0.625 per share to $0.25 per share. Additional shares of Common Stock may be issuable as a result of anti-dilution provisions in the outstanding preferred stock and warrants

As a result of the above discussed potential issuance of securities, such issuances by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park or pursuant to the conversion or exercise of outstanding shares of preferred stock and warrants, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Raising of additional funding through sales of our securities could cause existing holders of our Common Stock to experience substantial dilution.

Any additional financing that involves the further sale of our securities could cause existing holders of our Common Stock to experience substantial dilution. On the other hand, if we incurred debt, we would be subject to risks associated with indebtedness, including the risk that interest rates might fluctuate and cash flow would be insufficient to pay principal and interest on such indebtedness.

The issuance of additional shares of our Common Stock or our preferred stock could make a change of control more difficult to achieve.

The issuance of additional shares of our Common Stock or the issuance of shares of an additional series of preferred stock could be used to make a change of control of us more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to, or frustrate persons seeking to cause, a takeover or to gain control of us. Such shares could be sold to purchasers who might side with our Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of our shareholders. It might also have the effect of discouraging an attempt by another person or entity through the acquisition of a substantial number of shares of our Common Stock to acquire control of us with a view to consummating a merger, sale of all or part of our assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

Provisions of our Articles of Incorporation and By-Laws could defer a change of our Management which could discourage or delay offers to acquire us.

Provisions of our Articles of Incorporation and By-Laws law may make it more difficult for someone to acquire control of us or for our shareholders to remove existing management, and might discourage a third party from offering to acquire us, even if a change in control or in Management would be beneficial to our shareholders. For example, as discussed above, our Articles of Incorporation allows us to issue shares of preferred stock without any vote or further action by our shareholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further shareholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In this regard, on November 15, 2013, we entered into a Shareholder Rights Plan and, under the Rights Plan, our Board of Directors declared a dividend distribution of one Right for each outstanding share of our common stock and one right for each share of Common Stock into which any of our outstanding Preferred Stock is convertible, to shareholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from us one “Unit” consisting of one one-millionth (1/1,000,000) of a share of Series H Junior Participating preferred stock, at a purchase price of $2.10 per Unit, subject to adjustment, and may be redeemed prior to November 15, 2023, the expiration date, at $0.000001 per Right, unless earlier redeemed by the Company. The Rights generally are not transferable apart from the common stock and will not be exercisable unless and until a person or group acquires or commences a tender or exchange offer to acquire, beneficial ownership of 15% or more of our common stock. However, for Mr. Hakim, our Chief Executive Officer, the Rights Plan’s the 15% threshold excludes shares beneficially owned by him as of November 15, 2013 and all shares issuable to him pursuant to his employment agreement and the Mikah Note. Our By-Laws provide for the classification of our Board of Directors into three classes.

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Our Common Stock is considered a “penny stock”. The application of the “penny stock” rules to our Common Stock could limit the trading and liquidity of our Common Stock, adversely affect the market price of our Common Stock and increase the transaction costs to sell shares of our Common Stock.

Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealers duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low- priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our Common Stock, will decrease liquidity of our Common Stock and will increase transaction costs for sales and purchases of our Common Stock as compared to other securities.

Our Common Stock is quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is a quotation system, not an issuer listing service, market or exchange, therefore, buying and selling stock on the Over-the-Counter Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult to sell our Common Stock for an optimum trading price or at all.

The Over-the-Counter Bulletin Board (the “OTCBB”) is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our Common Stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry. Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of Common Stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the Common Stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

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 FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan”, “intend”, “may,” “will,” “expect,” “believe”, “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note, without limitation, that statements regarding the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under our control, the requirement of substantial future testing, clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities prior to the commercialization of products under development, and our ability to manufacture and sell any products, gain market acceptance earn a profit from sales or licenses of any drugs or our ability to discover new drugs in the future are all forward-looking in nature. These risks and other factors are identified under “Risk Factors” and from time to time in our other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. However, we may receive gross proceeds of up to $40,000,000 under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement to fund the product development and commercial activities of the Company, for general and administrative expenses, to pay down liabilities and for working capital.

 DETERMINATION OF OFFERING PRICE

The selling shareholder may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See “Plan of Distribution.”

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder, Lincoln Park, of shares of common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on April 10, 2014 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

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Lincoln Park, as the selling shareholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling shareholder may sell some, all or none of its shares. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the shares.

The following table presents information regarding the selling shareholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholder, and reflects its holdings as of April 22, 2014. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling shareholder” includes Lincoln Park and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Lincoln Park as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The percentage of shares beneficially owned prior to the offering is based on 562,283,484 shares of our common stock actually outstanding as of April 22, 2014.

Selling Shareholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering		No. of Shares to be Sold in this Offering		Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC (1)	1,928,641	(2)	*	(3)	108,000,000	(4)	*

* Less than 1%

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(2)	Represents 1,928,641 shares of our common stock issued to Lincoln Park on or about April 11, 2014 as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement, all of which shares are covered by the registration statement that includes this prospectus. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.
(3)	Based on 562,283,484 outstanding shares of our common stock as of April 22, 2014, with the above mentioned commitment shares deemed issued as of that date.
(4)	Although the Purchase Agreement provides that we may sell up to $40,000,000 of our common stock to Lincoln Park, we have reserved approximately 108,000,000 shares for sale to Lincoln Park under the Purchase Agreement. See “We may require additional financing to meet our business objectives and to continue as a going concern” in “Risk Factors”.

The Lincoln Park Transaction

General

On April 10, 2014, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $40,000,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

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Pursuant to the Purchase Agreement we have issued 1,928,641 shares of our common stock to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase additional shares of our common stock under the Purchase Agreement and we are obligated to issue up to an additional 1,928,641 commitment shares to Lincoln Park pro rata as up to $40,000,000 of our common stock is purchased by Lincoln Park.

We may, from time to time and at our sole discretion but no more frequently than every other business day, direct Lincoln Park to purchase up to 500,000 shares of our common stock on any such business day, provided that in no event shall Lincoln Park purchase more than $760,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances, at a purchase price per share based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 500,000 shares of our common stock on any such business day. On any day that the closing sale price of our common stock is not below $.65 the purchase amount may be increased, at our sole discretion, to up to 600,000 shares per purchase, on any day that the closing sale price of our common stock is not below $.80 the purchase amount may be increased, at our sole discretion, to up to 700,000 shares per purchase, on any day that the closing sale price of our common stock is not below $.95 the purchase amount may be increased, at our sole discretion, to up to 800,000 shares per purchase. Notwithstanding the foregoing, in no event shall Lincoln Park purchase more than $760,000 worth of our common stock on any single business day. Such purchases are hereinafter referred to as “Regular Purchases”. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•	the lowest sale price for our common stock on the purchase date of such shares; or

•	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice and the closing sale price is not below $0.15, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•	three times the number of purchase shares purchased pursuant to the corresponding Regular Purchase; and
•	30% of the aggregate shares of our common stock traded during normal trading hours on the purchase date.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•	97% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our common stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our common stock traded has exceeded such volume maximum; or

•	the closing sale price of our common stock on the purchase date.

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In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $0.10 per share. Lincoln Park shall not purchase any shares of our common stock on any day that the closing sale price of our common stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our common stock from trading for a period of three consecutive business days;

•	the de-listing of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the NYSE MKT, the NYSE Arca or the OTC Bulletin Board (or nationally recognized successor thereto);

•	the transfer agent’s failure for five business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;

•	any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

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Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Shareholders

All of the shares of our common stock registered in this offering which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may sell all, some or none of the shares it has purchased or will purchase under the Purchase Agreement. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $40,000,000 of our common stock exclusive of the shares issued to Lincoln Park as a commitment fee. Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our shareholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase		Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (1)	Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement (2)
$0.10	(2)	108,000,000	(4)	19.2%	$10,556,238

$0.39	(3)	106,421,385	(4)	15.9%	$40,000,000

$0.45		92,746,171	(4)	16.5%	$40,000,000

$0.55		76,584,555	(4)	13.6%	$40,000,000

$0.65		65,395,744	(4)	11.6%	$40,000,000

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(1)	The denominator is based on the number of shares outstanding as of April 22, 2014, inclusive of 1,928,641 commitment shares issued as of that date.

(2)	Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $0.10, as may be adjusted in accordance with the Purchase Agreement.

(3)	The closing sale price of our shares on April 22, 2014.

(4)	Although the Purchase Agreement provides that we may sell up to $40,000,000 of our common stock to Lincoln Park, we have initially reserved approximately 108,000,000 shares for sale to Lincoln Park under the Purchase Agreement. See “We may require additional financing to meet our business objectives and to continue as a going concern.” in “Risk Factors”.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling shareholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

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Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Lincoln Park.

Our common stock is quoted on the OTCBB under the symbol “ELTP”.

BUSINESS

Business Overview and Strategy

We are a specialty pharmaceutical company principally engaged in the development and manufacture of oral, controlled-release products, using proprietary know-how and technology, particularly as it relates to abuse resistant products. Our strategy includes improving off-patent drug products for life cycle management and developing generic versions of controlled-release drug products with high barriers to entry.

We own, license or contract manufacture eight products currently being sold commercially, as follows:

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•	Phentermine 37.5mg tablets (“Phentermine 37.5mg”)
•	Lodrane D® Immediate Release capsules (“Lodrane D”)
•	Methadone 10mg tablets (“Methadone 10mg”)
•	Hydromorphone Hydrochloride 8mg tablets (“Hydromorphone 8mg”)
•	Phendimetrazine tartrate 35mg tablets (“Phendimetrazine 35mg”)
•	Phentermine 15mg capsules (“Phentermine 15mg”)
•	Phentermine 30mg capsules (“Phentermine 30mg”)
•	Naltrexone HCl 50mg tablets (“Naltrexone 50mg”)

We also recently acquired approved Abbreviated New Drug Applications (“ANDAs”) for 12 products (the “Mikah Approved ANDAs”) and one ANDA that is under active review with the FDA (the “Mikah ANDA Application Product”) that were acquired pursuant to the asset purchase agreement with Mikah Pharma dated August 1, 2013 (the “Mikah Asset Purchase Agreement”). On October 2, 2013, we executed a Manufacturing and License Agreement (the “Epic Agreement”) with Epic Pharma LLC. (“Epic”), to manufacture, market and sell in the United States and Puerto Rico 12 generic products owned by Elite. Of the 12 products, Epic will have the exclusive right to market six products as listed in Schedule A of the Epic Agreement, and a non-exclusive right to market six products as listed in Schedule D of the Epic Agreement. Epic is responsible for all regulatory and pharmacovigilance matters related to the products and for all costs related to the site transfer for all products. Pursuant to the Epic Agreement, Elite will receive a license fee and milestone payments. The license fee will be computed as a percentage of the gross profit, as defined in the Epic Agreement, earned by Epic as a result of sales of the products. The manufacturing cost used for the calculation of the license fee is a predetermined amount per unit plus the cost of the drug substance (API) and the sales cost for the calculation is predetermined based on net sales. If Elite manufactures any product for sale by Epic, then Epic shall pay that same predetermined manufacturing cost per unit plus the cost of the API. The license fee is payable monthly for the term of the Epic Agreement. Epic shall pay to Elite certain milestone payments as defined by the Epic Agreement. We received the first milestone payment in November 2013. Subsequent milestone payments are due upon the filing of each product’s supplement with the FDA and the FDA approval of site transfer for each product as specifically itemized in the Epic Agreement. The term of the Epic Agreement is five years and may be extended for an additional five years upon mutual agreement of the parties. Twelve months following the launch of a product covered by the Epic Agreement, Elite may terminate the marketing rights for any product if the license fee paid by Epic falls below a designated amount for a six month period of that product. Elite may also terminate the exclusive marketing rights if Epic is unable to meet the annual unit volume forecast for a designated Product group for any year, subject to the ability of Epic, during the succeeding six month period, to achieve at least one-half of the prior year’s minimum annual unit volume forecast. The Epic Agreement may be terminated by mutual agreement of Elite and Epic, as a result of a breach by either party that is not cured within 60 days’ notice of the breach or by Elite as a result of Epic becoming a party to a bankruptcy, reorganization or other insolvency proceeding that continues for a period of 30 days or more.

Elite has executed a license agreement with Precision Dose, Inc. (the “Precision Dose License Agreement”) and a manufacturing agreement with The PharmaNetwork LLC (the “TPN Agreement”). The PharmaNetwork LLC was recently purchased by Alkem Laboratories Ltd (“Alkem”). The PharmaNetwork now goes by the name Ascend Laboratories LLC (“Ascend”) and is a wholly owned subsidiary of Alkem.

The Precision Dose License Agreement provides for the marketing and distribution, in the United States, Puerto Rico and Canada, of Phentermine 37.5mg, Phentermine Capsules, Hydromorphone 8mg, Naltrexone Generic, and certain additional products that require approval from the FDA. Phentermine 37.5mg tablets were launched in April 2011. Hydromorphone 8mg was launched in March 2012. Phentermine 15mg and Phentermine 30mg were launched in April 2013. Naltrexone 50mg was launched in September 2013.

The TPN Agreement, executed on June 23, 2011, and amended on September 24, 2012, provides for the manufacture and packaging by the Company of Ascend’s methadone hydrochloride, 10mg tablets (“Methadone 10mg”), with the Methadone 10mg to be marketed by Ascend. The FDA has approved the manufacturing of Methadone 10mg at the Northvale Facility and the initial shipment of Methadone 10mg occurred during January 2012.

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In addition, Elite also has an undisclosed generic product filed with the FDA that is awaiting review and for which Elite retains all rights.

The Company also has a pipeline of additional generic drug candidates under active development.

Additionally, the Company is developing abuse resistant opioid products, and once-daily opioid products.

On May 22, 2012, the United States Patent and Trademark Office (“USPTO”) issued U.S. Patent No. 8,182,836, entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof, with such patent providing further protection for the Company’s Abuse Resistant Technology.

On April 23, 2013, the USPTO issued U.S. Patent No. 8,425,933, entitled “Abuse-Resistant Oral Dosage Forms and Method of User Thereof”, with such patent providing further protection for the Company’s Abuse Resistant Technology.

On April 22, 2014, the USPTO issued U.S. Patent No. 8,703,186, entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof”, with such patent providing further protection for the Company’s Abuse Resistant Technology.

The Northvale Facility operates under Current Good Manufacturing Practice (“cGMP”) and is a United States Drug Enforcement Agency (“DEA”) registered facility for research, development and manufacturing.

Strategy

Elite is focusing its efforts on the following areas: (i) development of Elite’s pain management products; (ii) manufacturing of a line of generic pharmaceutical products with approved ANDAs; (iii) development of additional generic pharmaceutical products; (iv) development of the other products in our pipeline including the products with our partners; (v) commercial exploitation of our products either by license and the collection of royalties, or through the manufacture of our formulations; and (vi) development of new products and the expansion of our licensing agreements with other pharmaceutical companies, including co-development projects, joint ventures and other collaborations.

Elite is focusing on the development of various types of drug products, including branded drug products which require new drug applications (“NDAs”) under Section 505(b)(1) or 505(b)(2) of the Drug Price Competition and Patent Term Restoration Act of 1984 (the “ Drug Price Competition Act ”) as well as generic drug products which require ANDAs.

Elite believes that its business strategy enables it to reduce its risk by having a diverse product portfolio that includes both branded and generic products in various therapeutic categories and to build collaborations and establish licensing agreements with companies with greater resources thereby allowing us to share costs of development and improve cash-flow.

Elite’s Purchase of a Generic Phentermine Product

On September 10, 2010, Elite, together with its subsidiary, Elite Laboratories, Inc., executed a Purchase Agreement (the “Phentermine Purchase Agreement”) with Epic Pharma, LLC (“Epic Pharma”) for the purpose of acquiring from Epic an ANDA for a generic phentermine product (the “Phentermine ANDA”), with such being filed with the FDA at the time the Phentermine Purchase Agreement was executed. On February 4, 2011, the FDA approved the Phentermine ANDA. The acquisition of the Phentermine ANDA closed on March 31, 2011 and Elite paid the full acquisition price of $450,000 from the purchase agreement with Epic Pharma.

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This product is being marketed and distributed by Precision Dose Inc (“Precision Dose”) and its wholly owned subsidiary, TAGI Pharma Inc. (“TAGI”) pursuant license and manufacturing agreements dated September 10, 2010. A description of such manufacturing and licensing agreement with Precision Dose is set forth below.

Elite’s Purchase of a Generic Hydromorphone HCl Product

On May 18, 2010, Elite executed an asset purchase agreement with Mikah Pharma LLC (“Mikah”) (the “Hydromorphone Agreement”). Pursuant to the Hydromorphone Agreement, the Company acquired from Mikah an ANDA for Hydromorphone Hydrochloride Tablets USP, 8 mg (“Hydromorphone 8mg”) for aggregate consideration of $225,000, comprised of an initial payment of $150,000, which was made on May 18, 2010. A second payment of $75,000 was due to be paid to Mikah on June 15, 2010, with the Company having the option to make this payment in cash or by issuing to Mikah 937,500 shares of the Company’s Common Stock. The Company elected and did issue 937,500 shares of Common Stock during the quarter ended December 31, 2010, in full payment of the $75,000 due to Mikah pursuant to the asset purchase agreement dated May 18, 2010.

On May 31, 2011, the Company received a letter from the FDA responding to a Changes Being Effected in 30 Days (“CBE 30”) supplement filed by the Company with the agency to change the manufacturing and packaging location of the Hydromorphone Hydrochloride Tablets USP, 8 mg ANDA purchased from Mikah Pharma. The letter from the FDA informed the Company that the agency has reclassified the application as a prior approval supplemental application which has delayed the commercialization. On January 23, 2012, the Company received a letter from the FDA approving the application.

As a result of the delay in commercialization resulting from the reclassification of the Company’s application, the Company recorded an impairment of the ANDA asset acquired from Mikah Pharma pursuant to the Hydromorphone Agreement in an amount equal to the entire purchase price of the acquisition.

This product is being marketed and distributed by Precision Dose and its wholly owned subsidiary, TAGI, pursuant license and manufacturing agreements dated September 10, 2010. A description of such manufacturing and licensing agreement with Precision Dose is set forth below.

Elite’s Purchase of a Generic Naltrexone Product

On August 27, 2010, Elite executed an asset purchase with Mikah (the “Naltrexone Agreement”). Pursuant to the Naltrexone Agreement, Elite acquired from Mikah the ANDA number 75-274 (Naltrexone Hydrochloride Tablets USP, 50 mg), and all amendments thereto, that have to date been filed with the FDA seeking authorization and approval to manufacture, package, ship and sell the products described in this ANDA within the United States and its territories (including Puerto Rico) for aggregate consideration of $200,000. In lieu of cash, Mikah agreed to accept from Elite product development services to be performed by Elite.

On December 14, 2011, the Company received an e-mail from the FDA responding to a Changes Being Effected in 30 Days (“CBE 30”) supplement filed by the Company with the agency to change the manufacturing and packaging location of the Naltrexone Hydrochloride Tablets USP, 50 mg ANDA purchased from Mikah Pharma. The e-mail from the FDA informed the Company that the agency has reclassified the application as a prior approval supplemental application which will delay the commercialization. The Company received approval from the FDA of its application for transfer of manufacturing site and made its initial shipment in September 2013.

As a result of the delay in commercialization resulting from the reclassification of the Company’s application, the Company recorded an impairment of the ANDA asset acquired from Mikah Pharma pursuant to the Naltrexone Agreement in an amount equal to the entire purchase price of the acquisition.

This product is being marketed and distributed by Precision Dose Inc (“Precision Dose”) and its wholly owned subsidiary, TAGI Pharma Inc. (“TAGI”) pursuant license and manufacturing agreements dated September 10, 2010. A description of such manufacturing and licensing agreement with Precision Dose is set forth below.

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Elite’s Acquisition of a 13 Abbreviated New Drug Applications (“ANDAs”)

As disclosed above, o n August 1, 2013, Elite executed an asset purchase agreement (the “Mikah Purchase Agreement”) with Mikah and acquired from Mikah a total of 13 ANDAs, consisting of 12 ANDAs approved by the FDA and on ANDA under active review with the FDA, and all amendments thereto (the “Mikah 13 ANDA Acquisition”) for aggregate consideration of $10,000,000, payable pursuant to a secured convertible note due in August 2016.

Each of the products referenced in the 12 approved ANDAs require manufacturing site approval with the FDA. Elite will submit filings to the FDA for each of the products for the manufacturing site transfer. Elite believes that the site transfers qualify for CBE 30 review, with one exception, which would allow for the product manufacturing transfer on an expedited basis. However, Elite can give no assurances that all will qualify for CBE 30 review, or on the timing of these transfers of manufacturing site, or on the approval by the FDA of the transfers of manufacturing site.

As of April 22, 2014 (the latest practicable date), Elite has been approved to manufacture, Phendimetrazine 35mg tablets at the Northvale Facility. A CBE 30 application has been filed with the FDA and is pending for the manufacture of Isradipine 2.5mg 5mg capsules at the Northvale Facility.

Elite has executed a Manufacturing and License Agreement with Epic Pharma dated October 2, 2013 (the “Epic Pharma Manufacturing and License Agreement”), relating to the manufacturing, marketing and sale of these 12 ANDAs. Please see below for further details on the Epic Pharma Manufacturing and License Agreement.

Licensing Agreement with Precision Dose Inc.

On September 10, 2010, Elite executed a License Agreement with Precision Dose (the “Precision Dose License Agreement”) to market and distribute Phentermine 37.5mg, Phentermine 15mg, Phentermine 30mg, Hydromorphone 8mg, Naltrexone 50mg, and certain additional products that require approval from the FDA, through its wholly-owned subsidiary, TAGI Pharma, Inc. in the United States, Puerto Rico and Canada (the “Precision Dose License Agreement”). Phentermine 37.5mg was launched in April 2011. Hydromorphone 8mg was launched in March 2012. Phentermine 15mg and Phentermine 30mg were launched in April 2013. Naltrexone 50mg was launched in September . Precision Dose will have the exclusive right to market these products in the United States and Puerto Rico and a non-exclusive right to market the products in Canada.

Pursuant to the Precision Dose License Agreement, Elite will receive a license fee and milestone payments. The license fee will be computed as a percentage of the gross profit, as defined in the Precision Dose License Agreement, earned by Precision Dose as a result of sales of the products. The license fee is payable monthly for the term of the Precision Dose License Agreement. The milestone payments will be paid in six installments. The first installment was paid upon execution of the License Agreement. The remaining installments are to be paid upon FDA approval and initial shipment of the products to Precision Dose. The term of the License Agreement is 15 years and may be extended for 3 successive terms, each of 5 years.

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Manufacturing and License Agreement with Epic Pharma LLC

On October 2, 2013, Elite executed the Epic Pharma Manufacturing and License Agreement. This agreement granted Epic Pharma certain rights to manufacture, market and sell in the United States and Puerto Rico the 12 approved ANDAs acquired by Elite pursuant to the Mikah Purchase Agreement. Of the 12 approved ANDAs, Epic Pharma will have the exclusive right to market six products as listed in Schedule A of the Epic Pharma Manufacturing and License Agreement, and a non-exclusive right to market six products as listed in Schedule D of the Epic Pharma Manufacturing and License Agreement. Epic Pharma is responsible for all regulatory and pharmacovigilance matters related to the products and for all costs related to the site transfer for all products. Pursuant to the Epic Pharma Manufacturing and License Agreement, Elite will receive a license fee and milestone payments. The license fee will be computed as a percentage of the gross profit, as defined in the Epic Pharma Manufacturing and License Agreement, earned by Epic Pharma a result of sales of the products. The manufacturing cost used for the calculation of the license fee is a predetermined amount per unit plus the cost of the drug substance (API) and the sales cost for the calculation is predetermined based on net sales. If Elite manufactures any product for sale by Epic Pharma, then Epic Pharma shall pay to Elite that same predetermined manufacturing cost per unit plus the cost of the API. The license fee is payable monthly for the term of the Epic Pharma Manufacturing and License Agreement. Epic Pharma shall pay to Elite certain milestone payments as defined by the Epic Pharma Manufacturing and License Agreement. The first milestone payment of $600,000 has been paid. Subsequent milestone payments are due upon the filing of each product’s supplement with the FDA, and the FDA approval of site transfer for each product as specifically itemized in the Epic Pharma Manufacturing and License Agreement. The filing of the supplement with the FDA for Isradipine 2.5mg and Isradipine 5mg was made on March 24, 2014 and accordingly a milestone of $200,000 has been earned and is due and owing from Epic Pharma to Elite. The term of the Epic Pharma Manufacturing and License Agreement is five years and may be extended for an additional five years upon mutual agreement of the parties. Twelve months following the launch of a product covered by the Epic Pharma Manufacturing and License Agreement, Elite may terminate the marketing rights for any product if the license fee paid by Epic Pharma falls below a designated amount for a six month period of that product. Elite may also terminate the exclusive marketing rights if Epic Pharma is unable to meet the annual unit volume forecast for a designated product group for any year, subject to the ability of Epic Pharma, during the succeeding six month period, to achieve at least one-half of the prior year’s minimum annual unit forecast. The Epic Pharma Manufacturing and License Agreement may be terminated by mutual agreement of Elite and Epic Pharma, as a result of a breach by either party that is not cured within 60 days notice of the breach, or by Elite as a result of Epic Pharma becoming a party to a bankruptcy, reorganization or other insolvency proceeding that continues for a period of 30 days or more.

Research and Development

Elite is actively involved in research and development activities, particularly in relation to the development of a line of abuse deterrent opioid products. We incurred total costs of $975,250 during the fiscal year ended March 31, 2013 (“Fiscal 2013”) and $1,735,689 during the fiscal year ended March 31, 2012 (“Fiscal 2012”) in relation to research and development activities. It is, however, our general policy, for competitive reasons, and because disclosure of certain information might suggest the occurrence of future matters or events that may not occur, not to disclose specific products in our development pipeline or the status of such product development activities until a product reaches a stage that we determine, in our discretion, to be appropriate for disclosure.

Commercial Products

Phentermine 37.5mg, Phentermine 15mg and Phentermine 30mg

The first shipment of Phentermine 37.5 mg to TAGI was made in April 2011, with such initial shipment triggering a milestone payment under the Precision Dose License Agreement. The first shipments of Phentermine 15mg and Phentermine 30mg were made in April 2013, with such initial shipments triggering a milestone payment under the Precision Dose License Agreement, with such milestone payments being made. All three products are now commercial products being manufactured by Elite and distributed by TAGI under the Precision Dose License Agreement.

Lodrane D® Immediate Release capsules

On September 27, 2011, the Company, along with ECR Pharmaceuticals (“ECR”), a wholly owned subsidiary of Hi-Tech Pharmacal (“Hi-Tech”) launched Lodrane D®, an immediate release formulation of brompheniramine maleate and pseudoephedrine HCl, an effective, low-sedating antihistamine combined with a decongestant.

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Lodrane D® is promoted and distributed in the U.S. by ECR, Hi-Tech’s branded division. Lodrane D® is available over-the-counter but also has physician promotion. Lodrane D® is the one of the only adult brompheniramine containing products available to the consumer at this time.

Lodrane D® is marketed under the Over-the-Counter Monograph (the “OTC Monograph”) and accordingly, under the Code of Federal Regulations can be lawfully marketed in the US without prior approval. Under the Federal Food Drug and Cosmetic Act (“FDCA”), FDA regulations and statements of FDA policy, certain drug products are permitted to be marketed in the U.S. without prior approval. Within the past few years, the FDA has revised its enforcement policies, significantly limiting the circumstances under which these unapproved products may be marketed. If the FDA determines that a company is distributing an unapproved product that requires approval, the FDA may take enforcement action in a variety of ways, including, without limitation, product seizures and seeking a judicial injunction against distribution.

Elite is manufacturing the product for ECR and will receive revenues for the manufacturing, packaging and laboratory stability study services for the product, as well as royalties on sales.

Methadone 10mg tablets

On January 17, 2012, Elite commenced shipping Methadone 10mg tablets to Ascend Laboratories, LLC. (“Ascend”) pursuant to a commercial manufacturing and supply agreement dated June 23, 2011 between Elite and Ascend (the “Methadone Manufacturing and Supply Agreement”). Under the terms of the Methadone Manufacturing and Supply Agreement, Elite performs manufacturing and packaging of Methadone 10mg for Ascend.

Hydromorphone 8mg tablets

The first shipment of Hydromorphone 8mg to TAGI was made in March 2012, with such initial shipment triggering a milestone payment under the Precision Dose License Agreement. This product is now a commercial product being manufactured by Elite and distributed by TAGI under the Precision Dose License Agreement.

Phendimetrazine Tartrate 35 mg tablets

On November 13, 2012, the Company made the initial shipment of Phendimetrazine tartrate 35mg tablets, the generic equivalent of Bontril PDM® 35mg tablets under a previously announced manufacturing and supply agreement with Mikah Pharma (“Mikah”). Subsequently, Elite acquired the ANDA for Phendimetrazine 35mg as part of the Mikah 13 ANDA Acquisition. This product is now a commercial product being manufactured by Elite and distributed by Epic on a non-exclusive basis, and by Elite.

Naltrexone 50mg tablets

The first shipment of Hydromorphone 8mg to TAGI was made in September 2013, with such initial shipment triggering a milestone payment under the Precision Dose License Agreement. This product is now a commercial product being manufactured by Elite and distributed by TAGI under the Precision Dose License Agreement.

Approved Products

Elite is the owner of the following approved Abbreviated New Drug Applications:

•	Phentermine 37.5mg
•	Hydromorphone 8mg
•	Naltrexone 50mg
•	Phentermine 15mg
•	Phentermine 30mg

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•	Phendimetrazine 35mg
•	Isradipine 2.5mg tablets and Isradipine 5mg tablets (“Isradipine tablets”)
•	10 undisclosed ANDAs acquired as part of the Mikah 13 ANDA Acquisition

Phentermine HCl 37.5mg tablets

The ANDA for Phentermine 37.5mg was acquired pursuant to an asset purchase agreement with Epic Pharma LLC (“Epic”) dated September 10, 2010 (the “Phentermine Purchase Agreement”).

Hydromorphone HCl 8mg tablets

The ANDA for Hydromorphone 8mg was acquired pursuant to an asset purchase agreement with Mikah Pharma LLC (the “Hydromorphone Purchase Agreement”).

Transfer of the manufacturing process of Hydromorphone 8mg to the Northvale Facility, a prerequisite of the Company’s commercial launch of the product, was approved by the FDA on January 23, 2012. However, please note that the completion of such transfer had been significantly delayed as a result of the FDA’s reclassification of the Company’s CBE-30 supplement filing to a prior approval supplement filing. As a result of the delays caused by this reclassification, the Company recorded an impairment of the Hydromorphone 8mg ANDA in an amount equal to the entire purchase price of the acquisition. This impairment was recorded and is included in the Company’s audited financial statements as of March 31, 2011.

Naltrexone HCl 50mg tablets

The ANDA for Naltrexone 50mg was acquired pursuant to an asset purchase agreement with Mikah Pharma LLC (the “Naltrexone Purchase Agreement”).

Transfer of the manufacturing process of Naltrexone 50mg to the Northvale Facility, a prerequisite of the Company’s commercial launch of the product, was approved and initial shipment of Naltrexone 50mg was made in September 2013. However, please note that the completion of such transfer had been significantly delayed as a result of the FDA’s reclassification of the Company’s CBE-30 supplement filing to a prior approval supplement filing. As a result of the delays caused by this reclassification, the Company recorded an impairment of the Naltrexone 50mg ANDA in an amount equal to the entire purchase price of the acquisition. This impairment was recorded and is included in the Company’s audited financial statements as of March 31, 2011.

Phentermine 15mg and Phentermine 30mg

Elite received approval as of September 28, 2012 from the FDA for Phentermine 15mg and Phentermine 30mg. These products were developed by Elite. The commercial launch of Phentermine 15mg and Phentermine 30mg had been delayed due to the sole supplier of the API approved for these products restricting the amount of such API available to Elite. We resolved this issue and the Phentermine 15mg and Phentermine 30mg products were launched in April 2013. The resolution of this issue related to the supply of API, however, required us to pay substantially higher prices than previously paid for the Phentermine API in order to launch the products in April 2013, while seeking approval from the FDA of an alternate supplier of the API. Approval by the FDA of the alternate supplier was received in January 2014, resulting in lower prices and a sufficient supply of materials.

Phendimetrazine 35mg

The ANDA for Phendimetrazine 35mg was acquired by Elite as part of the Mikah 13 ANDA Acquisition. The Northvale Facility was already an approved manufacturing site for this product as of the date of the Mikah Purchase Agreement. Prior to the acquisition of this ANDA, Elite had been manufacturing this product on a contract basis pursuant to a manufacturing and supply agreement with Mikah Pharma, dated June 1, 2011 (please see below for details).

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Contract Manufacturing of Isradipine and Phendimetrazine

On June 1, 2011, Elite executed a Manufacturing and Supply Agreement (the “Isradipine/ Phendimetrazine Agreement”) with Mikah Pharma, LLC (“Mikah”) to undertake and perform certain services relating to two generic products: Isradipine Capsules USP, 2.5 mg and 5 mg (“Isradipine”) and Phendimetrazine Tartrate Tablets USP, 35 mg (“Phendimetrazine”), including (a) developing and preparing the documentation required for the transfer of the manufacturing process to Elite’s facility and the appropriate regulatory filing for the ANDA, and (b) manufacturing finished dosage forms appropriate for commercial sale, marketing and distribution in the United States, its territories, possessions, and commonwealths in accordance with the requirements of the Isradipine/ Phendimetrazine Agreement; Elite is required to perform, at its sole cost and expense, all Technology Transfer, validation and qualification services (including: equipment, methods and facility qualification), validation and stability services required by Applicable Laws to commence manufacturing Isradipine and Phendimetrazine for commercial sale by Mikah or its designees in accordance with the terms of the Isradipine/ Phendimetrazine Agreement. During the term of the Isradipine/ Phendimetrazine Agreement and subject to the provisions therein, Mikah is required to purchase from Elite and Elite agrees to manufacture and supply solely and exclusively to Mikah, such Isradipine and Phendimetrazine as Mikah may order from time to time pursuant to the Isradipine/ Phendimetrazine Agreement. Mikah will compensate Elite at an agreed upon transfer price for the manufacturing and packaging of Isradipine and Phendimetrazine. For the Isradipine product, Elite will also receive a 10% royalty on net profits of the finished Product. The payment is to be calculated and paid quarterly. Elite will also receive a onetime milestone payment for each Product for the work associated with the Technology transfer. The milestone payment shall be made upon the successful manufacturing and testing of the exhibit batch. The Isradipine/ Phendimetrazine Agreement has a term of five years and automatically renews for additional periods of one year unless Mikah provides written notice of termination to Elite at least six months prior to the expiration of the Term or any Renewal Term.

On November 13, 2012, the Company made the initial shipment of Phendimetrazine tartrate 35mg tablets, the generic equivalent of Bontril PDM® 35mg tablets under a previously announced manufacturing and supply agreement with Mikah Pharma (“Mikah”).

Bontril PDM® and its generic equivalents had total U.S. sales of approximately $3.5 million for the twelve months ended September 2012, based on IMS Health Data. The Company will be compensated at an agreed upon price for the manufacturing and packaging of this product.

On August 1, 2013, Elite executed the Mikah Purchase Agreement in relation to the Mikah 13 ANDA Acquisition, with such transaction including the transfer of ANDAs for Phendimetrazine 35mg and Isradipine 2.5mg and 5mg. In addition, the principal owner of Mikah, Mr. Nasrat Hakim, assumed the position of Elite’s Chief Executive Officer and President on August 2, 2013. Accordingly, the Mikah Purchase Agreement has been terminated by mutual consent of the parties thereto.

Development and License Agreement with Hong Kong based company

On March 16, 2012, Elite executed a Development and License Agreement (“D&L Agreement”) with a private Hong Kong-based company (the “Hong Kong-based Customer”) for Elite to develop for the Hong Kong-based Customer a branded prescription pharmaceutical product in the United States. The Hong Kong-based Customer has informed us that it has been in business for more than five years and it has multiple FDA approved manufacturing sites outside of the United States.

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Pursuant to the D&L Agreement, the Hong Kong-based Customer has engaged Elite to develop and manufacture a prescription pharmaceutical product (the “Prescription Product”). Elite agrees to be the Preferred Manufacturer and supplier of the Prescription Product pursuant to the D&L Agreement and perform maintenance activities such as stability or annual report filings for the Prescription Product. The Hong Kong-based Customer, or its designees, shall prepare all applications necessary to obtain any Prescription Product registration and permits required to file the Prescription Product in the Territories required to market the Prescription Product. All Registrations shall be solely owned by the Hong Kong-based Customer including any NDA filed with the FDA for the Prescription Product. Elite shall provide the Hong Kong-based Customer with all pharmaceutical, technical, and clinical data and information in support of the NDA application by the Hong Kong-based Customer for the approval of the Prescription Product. In consideration of Elite’s performance in accordance with the terms and conditions of the D&L Agreement, the Hong Kong-based Customer shall pay Elite milestone for the Development Program and shall pay Elite for the manufacturing of the Prescription Product. Maintenance activities will be paid separately on a quarterly basis.

The Hong Kong-based Customer shall own and market the Prescription Product under its own Trademark. The term of this D&L Agreement shall be effective from the date consummated and shall continue for a five (5) year term after the commercial launch of the Prescription Product. Upon the expiration of the initial term or any renewal term, this D&L Agreement will automatically renew for an additional one (1) year term, unless one Party gives at least six (6) months notice in writing in advance of its intent not to renew.

Discontinued Products - Lodrane 24® and Lodrane 24D®

On March 3, 2011, the FDA announced its intention to remove approximately 500 cough/cold and allergy related products from the U.S. market. The once daily allergy products manufactured by Elite, Lodrane 24® and Lodrane 24D® (the “Lodrane® Extended Release Products”), were included in the FDA list of 500 products. After this announcement by the FDA, the Company’s customer for the Lodrane® Extended Release Products cancelled all outstanding orders and manufacturing of the Lodrane® Extended Release Products has ceased. The shipments made during the quarter ended June 30, 2011 consisted solely of quantities that were in production at the time ECR cancelled all outstanding orders. There were no shipments of the Lodrane Extended Release Products subsequent to those that were made during the quarter ended June 30, 2011.

ECR (the owner and marketer of the Lodrane® Extended Release Products) initiated a formal approval process with the FDA in 2010 regarding the Lodrane® Extended Release Products and issued a press release on March 3, 2011 stating that they will continue to actively pursue approval for the Lodrane® Extended Release Products. In addition, on April 29, 2011, ECR filed a Petition for Review with the United States Court of Appeals for the District of Columbia, petitioning such court to review and set aside the final order of the FDA with relation to the Lodrane® Extended Release Products. The Company has received no further information from ECR with regards to the status of the Petition filed.

The Lodrane® Extended Release Products were co-developed with our partner, ECR, and the Company was receiving revenues from the manufacture of the Lodrane® Products and laboratory stability study services, as well as royalties on in-market sales. Contracts relating to the manufacture and sale of the Lodrane® Extended Release Products were formally terminated on April 26, 2013.

During the three months ended June 30, 2011, Elite made its final shipments of the Lodrane® Extended Release Products. In addition, the Company sold to ECR, at cost without markup, all raw materials related to the manufacture of the Lodrane® Extended Release Products which remained in stock subsequent to the final shipment of the Lodrane® Extended Release Products. As manufacturing of the Lodrane® Extended Release Products has ceased, there will be no further manufacturing revenues derived from the Lodrane® Extended Release Products unless and until such products receive the necessary approvals from the FDA.

Please note that there can be no assurances that such approvals will be granted or that future manufacturing revenues will be earned by the Company from the manufacture of the Lodrane® Extended Release Products, should such approvals be granted by the FDA. Furthermore, the Company has been advised that ECR has decided not to proceed with the development of the extended release formulations marketed under the Lodrane® brand. The Company also has no plans currently to proceed with the development of an extended release brompheniramine/pseudoephedrine product. Notwithstanding the foregoing, Elite may proceed with the development of these formulations and may seek partners in conjunction with such activities, but there can be no assurances that the Company will pursue the development of these formulations, or that such development activities, if pursued, will result in approvals from the FDA. Please also note that the Company does not have ownership of the Lodrane® brand name, and that if any products containing the formulations associated with the Lodrane® brand name are approved and marketed, such would be done under a different brand name.

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While Elite’s manufacturing of the Lodrane® Extended Release Products has ceased, the sale of such products in the US market was still permitted by the FDA until August 30, 2011. The Company earned royalties on any in-market sales that occurred up to that date.

Contract laboratory services for the Lodrane® Extended Products will continue, on a residual basis, as such services consist of stability studies that must be performed over certain defined time periods. These revenues are expected to be significantly less than laboratory service revenues earned in periods prior to the removal of the Extended Release Lodrane products from the market and eventually ending.

Products Under Development

It is our general policy not to disclose products in our development pipeline or the status of such products until a product reaches a stage that we determine, for competitive reasons, in our discretion, to be appropriate for disclosure and because the disclosure of such information might suggest the occurrence of future matters or events that may not occur.

Abuse Resistant and Sustained Release Opioids

The abuse resistant opioid products utilize our patented abuse-deterrent technology that is based on a pharmacological approach. These products are combinations of a narcotic agonist formulation intended for use in patients with moderate to severe pain, and an antagonist, formulated to deter abuse of the drug.  Both, agonist and antagonist, have been on the market for a number of years and sold separately in various dose strengths.  Elite has filed INDs for the first two abuse resistant products under development and has tested products in various pharmacokinetic studies.  Elite expects to continue to develop multiple abuse resistant products. Products utilizing the pharmacological approach to deter abuse such as Suboxone®, a product marketed in the United States by Reckitt Benckiser Pharmaceuticals, Inc., and Embeda®, a product marketed in the United States by Pfizer, Inc., have been approved by the FDA and are being marketed in the United States.

Elite has developed, and retains the rights to these abuse resistant and sustained release opioid products.  Elite may license these products at a later date to a third party who could provide funding for the remaining clinical studies and who could provide sales and distribution for the product. The drug delivery technology development underlying the sustained release products was initiated under a joint venture with Elan which terminated in 2002.

According to the Elan Termination Agreement, Elite acquired all proprietary, development and commercial rights for the worldwide markets for the products developed by the joint venture, including the sustained release opioid products. Upon licensing or commercialization of a once daily oxycodone product, Elite will pay a royalty to Elan pursuant to the Termination Agreement.  If Elite were to sell the product itself, Elite will pay a 1% royalty to Elan based on the product’s net sales, and if Elite enters into an agreement with another party to sell the product, Elite will pay a 9% royalty to Elan based on Elite’s net revenues from this product. (Elite’s net product revenues would include license fees, royalties, manufacturing profits and milestones) Elite is allowed to recoup all development costs including research, process development, analytical development, clinical development and regulatory costs before payment of any royalties to Elan.

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Novel Labs Investment

At the end of 2006, Elite entered into a joint venture with VGS Pharma, LLC (“VGS”) and created Novel Laboratories, Inc. (“Novel”), a privately-held company specializing in pharmaceutical research, development, manufacturing, licensing, acquisition and marketing of specialty generic pharmaceuticals. Novel's business strategy is to focus on its core strength in identifying and timely executing niche business opportunities in the generic pharmaceutical area. Elite owns less than 10% of the outstanding shares of Class A Voting Common Stock of Novel. To date, Elite has received no distributions or dividends from this investment.

Patents

Since our incorporation, we have secured six United States patents of which two have been assigned for a fee to another pharmaceutical company. Elite’s patents are:

PATENT	EXPIRATION DATE
U.S. patent 5,837,284 (assigned to Celgene Corporation)	November 2018
U.S. patent 6,620,439	October 2020
U.S. patent 6,635,284 (assigned to Celgene Corporation)	March 2018
U.S. patent 6,926,909	April 2023
U.S. patent 8,182,836	April 2024
U.S. patent 8,425,933	April 2024
U.S. patent 8,703,186	April 2024
Canadian patent 2,521,655	April 2024

We also have pending applications for two additional U.S. patents and three foreign patents. We intend to apply for patents for other products in the future; however, there can be no assurance that any of the pending applications or other applications which we may file will be granted. We have also filed corresponding foreign applications for key patents.

Prior to the enactment in the United States of new laws adopting certain changes mandated by the General Agreement on Tariffs and Trade (“GATT”), the exclusive rights afforded by a U.S. Patent were for a period of 17 years measured from the date of grant. Under GAAT, the term of any U.S. Patent granted on an application filed subsequent to June 8, 1995 terminates 20 years from the date on which the patent application was filed in the United States or the first priority date, whichever occurs first. Future patents granted on an application filed before June 8, 1995, will have a term that terminates 20 years from such date, or 17 years from the date of grant, whichever date is later.

Under the Drug Price Competition Act, a U.S. product patent or use patent may be extended for up to five years under certain circumstances to compensate the patent holder for the time required for FDA regulatory review of the product. Such benefits under the Drug Price Competition Act are available only to the first approved use of the active ingredient in the drug product and may be applied only to one patent per drug product. There can be no assurance that we will be able to take advantage of this law.

Also, different countries have different procedures for obtaining patents, and patents issued by different countries provide different degrees of protection against the use of a patented invention by others. There can be no assurance, therefore, that the issuance to us in one country of a patent covering an invention will be followed by the issuance in other countries of patents covering the same invention, or that any judicial interpretation of the validity, enforceability, or scope of the claims in a patent issued in one country will be similar to the judicial interpretation given to a corresponding patent issued in another country. Furthermore, even if our patents are determined to be valid, enforceable, and broad in scope, there can be no assurance that competitors will not be able to design around such patents and compete with us using the resulting alternative technology.

We also rely upon unpatented proprietary and trade secret technology that we seek to protect, in part, by confidentiality agreements with our collaborative partners, employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors. There can be no assurance that these agreements provide meaningful protection or that they will not be breached, that we will have adequate remedies for any such breach, or that our trade secrets, proprietary know-how, and technological advances will not otherwise become known to others. In addition, there can be no assurance that, despite precautions taken by us, others have not and will not obtain access to our proprietary technology.

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Trademarks

We currently plan to license our products to other entities engaged in the marketing of pharmaceuticals and not to sell under our own brand name and so we do not currently intend to register any trademarks related to our products.

Government Regulation and Approval

The design, development and marketing of pharmaceutical compounds, on which our success depends, are intensely regulated by governmental regulatory agencies, in particular the FDA. Non-compliance with applicable requirements can result in fines and other judicially imposed sanctions, including product seizures, injunction actions and criminal prosecution based on products or manufacturing practices that violate statutory requirements. In addition, administrative remedies can involve voluntary withdrawal of products, as well as the refusal of the FDA to approve ANDAs and NDAs. The FDA also has the authority to withdraw approval of drugs in accordance with statutory due process procedures.

Before a drug may be marketed, it must be approved by the FDA either by an NDA or an ANDA, each of which is discussed below.

Please note that, as discussed in “Discontinued Products” above, in March 2011, the FDA announced its intention to remove approximately 500 cough/cold and allergy related products from the U.S. market, with such list of 500 products including the Lodrane Extended Release Products. After this announcement by the FDA, the Company’s customer for the Lodrane Products cancelled all outstanding orders and manufacturing of the Lodrane Products has ceased. This cancellation of outstanding orders and the cessation of manufacturing of Lodrane Products has had a material adverse effect on revenues for periods beginning subsequent to March 31, 2011.

Lodrane D® which is an immediate release product that is different from the Lodrane Products that were included in the list of products removed from the market by the FDA, is marketed under the Over-the-Counter Monograph (the “OTC Monograph”) and accordingly, under the Code of Federal Regulations can be lawfully marketed in the U.S. without prior approval. Under the Federal Food Drug and Cosmetic Act (“FDCA”), FDA regulations and statements of FDA policy, certain drug products are permitted to be marketed in the U.S. without prior approval. Within the past few years, the FDA has revised its enforcement policies, significantly limiting the circumstances under which these unapproved products may be marketed. If the FDA determines that a company is distributing an unapproved product that requires approval, the FDA may take enforcement action in a variety of ways, including, without limitation, product seizures and seeking a judicial injunction against distribution.

NDAs and NDAs under Section 505(b) of the Drug Price Competition Act

The FDA approval procedure for an NDA is generally a two-step process. During the Initial Product Development stage, an investigational new drug application (“IND”) for each product is filed with the FDA. A 30-day waiting period after the filing of each IND is required by the FDA prior to the commencement of initial clinical testing. If the FDA does not comment on or question the IND within such 30-day period, initial clinical studies may begin. If, however, the FDA has comments or questions, they must be answered to the satisfaction of the FDA before initial clinical testing may begin. In some instances this process could result in substantial delay and expense. Initial clinical studies generally constitute Phase I of the NDA process and are conducted to demonstrate the product tolerance/safety and pharmacokinetic in healthy subjects.

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After Phase I testing, extensive efficacy and safety studies in patients must be conducted. After completion of the required clinical testing, an NDA is filed, and its approval, which is required for marketing in the United States, involves an extensive review process by the FDA. The NDA itself is a complicated and detailed application and must include the results of extensive clinical and other testing, the cost of which is substantial. However, the NDA filings contemplated by us, which are already marketed drugs, would be made under Sections 505 (b)(1) or 505 (b)(2) of the Drug Price Competition Act, which do not require certain studies that would otherwise be necessary; accordingly, the development timetable should be shorter. While the FDA is required to review applications within a certain timeframe, during the review process, the FDA frequently requests that additional information be submitted. The effect of such request and subsequent submission can significantly extend the time for the NDA review process. Until an NDA is actually approved, there can be no assurance that the information requested and submitted will be considered adequate by the FDA to justify approval. The packaging and labeling of our developed products are also subject to FDA regulation. It is impossible to anticipate the amount of time that will be needed to obtain FDA approval to market any product.

Whether or not FDA approval has been obtained, approval of the product by comparable regulatory authorities in any foreign country must be obtained prior to the commencement of marketing of the product in that country. We intend to conduct all marketing in territories other than the United States through other pharmaceutical companies based in those countries. The approval procedure varies from country to country, can involve additional testing, and the time required may differ from that required for FDA approval. Although there are some procedures for unified filings for certain European countries, in general each country has its own procedures and requirements, many of which are time consuming and expensive. Thus, there can be substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities after the relevant applications are filed. After such approvals are obtained, further delays may be encountered before the products become commercially available.

ANDAs

The FDA approval procedure for an ANDA differs from the procedure for a NDA in that the FDA waives the requirement of conducting complete clinical studies, although it normally requires bioavailability and/or bioequivalence studies. “Bioavailability” indicates the rate and extent of absorption and levels of concentration of a drug product in the blood stream needed to produce a therapeutic effect. “Bioequivalence” compares the bioavailability of one drug product with another, and when established, indicates that the rate of absorption and levels of concentration of the active drug substance in the body are equivalent for the generic drug and the previously approved drug. An ANDA may be submitted for a drug on the basis that it is the equivalent of a previously approved drug or, in the case of a new dosage form, is suitable for use for the indications specified.

The timing of final FDA approval of an ANDA depends on a variety of factors, including whether the applicant challenges any listed patents for the drug and whether the brand-name manufacturer is entitled to one or more statutory exclusivity periods, during which the FDA may be prohibited from accepting applications for, or approving, generic products. In certain circumstances, a regulatory exclusivity period can extend beyond the life of a patent, and thus block ANDAs from being approved on the patent expiration date.

In May 1992, Congress enacted the Generic Drug Enforcement Act of 1992, which allows the FDA to impose debarment and other penalties on individuals and companies that commit certain illegal acts relating to the generic drug approval process. In some situations, the Generic Drug Enforcement Act requires the FDA to not accept or review ANDAs for a period of time from a company or an individual that has committed certain violations. It also provides for temporary denial of approval of applications during the investigation of certain violations that could lead to debarment and also, in more limited circumstances, provides for the suspension of the marketing of approved drugs by the affected company. Lastly, the Generic Drug Enforcement Act allows for civil penalties and withdrawal of previously approved applications. Neither we nor any of our employees have ever been subject to debarment. We do not believe that we receive any services from any debarred person.

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Controlled Substances

We are also subject to federal, state, and local laws of general applicability, such as laws relating to working conditions. We are also licensed by, registered with, and subject to periodic inspection and regulation by the Drug Enforcement Agency (“DEA”) and New Jersey state agencies, pursuant to federal and state legislation relating to drugs and narcotics. Certain drugs that we currently develop or may develop in the future may be subject to regulations under the Controlled Substances Act and related statutes. As we manufacture such products, we may become subject to the Prescription Drug Marketing Act, which regulates wholesale distributors of prescription drugs.

cGMP

All facilities and manufacturing techniques used for the manufacture of products for clinical use or for sale must be operated in conformity with cGMP regulations issued by the FDA. We engage in manufacturing on a commercial basis for distribution of products, and operate our facilities in accordance with cGMP regulations. If we hire another company to perform contract manufacturing for us, we must ensure that our contractor’s facilities conform to cGMP regulations.

Compliance with Environmental Laws

We are subject to comprehensive federal, state and local environmental laws and regulations that govern, among other things, air polluting emissions, waste water discharges, solid and hazardous waste disposal, and the remediation of contamination associated with current or past generation handling and disposal activities, including the past practices of corporations as to which we are the legal successor or in possession. We do not expect that compliance with such environmental laws will have a material effect on our capital expenditures, earnings or competitive position in the foreseeable future. There can be no assurance, however, that future changes in environmental laws or regulations, administrative actions or enforcement actions, or remediation obligations arising under environmental laws will not have a material adverse effect on our capital expenditures, earnings or competitive position.

Competition

We have competition with respect to our two principal areas of operation. We develop and manufacture generic products and products using controlled-release drug technology , and we develop and market (either on our own or by license to other companies) generic and proprietary controlled-release pharmaceutical products. In both areas, our competition consists of those companies which develop controlled-release drugs and alternative drug delivery systems. We do not represent a significant presence in the pharmaceutical industry.

An increasing number of pharmaceutical companies have become interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Many of these companies have greater financial and other resources as well as more experience than we do in commercializing pharmaceutical products. Certain companies have a track record of success in developing controlled-release drugs. Significant among these are Pfizer, Sandoz (a Novartis company), Durect Corporation, Mylan Laboratories, Inc., Par Pharmaceuticals, Inc., Alkermes, Inc., Teva Pharmaceuticals Industries Ltd., Actavis Impax Laboratories, Inc., and Actavis. Each of these companies has developed expertise in certain types of drug delivery systems, although such expertise does not carry over to developing a controlled-release version of all drugs. Such companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than we can. In addition, almost all of our competitors have vastly greater resources than we do. While our product development capabilities and, if obtained, patent protection may help us to maintain our market position in the field of advanced drug delivery, there can be no assurance that others will not be able to develop such capabilities or alternative technologies outside the scope of our patents, if any, or that even if patent protection is obtained, such patents will not be successfully challenged in the future.

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In addition to competitors that are developing products based on drug delivery technologies, there are also companies that have announced that they are developing opioid abuse-deterrent products that might compete directly or indirectly with Elite’s products. These include, but are not limited to Pfizer Inc., Pain Therapeutics (which has an agreement with Durect Corporation and Pfizer Inc.), Collegium Pharmaceuticals, Inc., Purdue Pharma LP, and Acura Pharmaceuticals, Inc.

We also face competition in the generic pharmaceutical market. The principal competitive factors in the generic pharmaceutical market include: (i) introduction of other generic drug manufacturers’ products in direct competition with our products under development, (ii) introduction of authorized generic products in direct competition with any of our products under development, particularly if such products are approved and sold during exclusivity periods, (iii) consolidation among distribution outlets through mergers and acquisitions and the formation of buying groups, (iv) ability of generic competitors to quickly enter the market after the expiration of patents or exclusivity periods, diminishing the amount and duration of significant profits, (v) the willingness of generic drug customers, including wholesale and retail customers, to switch among pharmaceutical manufacturers, (vi) pricing pressures and product deletions by competitors, (vii) a company’s reputation as a manufacturer and distributor of quality products, (viii) a company’s level of service (including maintaining sufficient inventory levels for timely deliveries), (ix) product appearance and labeling and (x) a company’s breadth of product offerings.

Sources and Availability of Raw Materials; Manufacturing

A significant portion of our raw materials may be available only from foreign sources. Foreign sources can be subject to the special risks of doing business abroad, including:

•	greater possibility for disruption due to transportation or communication problems;
•	the relative instability of some foreign governments and economies;
•	interim price volatility based on labor unrest, materials or equipment shortages, export duties, restrictions on the transfer of funds, or fluctuations in currency exchange rates; and
•	uncertainty regarding recourse to a dependable legal system for the enforcement of contracts and other rights.

Please see the Risk Factor entitled “We are dependent on a small number of suppliers for our raw materials and any delay or unavailability of raw materials can materially adversely affect our ability to produce products”.

While we currently obtain the raw materials that we need from over 20 suppliers, some materials used in our products are currently available from only one supplier or a limited number of suppliers. The FDA requires identification of raw material suppliers in applications for approval of drug products. If raw materials were unavailable from a specified supplier, FDA approval of a new supplier could delay the manufacture of the drug involved.

In this regard, the commercial launch of Phentermine 15mg and Phentermine 30mg was delayed due to the sole supplier of the API approved for these products restricting the amount of such API available to Elite. The API supplier required us to pay substantially higher prices than previously paid for the Phentermine API while we sought approval from the FDA of an alternate supplier of the API. Such approval was recently received, resulting in lower prices and a sufficient supply of materials. Please see “Approved Products; Phentermine 15mg and Phentermine 30mg “ above.

We have acquired pharmaceutical manufacturing equipment for manufacturing our products. We have registered our facilities with the FDA and the DEA.

Dependence on One or a Few Major Customers

Each year we have had one or a few customers that have accounted for a large percentage of our limited revenues therefore the termination of a contract with a customer may result in the loss of substantially all of our revenues. We are constantly working to develop new relationships with existing or new customers, but despite these efforts we may not, at the time that any of our current contracts expire, have other contracts in place generating similar or material revenue. We have agreements with Epic, ECR, Precision Dose and TPN for the sales and distribution of products that we manufacture. We receive revenues to manufacture these products and also receive a profit split or royalties based on in-market sales of the products.

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In April 2011, we ceased production of the Lodrane Extended Release Products, which are the subject of the agreements with ECR, pursuant to the FDA’s announcement of its intention to remove approximately 500 cough/cold and allergy related products from the US market, including the Lodrane Extended Release Products. While the announcement by the FDA had a minimal effect on the Company’s results for Fiscal 2011, the Lodrane Extended Release Products for which production has ceased were responsible for 97% of the Company’s revenues. The announcement by the FDA accordingly has a material adverse effect on the Company’s revenues for periods beginning after March 31, 2011.

Employees

As of the date of this Prospectus, we had 35 full time employees. Full-time employees are engaged in operations, administration, research and development. None of our employees is represented by a labor union and we have never experienced a work stoppage. We believe our relationship with our employees to be good. However, our ability to achieve our financial and operational objectives depends in large part upon our continuing ability to attract, integrate, retain and motivate highly qualified personnel, and upon the continued service of our senior management and key personnel.

PROPERTY

We own a facility located at 165 Ludlow Avenue, Northvale, New Jersey (“165 Ludlow”) which contains approximately 15,000 square feet of floor space. This real property and the improvements thereon are encumbered by a mortgage in favor of the New Jersey Economic Development Authority (“NJEDA”) as security for a loan through tax-exempt bonds from the NJEDA to Elite. The mortgage contains certain customary provisions including, without limitation, the right of NJEDA to foreclose upon a default by Elite. The NJEDA has declared the payment of this bond to be in default. We are currently using the Facility as a laboratory, manufacturing, storage and office space.

We entered into a lease for a portion of a one-story warehouse, located at 135 Ludlow Avenue, Northvale, New Jersey (“135 Ludlow”), consisting of approximately 15,000 square feet of floor space. The lease term began on July 1, 2010. The lease includes an initial term of 5 years and 6 months and we have the option to renew the lease for two additional terms, each of 5 years. The property related to this lease will be used for the storage of pharmaceutical finished goods, raw materials, equipment and documents as well as engaging in manufacturing, packaging and distribution activities. This property requires significant construction and qualification as a prerequisite to achieving suitability for such intended future use. Approximately 3,500 square feet of this property was constructed and qualified as suitable for use for storage of pharmaceutical finished goods, raw materials, equipment and documents and was placed into service on or before the expiration of the lease for the warehouse at 80 Oak Street, as noted below. Construction and qualification as suitable for manufacturing, packaging and distribution operations are expected to be achieved within two years from the beginning of the lease term. These are estimates based on current project plans, which are subject to change. There can be no assurance that the construction and qualification will be accomplished during the estimated time frames, or that the property located at 135 Ludlow Avenue, Northvale, New Jersey will ever achieve qualification for intended future utilization.

165 Ludlow and 135 Ludlow are hereinafter referred to as the “Facilities”.

Properties used in our operation are considered suitable for the purposes for which they are used, at the time they are placed into service, and are believed adequate to meet our needs for the reasonably foreseeable future.

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LEGAL PROCEEDINGS

In the ordinary course of business we may be subject to litigation from time to time. There is no current, pending or, to our knowledge, threatened litigation or administrative action to which we are a party or of which our property is the subject (including litigation or actions involving our officers, directors, affiliates, or other key personnel, or holders of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such party) which in our opinion has, or is expected to have, a material adverse effect upon our business, prospects financial condition or operations.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

Market Information

Our Common Stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “ELTP”.  The following table shows, for the periods indicated, the high and low bid prices per share of our Common Stock as by OTC Bulletin Board.  Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
Fiscal Year Ending March 31, 2014
March 31, 2014	$0.94	0.14
December 31, 2013	$0.14	0.10
September 30, 2013	$0.16	0.07
June 30, 2013	$0.08	0.07

Fiscal Year Ending March 31, 2013
March 31, 2013	$0.10	0.06
December 31, 2012	$0.12	0.05
September 30, 2012	$0.14	0.10
June 30, 2012	$0.17	0.08

As of April 22, 2014, the last reported sale price of our Common Stock, as reported by the OTCBB, was $0.39.

Holders

As of April 22, 2014, there were, respectively, approximately 119 and 2 holders of record of our Common Stock and Series I Preferred Stock, respectively.

Dividends

We have never paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read with the financial statements and accompanying notes included elsewhere in this Prospectus and the information described under the captions “Business”, “Risk Factors ” and “Special Note Regarding Forward Looking Statements ” above. The following discussion is intended to assist the reader in understanding and evaluating our financial position.

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Critical Accounting Policies and Estimates

Management’s discussion addresses our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgment, including those related to bad debts, intangible assets, income taxes, workers compensation, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its Consolidated Financial Statements. Our most critical accounting policies include the recognition of revenue upon completion of certain phases of projects under research and development contracts. We also assess a need for an allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. We assess the recoverability of inventory, long-lived assets and intangible assets whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. We assess our exposure to current commitments and contingencies. It should be noted that actual results may differ from these estimates under different assumptions or conditions.

Liquidity and Capital Resources

Going concern considerations

As of December 31, 2013, the Company had a working capital deficit of $8.6 million, losses from operations totaling $2.9 million for the nine months then ended, net other expenses totaling $6.9 million for the nine months then ended and a net loss of $9.7 million for the nine months ended December 31, 2013. Please note that the Company’s other income/(expenses) are significantly influenced by the fluctuations in the fair value of outstanding preferred share and warrant derivatives, and that such fair values strongly correlate to and vary inversely with the market share price of the Company’s Common Stock.

The Company does not anticipate being profitable for the fiscal year ending March 31, 2014. In addition, the Company has received Notice of Default from the Trustee of the NJEDA Bonds as a result of the utilization of the debt service reserve being used to pay interest payments as well as the company’s failure to make scheduled principal payments. See “NJEDA Bonds” below.

Lincoln Park Capital

Pursuant to an April 19, 2013 purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”) we had the right to sell to and Lincoln Park was obligated to purchase up to $10 million in shares of the Company’s Common Stock, subject to certain limitations, from time to time, over the 36 month period commencing on May 9, 2013. We raised the entire $10 million from the sale of shares to Lincoln Park pursuant to that agreement. That agreement terminated in March 2014 with the sale of all shares covered by that agreement.

On April 10, 2014, we entered into another Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us up to $40,000,000 of our common stock. Please see “The Lincoln Park Transaction” in “Selling Shareholder” for a description of that agreement.

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Treppel $1,000,000 Bridge Revolving Credit Line

On June 12, 2012 (the “Effective Date”), we entered into a bridge loan agreement (the “Treppel Loan Agreement”) with Jerry Treppel, our Chairman and CEO. Under the terms of the Treppel Loan Agreement, we have the right, in our sole discretion, to a line of credit (the “Treppel Credit Line”) in the maximum principal amount of up to $500,000 at any one time. By amendments, the maximum principal amount was increased to $1,000,000 and the maturity date was amended and extended Mr. Treppel provided the Treppel Credit Line for the purpose of supporting the acceleration of our product development activities. The current term of the Treppel Loan Agreement ends on July 31, 2014, at which time the entire unpaid principal balance plus accrued interest thereon shall be due and payable in full. We may prepay any amounts owed without penalty. Any such prepayments shall first be attributable to interest due and owing and then to principal. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Loan Agreement, we may borrow, repay, and reborrow under the Treppel Credit Line through maturity. Amounts borrowed under the Treppel Credit Line will bear interest at the rate of ten percent (10%) per annum. As of December 31, 2013, the principal balance owed under the Treppel Credit Line was zero with an additional $8,384 in accrued interest being also owed, in accordance with the terms and conditions of the Credit Line.

Hakim $1,000,000 Bridge Revolving Credit Line

On October 15, 2013 (the “Hakim Credit Line Effective Date”), we entered into a bridge loan agreement (the “Hakim Loan Agreement”) with Nasrat Hakim, our President and CEO. Under the terms of the Hakim Loan Agreement, we have the right, in our sole discretion, to a line of credit (“Hakim Credit Line”) in the maximum principal amount of up to $1,000,000 at any one time. Mr. Hakim provided the Credit Line for the purpose of supporting the acceleration of our product development activities. The outstanding amount will be evidenced by a promissory note which shall mature on June 30, 2015, at which time the entire unpaid principal balance plus accrued interest thereon shall be due and payable in full. We may prepay any amounts owed without penalty. Any such prepayments shall first be attributable to interest due and owing and then to principal. Interest only shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Hakim Loan Agreement, we may borrow, repay, and reborrow under the Hakim Credit Line through maturity. Amounts borrowed under the Hakim Credit Line will bear interest at the rate of ten percent (10%) per annum. As of December 31, 2013, the principal balance owed under the Credit Line was $320,150 with an additional $8,384 in accrued interest being also owed, in accordance with the terms and conditions of the Credit Line.

Convertible Note Payable to Mikah Pharma LLC

On August 1, 2013, Elite Laboratories Inc. (“Elite Labs”), a wholly owned subsidiary of the Company, executed an asset purchase agreement (the “Mikah Purchase Agreement”) with Mikah Pharma LLC (“Mikah”), an entity that is wholly owned by Mr. Nasrat Hakim, who, in conjunction with this transaction, was appointed as Elite’s CEO, President and a Director on August 2, 2012, and acquired from Mikah a total of 13 Abbreviated New Drug Applications (“ANDAs”) consisting of 12 ANDAs approved by the FDA and one ANDA under active review with the FDA, and all amendments thereto (the “Acquisition”) for aggregate consideration of $10,000,000, inclusive of imputed interest payable pursuant to a non-interest bearing, secured convertible note due in August 2016 (the “Mikah Note”). Please see “Overview; Commercial Products; Approved Products” above for more information on the Acquisition. The Mikah Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Convertible Preferred Stock.

The Mikah Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Mikah Note was convertible at the option of Mikah into shares of Common Stock at a rate of $0.07 (approximately 14,286 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the asset purchase agreement and Note were executed and/or into shares of the Company’s Series I Convertible Preferred Stock at the rate of 1 share of Series I Preferred Stock for each $100,000 of principal owed on the Mikah Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate. Pursuant to a security agreement (the “Security Agreement”), repayment of the Mikah Note was secured by the ANDAs acquired in the Acquisition.

Please also refer to Note 14 of the unaudited financial statements as and for the nine months ended December 31, 2013 for further details.

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On February 7, 2014, Mikah converted the principal amount of $10,000,000, representing the entire principal balance due under the Mikah Note, into 100 shares of the Company’s Series I Preferred Stock.

Convertible Note Payable to Jerry Treppel

On November 21, 2013, Elite entered into an unsecured convertible note (the “Treppel Note”) with Jerry Treppel (“Treppel”), Elite’s Chairman of the Board, in the amount of $600,000 for the unpaid current principal amount owed pursuant to the Treppel Bridge Loan Agreement (“Treppel Credit Line”). The original Treppel Credit Line agreement was executed on June 12, 2012 and amended on December 5, 2012 and August 2, 2013. The Treppel Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Preferred Stock. The Treppel Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Note was convertible at the option of Treppel on and after the first anniversary of the date of the Note into shares of the Company’s Common Stock at a rate of $0.099 (approximately 10,101 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the Note was executed, and/or into shares of the Company’s Series I Preferred Stock at a rate of 1 share of Series I Preferred Stock for each $141,442.7157 of principal owed on the Treppel Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate.

On February 7, 2014, Treppel converted the principal amount of $600,000, representing the entire principal balance due under the Treppel Note into 4.242 shares of the Company’s Series I Preferred Stock.

Despite having entered into the Treppel Credit Line Agreement, the Hakim Credit Line Agreement and the Lincoln Park Purchase Agreement we still may be required to seek additional capital in the future and there can be no assurances that Elite will be able to obtain such additional capital on favorable terms, if at all.

Based upon our current cash position, management has undertaken a review of our operations and implemented cost-cutting measures in an effort to eliminate any expenses which are not deemed critical to our current strategic objectives. We will continue this process without impeding our ability to proceed with our critical strategic goals, which, as noted above, include developing our pain management and other products and manufacturing our current products.

Cash at December 31, 2013 was approximately $1.1 million, an increase of approximately $1.0 million from the approximately $0.1 million balance of cash at December 31, 2012.

As of December 31, 2013, our principal source of liquidity was approximately $1.1 million of cash. Additionally, we may have access to funds through the exercise of outstanding stock options and warrants and, as mentioned above, from the Lincoln Park Purchase Agreement, the Treppel Credit Line and the Hakim Credit Line. There can be no assurance that any of these sources will generate or provide sufficient cash.

NJEDA Bonds

On August 31, 2005, the Company successfully completed a refinancing of a prior 1999 bond issue through the issuance of new tax-exempt bonds (the “Bonds”). The refinancing involved borrowing $4,155,000, evidenced by a 6.5% Series A Note in the principal amount of $3,660,000 maturing on September 1, 2030 and a 9% Series B Note in the principal amount of $495,000 maturing on September 1, 2012. The net proceeds, after payment of issuance costs, were used (i) to redeem the outstanding tax-exempt Bonds originally issued by the Authority on September 2, 1999, (ii) refinance other equipment financing and (iii) for the purchase of certain equipment to be used in the manufacture of pharmaceutical products. As of March 31, 2013, all of the proceeds were utilized by the Company for such stated purposes.

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Interest is payable semiannually on March 1 and September 1 of each year. The Bonds are collateralized by a first lien on the Company’s facility and equipment acquired with the proceeds of the original and refinanced Bonds. The related Indenture requires the maintenance of a $415,500 Debt Service Reserve Fund consisting of $366,000 from the Series A Notes proceeds and $49,500 from the Series B Notes proceeds. The Debt Service Reserve is maintained in restricted cash accounts that are classified in Other Assets. $1,274,311 of the proceeds had been deposited in a short-term restricted cash account to fund the purchase of manufacturing equipment and development of the Company’s facility.

Bond issue costs of $354,000 were paid from the bond proceeds and are being amortized over the life of the bonds. Amortization of bond issuance costs amounted to $10,634 for the nine months ended December 31, 2013.

The NJEDA Bonds require the Company to make an annual principal payment on September 1st of varying amounts as specified in the loan documents and semi-annual interest payments on March 1st and September 1st, equal to interest due on the outstanding principal at the applicable rate for the semi-annual period just ended.

The interest payments due on March 1st and September 1st of 2009, 2010 2011, 2012 and 2013, totaling $1,146,150 for all ten payments, were paid from the debt service reserved held in the restricted cash account, due to the Company not having sufficient funds to make such payments when they were due.

The principal payment due on September 1, 2009, totaling $210,000 was paid from the debt service reserve held in the restricted cash account, due to the Company not having sufficient funds to make the payment when due.

The Company did not have sufficient funds available to make the principal payments due on September 1, 2010, totaling $225,000 and requested that the Trustee withdraw such funds from the debt service reserve. The Company’s request was denied and accordingly the principal payment due on September 1, 2010, totaling $225,000 was not made.

The Company did not have sufficient funds available to make the principal payments due on September 1, 2011, totaling $470,000, with such amount including the principal payments due on September 1, 2010 and not paid. There were not sufficient funds available in the debt service reserve and accordingly, the principal payment totaling $470,000 was not made.

The Company did not have sufficient funds available to make the principal payments due on September 1, 2012, totaling $730,000, with such amount including the principal payments due on September 1, 2011 and not paid. There were not sufficient funds available in the debt service reserve and accordingly, the principal payment totaling $730,000 was not made.

The Company did not have sufficient funds available to make the principal payments due on September 1, 2013, totaling $915,000, with such amount including the principal payments due on September 1, 2012 and not paid. There were not sufficient funds available in the debt service reserve and accordingly, the principal payment totaling $915,000 was not made.

Pursuant to the terms of the NJEDA Bonds, the Company is required to replenish any amounts withdrawn from the debt service reserve and used to make principal or interest payments in six monthly installments, each being equal to one-sixth of the amount withdrawn and with the first installment due on the 15th of the month in which the withdrawal from debt service reserve occurred and the remaining five monthly payments being due on the 15th of the five immediately subsequent months. The Company has, to date, made all payments required in relation to the withdrawals made from the debt service reserve on March 1, 2009, September 1, 2009, March 1, 2010, September 1, 2010, March 1, 2011, September 1, 2011, March 1, 2012, September 1, 2012, March 1, 2013 and September 1, 2013.

The Company has received Notice of Default from the Trustee of the NJEDA Bonds in relation to the withdrawals from the debt service reserve, and no payment of scheduled principal amounts. Resolution of the Company’s default under the NJED Bonds will have a significant effect on our ability to operate in the future.

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Due to issuance of a Notice of Default being received from the Trustee of the NJEDA Bonds, and until the event of default is waived or rescinded, the Company has classified the entire principal due, an amount aggregating $3.385 million, as a current liability.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that would be considered material to investors.

Effects of Inflation

We are subject to price risks arising from price fluctuations in the market prices of the products that we sell. Management does not believe that inflation risk is material to our business or our consolidated financial position, results of operations, or cash flows.

Results of Consolidated Operations:

Nine Months Ended December 31, 2013 Compared to the Nine Months Ended December 31, 2012

Our revenues for the nine months ended December 31, 2013 were $3.6 million an increase of $1.7 million or approximately 90% over revenues for the comparable period of the prior year, and consisted of $2.4 million in manufacturing fees, $0.1 million in lab and product development fees and $1.1 million in royalties and license fees. Revenues for the nine months ended December 31, 2012, consisted of $1.2 million in manufacturing fees, $0.2 million in lab and product development fees, and $0.4 million in royalties and license fees. Manufacturing fees increased by approximately 89% as a result of the launch of new products in April 2013 (Phentermine 15mg and 30mg capsules) and in September 2013 (Naltrexone 50mg tablets) and the strong year-on-year growth of Elite’s Phentermine 37.5mg tablets, Hydromorphone 8mg tablets and contract manufactured Methadone 10mg product lines. Please note that the profit margins earned on the Phentermine 37.5mg tablets, and the Phentermine 15mg and 30mg capsules have been adversely effected by significant increases in the price of raw materials required for the manufacture of these products. Lab and product development fees decreased by approximately 65% due to the decreased lab stability study revenues relating to the discontinuance of the Lodrane® Extended Release Products and also development fees being earned in the prior year in relation to the Hi-Tech Development Agreement. Royalties and license fees increased by approximately 161% due to milestones earned pursuant to the Epic Agreement, the strong growth in sales from the Phentermine and Hydromorphone product lines and the launch in September 2013 of Naltrexone 50mg, for which a milestone was also earned. Please see the discussion above in “Overview; Approved Products” concerning certain delays related to Phentermine due to issues with the sole supplier that have been resolved.

Research and development costs for the nine months ended December 31, 2013 were $2.7 million an increase of $2.1 million or approximately 309% from $0.7 million of such costs for the comparable period of the prior year. The increase was primarily due to increased activities related to the development of Elite’s abuse resistant opioid products, for which a second patent was issued in May 2013 and a notice of allowance for a third patent was issued by the USPTO in December 2013.

General and administrative expenses for the nine months ended December 31, 2013, were $1.1 million, a decrease of approximately 0.3% from $1.1 million of general and administrative expenses for the comparable period of the prior year. While general and administrative expenses are almost unchanged on a year to year basis for the nine months ended December 31st, please note that significant increases in regulatory costs, including, without limitation, increased fees paid to the FDA, and the hiring of additional staff to support regulatory compliance activities have been incurred for approximately the last six months of the nine month period ended December 31, 2013. In addition, there have also been significant increases in legal fees, insurance and employee benefits that have occurred during the same six month period. These significantly higher overhead costs are expected to continue.

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Depreciation and amortization for the nine months ended December 31, 2013 was $0.4 million, an increase of $0.1 million, or approximately 244%, from $0.1 million for the comparable period of the prior year. The increase was primarily due to the commissioning, for commercial operations, of the new facility at 135 Ludlow in January of 2013, with the cost related assets and capital investments being placed in service and absorbed into manufacturing operations through depreciation expenses.

Non-cash compensation through the issuance of stock options and warrants for the nine months ended December 31, 2013 was $52k, an increase of $16k, or approximately 43% from $36k for the comparable period of the prior year. The increase is due to the issuance of employee stock options in June of 2012 and August 2013.

As a result of the foregoing, our loss from operations for the nine months ended December 31, 2013 was $2.9 million, compared to a loss from operations of $1.3 million for the nine months ended December 31, 2012.

Other income/expenses for the nine months ended December 31, 2013 were a net expense of $6.9 million, an decrease in other income of $8.1 million from the net other income of $1.2 million for the comparable period of the prior year. The increase in other income/expense was due to derivative income relating to changes in the fair value of our preferred shares and outstanding warrants during the nine months ended December 31, 2013 totaling an expense of $6.2 million, as compared to a net derivative income of $1.9 million for the comparable period of the prior year. Please note that derivative income/(expenses) are most significantly determined by the number of preferred shares and warrants outstanding and the change in the closing price of the Company’s Common Stock as of the end of the period, as compared to the closing price at the beginning of the period, with a strong inverse correlation between derivative revenues and increases in the closing price of the Company’s Common Stock. As of December 31, 2013, there were an aggregate of 24 shares of Preferred Series C, Preferred Series E and Preferred Series G outstanding, as compared to an aggregate of 3,562.5 shares of Preferred Series B, Preferred Series C and Preferred Series E outstanding as of December 31, 2012. As of December 31, 2013, there were approximately 118 million warrants outstanding as compared to approximately 145 million warrants outstanding as of December 31, 2012.

As a result of the foregoing, our net loss for the nine months ended December 31, 2013 was $9.7 million, compared to a net loss of $0.1 million for the nine months ended December 31, 2012.

Material Changes in Financial Condition

Our working capital (total current assets less total current liabilities), decreased to a deficit of $8.6 million as of December 31, 2013 from a working capital deficit of $2.8 million as of March 31, 2013, primarily due to our net loss from operations, exclusive of non-cash charges. In addition, it should be noted that current liabilities includes the entire principal amount due on the Company’s NJEDA Bonds Payable (“NJEDA Bonds”) and the liability recorded for the note payable the Mikah Note (as defined below) to Mikah Pharma LLC issued in conjunction with the Mikah Asset Purchase Agreement (see “Liquidity and Capital Resources; Convertible Note Payable to Mikah Pharma LLC” below) and the Treppel Note (as defined below) to Jerry Treppel issued in lieu of cash in payment of principal amounts due and owing on the Treppel Credit Line (as defined below) (see “Liquidity and Capital Resources: Convertible Note Payable to Jerry Treppel”, below). The NJEDA Bonds, totaling $3.4 million, have been classified as a current liability as a result of the Company receiving a notice of default from the Trustee of the NJ-EDA Bonds. Please refer to Note 6 to our Unaudited financial statements as of and for the nine months ended December 31, 2013.

The Mikah Note, with a net liability of $5.8 million, is classified as a current liability because the note includes an option to convert into shares of Common Stock after the first anniversary of the issue date.

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Net cash used by operations was $2.7 million for the nine months ended December 31, 2013, primarily due to our net loss from continuing operations of $9.7 million, offset by non-cash charges totaling $7.3 million, which included, without limitation, depreciation and amortization of $0.3 million and net income from the change in fair value of derivative liabilities of $6.2 million. In addition, net cash used by operations was effected by changes in the balances of assets and liabilities, including, without limitation, increases in inventories of $0.1, increases in accounts receivable of $0.4 million and increases in prepaid expenses of $0.2 million, all of which result in a net outflow of cash.

Year Ended March 31, 2013 as compared to the Year Ended March 31, 2012

Our revenues for Fiscal 2013 were $3.4 million an increase of $1.0 million or approximately 40% from revenues for the comparable period of the prior year, and consisted of $2.2 million in manufacturing fees, $0.4 million in lab and product development fees and $0.8 million in royalties and license fees. Revenues for the year ended March 31, 2012 (“Fiscal 2012”) consisted of $1.1 million in manufacturing fees, $0.7 million in lab and product development fees, and $0.6 million in royalties and license fees. Manufacturing fees increased by approximately 98% due to the launch of three new products during Fiscal 2013 and the continued growth of the two products launched during Fiscal 2012. Lab and product development fees decreased by approximately 42% due to decreased lab stability study revenues relating the discontinuance of the Lodrane® Extended Release Products. Royalties and license fees increased by approximately 24% due to the growth of the Phentermine and Hydromorphone product revenue streams and the related profit splits earned by the Company from TAGI Pharmaceuticals Inc.

Research and development costs for Fiscal 2013 were $1.0 million, a decrease of $0.8 million or approximately 44% from $1.7 million of such costs for the comparable period of the prior year. The decrease was primarily due to the launch of five new products during a period beginning at the end of Fiscal 2012 and throughout Fiscal 2013. Prior to the launch of a new product, research and development costs are higher, due to the increased resources required to get a new product approved and introduced into the market. Subsequent to launch, these research and development costs are no longer incurred, as the new products are now revenue producing, commercial manufacturing operations. Research and development costs currently being incurred are related to the development of the Company’s pipeline of products.

General and administrative expenses for Fiscal2013 were $1.5 million an increase of $0.1 million or approximately 7% from $1.4 million of general and administrative expenses for the comparable period of the prior year. The increase was primarily due to the introduction of significant new, annual fees being charged to the Company by the US FDA during Fiscal 2013, substantial increases in the cost of providing health insurance benefits to our employees and increased legal fees related to funding activities.

Depreciation and amortization for Fiscal 2013 was $0.1 million, a decrease of $0.1 million or approximately 43%, from $0.2 million for the comparable period of the prior year. The decrease was primarily due to increased utilization of manufacturing assets in commercial production resulting from the growing volumes of our products being sold in the market.

Non-cash compensation through the issuance of stock options and warrants for Fiscal 2013 was $0.046 million, an increase of $0.021 million, or approximately 88% from $0.024 million for the comparable period of the prior year. The increase was due to the issuance of options to purchase an aggregate of 985,000 shares of Common Stock to various employees during Fiscal 2013 and the timing of the amortization schedule established at the time of issuance of the related stock options and warrants.

As a result of the foregoing, our loss from operations for Fiscal 2013 was $1.6 million, compared to a loss from operations of $2.0 million for Fiscal 2012.

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Other expenses for Fiscal 2013 were a net income of $2.7 million, an increase in other net income of $16.3 million from the net other expense of $13.6 million for the comparable period of the prior year. The increase in other income was due to derivative income relating to changes in the fair value of our preferred shares and outstanding warrants during Fiscal 2013 totaling $3.5 million, as compared to a net derivative expense of $12.7 million for the comparable period of the prior year. Please note that derivative income/(expenses) are most significantly determined by the closing price of the Company’s Common Stock as of the end of each annual or quarterly reporting period, and also as of the date on which shares of the Company’s convertible preferred stock are converted into common stock, with incomes being generated by decreases in such closing prices and expenses being incurred by increases in such closing prices. The closing price of the Company’s Common Stock as of March 31, 2013 was $0.0761, as compared to a closing price of $0.0900 as of March 31, 2012. Closing prices on the various dates on which shares of convertible preferred stock were converted to common stock ranged from $0.08 to $0.17 during the year ended March 31, 2013. These variances in the closing price of the Company’s Common Stock as compared with the closing price at the end of the immediately preceding fiscal year end were significant factors in the derivative income recorded during the year ended March 31, 2013.

As a result of the foregoing, our net income for Fiscal 2013 was $1.5 million, compared to a net loss of $15.1 million for Fiscal 2012.

Material Changes in Financial Condition

Our working capital (total current assets less total current liabilities) deficiency was reduced to $2.8 million as of March 31, 2013 from a working capital deficiency of $3.1 million as of March 31, 2012, primarily due to the loss from operations sustained during Fiscal 2013 being financed by approximately $1.0 million in cash warrant exercises (a capital financing), and the issuance of Series E Preferred Stock (a non-current derivative liability financing). Capital and non-current financings provide cash to the Company without a corresponding current liability and accordingly have an accretive effect on working capital.

We experienced negative cash flows from operations of $1.9 million for Fiscal 2013, primarily due to our net income of $1.5 million, offset by non-cash other income items totaling $4.1 million included in the net income, combined with increases in accounts receivable and inventory of $0.3 million and $1.1 million respectively.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth biographical information about each of our directors and executive officers:

Name	Age	Position	Director / Officer Since
Nasrat Hakim	53	President, Chief Executive Officer and Director	August 1, 2013
Jerry Treppel[1]	59	Chairman	November 2008
Barry Dash, Ph. D.	82	Director	April 2005
Ashok G. Nigalaye, Ph.D.	61	Chief Scientific Officer and Director	June 2009[2]
Jeenarine Narine	62	Director	June 2009
Jeffrey Whitnell	57	Director	October 2009
Carter J. Ward	49	Chief Financial Officer, Secretary and Treasurer	July 2009

(1)	Mr. Treppel served as CEO from September 15, 2009 to July 31, 2013.
(2)	Dr. Nigalaye has served as a Director since June 2009 and as Chief Scientific Officer since September 2009.

Chris Dick served as the Company’s President, Chief Operating Officer and a Director until he stepped down from these positions in May 2013.

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The principal occupations and employment of each Director during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee’s business experience, such nominee has held the position indicated for at least the past five years.

Nasrat Hakim

Nasrat Hakim has served as a Director, President and Chief Executive officer since August 1, 2013. Mr. Hakim has more than 30 years of pharmaceutical and medical industry experience in Quality Assurance, Analytical Research and Development, Technical Services and Regulatory Compliance. He brings with him proven management experience, in-depth knowledge of manufacturing systems, development knowledge in immediate and extended release formulations and extensive regulatory experience of GMP and FDA regulations. From 2004 - 2013, Mr. Hakim was employed by Actavis, Watson and Alpharma in various senior management positions. Most recently, Mr. Hakim served as International Vice President of Quality Assurance at Actavis, overseeing 25 sites with more than 3,000 employees under his leadership. Mr. Hakim also served as Corporate Vice President of Technical Services, Quality and Regulatory Compliance for Actavis U.S., Global Vice President, Quality and Regulatory Compliance for Alpharma, as well as Executive Director of Quality Unit at TheraTech, overseeing manufacturing and research and development. In 2009, Mr. Hakim founded Mikah Pharma, LLC, a virtual, fully functional pharmaceutical company. Mr. Hakim holds a Bachelor in Chemistry/Bio-Chemistry and Masters of Science in Chemistry from California State University at Sacramento, Sacramento, CA; a Masters in Law with Graduate Certification in U.S. and International Taxation from St. Thomas University, School of Law, Miami, FL.; and a Graduate Certification in Regulatory Affairs (RAC) from California State University at San Diego, San Diego, CA.

Jerry Treppel

Jerry Treppel has served as a Director since October 28, 2008, Chairman of the Board since November 6, 2008 and Chief Executive Officer from September 15, 2009 to July 31, 2013. Mr. Treppel is currently a Managing Director of ArcLight Advisors, an investment bank specializing in the health care sector. From October 2008 through March 2013, Mr. Treppel was Managing Director of Ledgemont Capital Group LLC, a boutique merchant bank that provided access to capital and corporate advisory services to public and private companies. Additionally, he served as the managing member of Wheaten Capital Management LLC, a capital management company focusing on investments in the health care sector from 2003 to 2008.Over the past 20 years, Mr. Treppel was an equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors at several investment banking firms including Banc of America Securities, Warburg Dillon Read LLC (now UBS), and Kidder, Peabody & Co. He previously served as a healthcare services analyst at various firms, including Merrill Lynch & Co. He also held administrative positions in the healthcare services industry early in his career. From 2003 to 2009, Mr. Treppel served as a member of the board of directors of Akorn, Incorporated (NASDAQ: AKRX), a specialty pharmaceutical company engaged in the development, manufacturing and marketing of branded and multi-source pharmaceutical products and vaccines. Mr. Treppel also served as the Chair of Akorn’s Nominating and Corporate Governance Committee and as a member of its Audit Committee and Compensation Committee. Mr. Treppel holds a BA in Biology from Rutgers College in New Brunswick, N.J., an MHA in Health Administration from Washington University in St. Louis, Mo., and an MBA in Finance from New York University. Mr. Treppel has been a Chartered Financial Analyst (CFA) since 1988.

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Barry Dash, Ph.D.

Dr. Barry Dash has served as a Director since April 2005, Member of the Audit Committee since April 2005, Member of the Nominating Committee since April 2005 and Member and Chairman of the Compensation Committee since June 2007. Dr. Dash has been, since 1995, President and Managing Member of Dash Associates, L.L.C., an independent consultant to the pharmaceutical and health industries. From 1983 to 1996 he was employed by Whitehall-Robins Healthcare, a division of American Home Products Corporation (now known as Wyeth), initially as Vice President of Scientific Affairs, then as Senior Vice President of Scientific Affairs and then as Senior Vice President of Advanced Technologies, during which time he personally supervised six separate departments: Medical and Clinical Affairs, Regulatory Affairs, Technical Affairs, Research and Development, Analytical R&D and Quality Management/Q.C. Dr. Dash had been employed by the Whitehall Robins Healthcare from 1960 to 1976, during which time he served as Director of Product Development Research, Assistant Vice President of Product Development and Vice President of Scientific Affairs. Dr. Dash had been employed by J.B. Williams Company (Nabisco Brands, Inc.) from 1978 to 1982. From 1976 to 1978 he was Vice President and Director of Laboratories of the Consumer Products Division of American Can Company. He currently serves on the board of directors of GeoPharma, Inc. (NASDQ: GORX). Dr. Dash holds a Ph.D. from the University of Florida and M.S. and B.S. degrees from Columbia University where he was Assistant Professor at the College of Pharmaceutical Sciences from 1956 to 1960. He is a member of the American Pharmaceutical Association, the American Association for the Advancement of Science and the Society of Cosmetic Chemist, American Association of Pharmaceutical Scientists, Drug Information Association, American Foundation for Pharmaceutical Education, and Diplomate American Board of Forensic Examiners.  He is the author of scientific publications and patents in the pharmaceutical field.

Ashok G. Nigalaye, Ph.D.

Dr. Ashok G. Nigalaye has served as a Director since June 24, 2009, member of the Compensation Committee since October 23, 2009 and Chief Scientific Officer since September 15, 2009. Dr. Nigalaye was elected as a member of Elite’s Board in June 2009 as one of three directors designated by Epic pursuant to the terms of the Epic Strategic Alliance Agreement. Since December 2010, Dr. Nigalaye has been the Chairman and Chief Executive Officer of Epic Pharma, LLC, a manufacturer of generic pharmaceuticals and Elite’s strategic partner pursuant to the Epic Strategic Alliance Agreement. From July 2008 to December 2010, Dr. Nigalaye served as Epic Pharma’s President and Chief Executive Officer. From August 1993 to February 2008, Dr. Nigalaye served as Vice President of Scientific Affairs and Operations of Actavis Totowa LLC, a manufacturer of generic pharmaceuticals, where he was responsible for directing and organizing company activities relating to pharmaceutical drug manufacturing, regulatory affairs and research and development. Dr. Nigalaye currently serves as a director of GTI Inc., a privately held company. Dr. Nigalaye holds a B.S. in Pharmacy from the University of Bombay, an M.S. in Industrial Pharmacy from Long Island University, and a Ph.D. in Industrial Pharmacy from St. John’s University. Dr. Nigalaye is also a licensed pharmacist in the State of New York.

Jeenarine Narine

Jeenarine Narine has served as a Director since June 24, 2009 and member of the Nominating Committee since October 23, 2009. Mr. Narine was elected as a member of Elite’s Board in June 2009 as one of three directors designated by Epic pursuant to the terms of the Epic Strategic Alliance Agreement. Since December 2010, Mr. Narine has been the President and Chief Operating Officer of Epic Pharma, LLC, a manufacturer of generic pharmaceuticals and Elite’s strategic partner pursuant to the Epic Strategic Alliance Agreement, in which capacity he oversees all manufacturing operations. From July 2008 to December 2010, Mr. Narine served as Epic Pharma’s Executive Vice President of Manufacturing and Operations. Mr. Narine is also the current President of Eniran Manufacturing Inc., a contract manufacturer of dietary and nutritional supplements, and has held such office since 2000. In addition, Mr. Narine has been since 1989 the President of A&J Machine Inc., a company owned by Mr. Narine that is engaged in the sales of new and used pharmaceutical manufacturing equipment. In addition to this professional experience, Mr. Narine graduated from the Guyana Industrial Institute, where he studied Metalology and Welding.

Jeffrey Whitnell

Jeffrey Whitnell has served as a Director since October 23, 2009, Chairman of the Audit Committee since October 23, 2009, member of the Nominating Committee since October 23, 2009, member of the Compensation Committee since October 23, 2009 and designated by the Board as an “audit committee financial expert” as defined under applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 23, 2009.  Since June 2010, Mr. Whitnell has been the Chief Financial Officer for Neurowave Medical Technologies, a medical device company. From June 2009 to June 2010, Mr. Whitnell provided financial consulting services to various healthcare companies, including Neurowave Medical Technologies. From June 2004 to June 2009, Mr. Whitnell was Chief Financial Officer and Senior Vice President of Finance at Akorn, Inc.  From June 2002 to June 2004, Mr. Whitnell was Vice President of Finance and Treasurer for Ovation Pharmaceuticals.  From 1997 to 2001, Mr. Whitnell was Vice President of Finance and Treasurer for MediChem Research.  Prior to 1997, Mr. Whitnell held various finance positions at Akzo Nobel and Motorola.  Mr. Whitnell began his career as an auditor with Arthur Andersen & Co. He is a certified public accountant and holds an M.B.A. in Finance from the University of Chicago and a B.S. in Accounting from the University of Illinois.  Mr. Whitnell’s qualifications as an accounting and audit expert provide specific experience to serve as a director for the Company.

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Carter J. Ward

Carter J. Ward has served as Chief Financial Officer, Secretary and Treasurer of the Company since July 1, 2009. Prior to joining the Company, from July 2005 to April 2009, Mr. Ward filled multiple finance and supply chain leadership roles with the Actavis Group and its U.S. subsidiary, Amide Pharmaceuticals. From September 2004 to June 2005, Mr. Ward was a consultant, mainly engaged in improving internal controls and supporting Sarbanes Oxley compliance of Centennial Communications Inc., a NASDAQ listed wireless communications provider.  From 1999 to September 2004, Mr. Ward was the Chief Financial Officer for Positive Healthcare/Ceejay Healthcare, a U.S.-Indian joint venture engaged in the manufacture and distribution of generic pharmaceuticals and nutraceuticals in India. Mr. Ward began his career as a certified public accountant in the audit department of KPMG and is a Certified Supply Chain Professional (“CSCP”). Mr. Ward holds a B.S. in Accounting from Long Island University, Brooklyn, NY, from where he graduated summa cum laude   Mr. Ward’s experience and expertise in the area of finance and more specifically, as a Certified Supply Chain Professional, provides the qualifications, attributes and skills to serve as an officer for the Company.

Each director currently holds office until the next annual meeting of stockholders or until such director’s death, resignation or removal. Pursuant to our recently amended and restated bylaws, our Board of Directors is now classified into three separate classes of directors, with each respective class to serve a three-year term and until their successors are duly elected and qualified. At our annual meeting of shareholders scheduled for May 21, 2014, the first election of directors after this change, (A) two Class I directors will be elected to an initial one-year term expiring at the 2015 annual meeting and until their respective successors are elected and qualified, (B) two Class II directors will be elected to an initial two-year term expiring at the 2016 annual meeting and until their respective successors are elected and qualified and (C) two Class III directors will be elected to an initial three-year term expiring at the 2017 annual meeting and until their respective successors are elected and qualified. At each annual meeting commencing with the 2015 annual meeting, directors will be elected to succeed those directors whose terms then expire, with each person so elected to serve for a three-year term and until his or her respective successor is elected and qualified.

There are no family relationships between any of our directors and executive officers.

EXECUTIVE COMPENSATION

Compensation discussion and analysis summary

Our approach to executive compensation, one of the most important and complex aspects of corporate governance, is influenced by our belief in rewarding people for consistently strong execution and performance. We believe that the ability to attract and retain qualified executive officers and other key employees is essential to our long-term success.

Compensation Linked to Attainment of Performance Goals

Our plan to obtain and retain highly skilled employees is to provide significant incentive compensation opportunities and market competitive salaries. The plan was intended to link individual employee objectives with overall company strategies and results, and to reward executive officers and significant employees for their individual contributions to those strategies and results. Furthermore, we believe that equity awards serve to align the interests of our executives with those of our stockholders. As such, equity is a key component of our compensation program.

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Role of the Compensation Committee

The Company formed the Compensation Committee in June 2007. Since the formation of the Compensation Committee all elements of the executives’ compensation are determined by the Compensation Committee, which is comprised of a two independent non-employee directors, and one director who is also the Company’s Chief Scientific Officer. However, the Compensation Committee’s decisions concerning the compensation of the Company’s Chief Executive Officer are subject to ratification by the independent directors of the Board of Directors. As of March 31, 2013, the members of the Compensation Committee were Barry Dash, Ashok Nigalaye and Jeffrey Whitnell. The Committee operates pursuant to a charter. Under the Compensation Committee charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The Compensation Committee did not engage any advisors.

Named Executive Officers and Key Employees

The named executive officers and key employees for the fiscal year ended March 31, 2013 were:

•	Jerry Treppel, Chief Executive Officer for the full year
•	Chris C. Dick, President and Chief Operating Officer for the full year
•	Carter J. Ward, Chief Financial Officer, Secretary and Treasurer for the full year.

Please note that Chris C. Dick stepped down from his positions as President and Chief Operating Officer in May 2013, Jerry Treppel resigned as Chief Executive Officer on August 2, 2013, and Nasrat Hakim was named Chief Executive Officer on August 2, 2013. These individuals, other than for the fiscal year ending March 31, 2013, including Mr. Hakim are referred to collectively as the “Named Executive Officers”.

Our executive compensation program

Overview

The primary elements of our executive compensation program are base salary, incentive cash and stock bonus opportunities and equity incentives typically in the form of stock option grants or payment of a portion of annual salary as stock. Although we provide other types of compensation, these three elements are the principal means by which we provide the Named Executive Officers with compensation opportunities.\

The annual bonus opportunity and equity compensation components of the executive compensation program reflect our belief that a portion of an executive’s compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of corporate performance goals. To the extent that performance goals are not achieved, executives will receive a lesser amount of total compensation.

Elements of our executive compensation program

Base Salary

We pay a base salary to certain of the Named Executive Officers, with such payments being made in either cash, Common Stock or a combination of cash and Common Stock. In general, base salaries for the Named Executive Officers are determined by evaluating the responsibilities of the executive’s position, the executive’s experience and the competitive marketplace. Base salary adjustments are considered and take into account changes in the executive’s responsibilities, the executive’s performance and changes in the competitive marketplace. We believe that the base salaries of the Named Executive Officers are appropriate within the context of the compensation elements provided to the executives and because they are at a level which remains competitive in the marketplace.

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Bonuses

The Board of Directors may authorize us to give discretionary bonuses, payable in cash or shares of Common Stock, to the Named Executive Officers and other key employees. Such bonuses are designed to motivate the Named Executive Officers and other employees to achieve specified corporate, business unit and/or individual, strategic, operational and other performance objectives.

Stock Options

Stock options constitute performance-based compensation because they have value to the recipient only if the price of our Common Stock increases. Stock options for each of the Named Executive Officers generally vest over time, obtainment of a corporate goal or a combination of the two.

The grant of stock options at Elite is designed to motivate our Named Executive Officers to achieve our short-term and long-term corporate goals.

Retirement and Deferred Compensation Benefits

We do not presently provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide the Named Executive Officers with retiree health benefits. We have adopted a deferred compensation plan under Section 401(k) of the Code. The plan provides for employees to defer compensation on a pretax basis subject to certain limits, however, Elite does not provide a matching contribution to its participants.

The retirement and deferred compensation benefits provided to the Named Executive Officers are not material factors considered in making other compensation determinations with respect to Named Executive Officers.

Post-Termination/Change of Control Compensation

Pursuant to his employment agreement, Nasrat Hakim, our Chief Executive Officer, is entitled to a payment in an amount equal to two years base annual salary in effect upon the date of termination, less applicable deductions and withholdings, payable in Common Stock upon a Change of Control (as defined in the Hakim Employment Agreement). For more detailed information, please see “Agreements with Named Executive Officers” below.

We do not presently provide any other Named Executive Officers with any plan or arrangement in connection with any termination, including, without limitation, through retirement, resignation, severance or constructive termination (including a change in responsibilities) of such Named Executive Officer’s employment with the Company. We also do no presently provide any other the Named Executive Officers any plan or arrangement in connection with a change in control of the Company.

Perquisites

As described in more detail below, the perquisites provided to certain of the Named Executive Officers consist of car allowances and life insurance premiums. These perquisites represent a small fraction of the total compensation of each such Named Executive Officer. The value of the perquisites we provide are taxable to the Named Executive Officers and the incremental cost to us of providing these perquisites is reflected in the Summary Compensation Table. The Board of Directors believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation” column of the Summary Compensation Table and “Agreements with Named Executive Officers,” below.

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Agreements with Named Executive Officers

Nasrat Hakim

Although Mr. Hakim joined us after our fiscal year ended March 31, 2013, he will be a Named Executive Officer during the current fiscal year ending March 31, 2014. Pursuant to his August 2013 employment agreement (the “Hakim Employment Agreement”), Mr. Hakim receives an annual salary of $350,000 per year. The Salary is paid in shares of the Company’s Common Stock pursuant to the Company’s current procedures for paying Company executives in Stock. He also is entitled to an annual bonus equal to up to 100% of his annual salary (also payable in stock) based upon his ability to meet certain Company milestones to be determined by the Company’s Board of Directors. The Board may also award discretionary bonuses in its sole discretion. Mr. Hakim is entitled to employee benefits (e.g., health, vacation, employee benefit plans and programs) consistent with other Company employees of his seniority and a car allowance. The Hakim Employment Agreement contains confidentially, non-competition and other standard restrictive covenants.

Mr. Hakim’s employment is terminable by the Company for cause (as defined in the Hakim Employment Agreement). The Hakim Employment Agreement also may be terminated by the Company upon at least 30 days written notice due to disability (as defined in the Hakim Employment Agreement) or without cause. Mr. Hakim can terminate the Hakim Employment Agreement by resigning, provided he gives notice at least 60 days prior to the effective resignation date. If Mr. Hakim is terminated for cause or he resigns, he only is entitled to accrued and unpaid annual salary, accrued vacation time and any reasonable and necessary business expenses, all through the date of termination and payable in stock (“Basic Termination Benefits”). If Mr. Hakim is terminated because of disability or death, in addition to Basic Termination Benefits, He is entitled his pro rata annual bonus through the date of termination (payable in Stock). If the Company terminates Mr. Hakim without cause, In addition to Basic Termination Benefits, Mr. Hakim is entitled to his pro rata annual bonus through the date of termination and an amount equal to two years’ annual salary (all payable in Stock).

Upon a Change of Control (as defined in the Hakim Employment Agreement), Mr. Hakim is entitled to a payment in an amount equal to two years base annual salary in effect upon the Date of Termination, less applicable deductions and withholdings, payable in Stock computed in the same manner as set forth as the Salary.

Jerry Treppel

On December 1, 2008, Elite entered into a compensation agreement with Mr. Treppel (the “First Treppel Agreement”) providing for the terms under which Mr. Treppel will serve as the non-executive Chairman of the Board. Pursuant to the First Treppel Agreement, Mr. Treppel will serve as the non-executive Chairman of the Board until immediately prior to the next annual meeting of the Company’s stockholders; provided, however, that following such annual meeting, and each subsequent annual meeting of the Company’s stockholders, if the Board elects Mr. Treppel as the non-executive Chairman of the Board, the term of the First Treppel Agreement will be extended through the earlier of (a) the date of the next subsequent annual meeting of the Company’s stockholders and (b) the date upon which Mr. Treppel no longer serves as the non-executive Chairman.

During the term of the First Treppel Agreement, including any applicable extensions thereof, Mr. Treppel is entitled to cash compensation of $2,083.33 on a monthly basis in lieu of, and not in addition to, any cash directors’ fees and other compensation paid to other non-employee members of the Board. Mr. Treppel is also entitled to reimbursement of any expenses reasonably incurred in the performance of his duties under the First Treppel Agreement upon presentation of proper written evidence of such expenditures.

In addition, pursuant to the terms of the First Treppel Agreement, Elite granted to Mr. Treppel under its 2004 Stock Option Plan non-qualified stock options to purchase 180,000 shares of Common Stock of Elite, par value $0.001 per share, exercisable for a period of 10 years at an exercise price per share of $0.06, subject to the terms and conditions of the related option agreement.

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Under the First Treppel Agreement, Elite has also agreed to indemnify Mr. Treppel to the fullest extent permitted by law in accordance with the By-Laws of Elite against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein) seeking to hold him liable for actions taken in his capacity as Chairman of the Board, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including assessment of excise tax with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding, provided that any such expenses or payments are not the result of Mr. Treppel’s gross negligence, willful misconduct or reckless actions.

Either party may terminate the First Treppel Agreement, effective immediately upon the giving of written notice to the other party. If no such written notice is given, then the term of the First Treppel Agreement shall end immediately prior to the next annual meeting of the Company’s stockholders (the “Treppel Term”), provided however, that following such annual meeting, and each subsequent meeting of the Company’s stockholders, if the Board elects Mr. Treppel to continue to serve as the non-executive Chairman of the Board, the Treppel Term shall be extended through the earlier of (a) the date of the next subsequent annual meeting of the Company’s stockholders and (b) the date upon which Mr. Treppel shall no longer serve as the non-executive Chairman of the Board.

On September 15, 2009, Mr. Treppel was appointed Chief Executive Officer of the Company and he served in that capacity until his resignation in August 2013. He continues to also serve as Chairman of the Board and he has agreed to forego any additional compensation related to his activities and Chief Executive Officer. Accordingly, Mr. Treppel’s compensation as Chief Executive Officer and Chairman of the Board remains unchanged from the First Treppel Agreement.

On October 23, 2009, at the meeting of the Board held immediately after the annual stockholders meeting, Mr. Treppel’s compensation as Chairman of the Board was revised to an annual amount of $30,000, payable in common shares of the Company. The amount of common shares to be issued to Mr. Treppel in payment of compensation due to him as Chairman of the Board is calculated on a quarterly basis, and is equal to the quotient of the quarterly amount due of $7,500, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Mr. Treppel agreed to forego any additional compensation for his services as Chief Executive Officer of the Company.

Mr. Treppel stepped down from his position as Chief Executive Officer and was replaced by Mr. Nasrat Hakim in this position in August 2013. Mr. Treppel is currently the Chairman of the Board of Directors.

Chris C. Dick

In November 13, 2009, we entered into an employment agreement with Mr. Dick as our President and Chief Operating Officer (the “Dick Employment Agreement”). The Dick Employment Agreement is terminable at the will of either the Company or Mr. Dick, with or without notice and for any reason or no reason.

The Dick Employment Agreement provided for a base salary of $200,000, with $175,000 of this amount being paid in cash and $25,000 of this amount being paid in restricted shares of the Company’s Common Stock. The Common Stock component of Mr. Dick’s compensation was computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $6,250 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

In addition, the Dick Employment Agreement provided for 25 days of paid vacation, the right to participate in all health insurance plans maintained by the Company for its employees, a monthly auto allowance of $700 and term life insurance in the amount of $500,000 payable to Mr. Dick’s estate.

The Dick Employment Agreement also required Mr. Dick’s execution of a Proprietary Rights Agreement.

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The Board of Directors of the Company increased Mr. Dick’s base salary to $205,000 retroactive to January 1, 2013. This $5,000 increase to be paid in restricted shares of the Company’s Common Stock. The Common Stock component of Mr. Dick’s compensation is to be computed on a quarterly and pro-rata basis, with the number of shares issued equal to the quotient of the quarterly amount due of $7,500 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Mr. Dick stepped down from his employment with the Company on May 24, 2013 and accordingly, the Dick Employment Agreement was terminated. Mr. Dick continues to consult for the Company.

Carter J. Ward

On November 12, 2009, the Company entered into an employment agreement with Mr. Carter J. Ward (the “Ward Employment Agreement”). Pursuant to the terms of the Ward Employment Agreement, Mr. Ward continues as an at-will employee of the Company as its Chief Financial Officer. Mr. Ward receives a base salary of $150,000, with $125,000 of such amount being paid in accordance with the Company’s payroll practices and $25,000 of such amount being paid by the issuance of restricted shares of Common Stock, in lieu of cash. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $6,250 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

The Board of Directors increased Mr. Ward’s base salary to $155,000 retroactive to January 1, 2013. This $5,000 increase to be paid by the issuance of restricted shares of Common Stock. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued equal to the quotient of the quarterly amount due of $7,500 divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Mr. Ward’s compensation was adjusted, effective January 1, 2014, to include a total compensation of $180,000, consisting of $150,000 being paid in accordance with the Company’s payroll practices and $30,000 being paid by the issuance of restricted shares of Common Stock in lieu of cash. The Common Stock component of Mr. Ward’s compensation is to be computed on a quarterly basis, with the number of shares issued being equal to the quotient of the quarterly amount due of $7,500, divided by the average daily closing price of the Company’s Common Stock for the quarter just ended.

Hedging Policy

We do not permit the Named Executive Officers to “hedge” ownership by engaging in short sales or trading in any options contracts involving securities.

Options Exercises and Stock Vested

No options have been exercised by our Named Executive Officers during the 2013 Fiscal Year.

Pension Benefits

We do not provide pension benefits to the Named Executive Officers

Nonqualified Deferred Compensation

We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

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Potential Payments Upon Termination or Change of Control

We do not presently provide the Named Executive Officers with any plan or arrangement in connection with any termination, including, without limitation, through retirement, resignation, severance or constructive termination (including a change in responsibilities) of such Named Executive Officer’s employment with the Company. We also do not presently provide the Named Executive Officers any plan or arrangement in connection with a change in control of the Company.

Compensation of named executive officers

Summary Compensation Table
Name And Principal Position	Fiscal Year		Salary ($)		Bonus ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Jerry Treppel (7)
Chairman of the Board and	2013	(1)	—		—		—	30,000	(2)	30,000
Chief Executive Officer	2012	(1)	—		—		—	30,000	(2)	30,000

Chris Dick (8)
President and	2013	(1)	201,250	(3)	—		—	8,400	(4)	209,650
Chief Operating Officer	2012	(1)	200,000	(3)	—		—	8,400	(4)	208,400

Carter J. Ward
Chief Financial Officer	2013	(1)	151,250	(5)	—		—	—		151,250
Secretary and Treasurer	2011	(1)	150,000	(5)	600	(6)	—	—		150,600

(1)	Represents the fiscal years ended March 31, 2013 and 2012, respectively.

(2)

Represents compensation due to Mr. Treppel for his service as Chairman of the Board of Directors. Mr. Treppel receives no salary or additional compensation for his service as Chief Executive Officer. Compensation due to Mr. Treppel is paid via the issuance of Common Stock, pursuant to the Company’s Director compensation policy.

A total of 284,662 shares of Common Stock were issued to Mr. Treppel in payment of compensation due to him for Fiscal 2012. A total of 202,998 shares of Common Stock were issued to, and 90,200 shares of Common Stock are due and owing to, Mr. Treppel in payment of compensation due to him for Fiscal 2013.

(3)	Represents total salaries due to Mr. Dick pursuant to the Dick Employment. Of the total salary amount, $175,000 was paid in cash as salary in accordance with the Company’s payroll practices, and $25,000 annually is to be paid via the issuance of Common Shares in lieu of cash through December 31, 2012 and $30,000 annually is to be paid via the issuance of Common Shares in lieu of cash since January 1, 2013. A total of 237,220 shares of Common Stock were issued to Mr. Dick in payment of salaries due to him for Fiscal 2012. A total of 169,165 shares of Common Stock were issued to, and 90,200 shares of Common Stock are due and owing to, Mr. Dick in payment of salaries due to him for Fiscal 2013.

(4)	Represents amounts paid for auto allowance

(5)	Represents total salaries due to Mr. Ward pursuant to the Ward Employment. Of the total salary amount, $125,000 was paid in cash as salary in accordance with the Company’s payroll practices, and $25,000 is to be paid annually via the issuance of Common Shares in lieu of cash through December 31, 2012 and $30,000 annually is to be paid via the issuance of Common Shares in lieu of cash since January 1, 2013. A total of 237,220 shares of Common Stock were issued to Mr. Ward in payment of salaries due to him for Fiscal 2012. A total of 169,165 shares of Common Stock were issued to, and 90,200 shares of Common Stock are due and owing to, Mr. Ward in payment of salaries due to him for Fiscal 2013.

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(6)	Represents discretionary bonuses award to Mr. Ward by the Chief Executive Officer

(7)	Mr. Treppel stepped down from his position as Chief Executive Officer in August 2013 and is currently the Chairman of the Board of Directors.

(8)	Mr. Dick stepped down from his position as President and Chief Operating Officer in May 2013.

Outstanding Equity Awards at March 31, 2013

Name	Number of securities underlying unexercised options Exercisable (#)		Number of securities underlying unexercised options Unexercisable (#)	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)		Options Exercise Price ($)	Option Expiration Date
Chris Dick (12)
	10,000	(1)	—	—		2.21	6/13/2013
	10,000	(1)	—	—		2.21	6/13/2013
	10,000	(1)	—	—		2.21	6/13/2013
	40,000	(2)	—	—		2.80	7/14/2015
	250,000	(3)	—	—		2.25	11/13/2016
	—		—	150,000	(4)	2.25	11/13/2016
	—		—	150,000	(4)	2.25	11/13/2016
	—		—	200,000	(6)	2.25	11/13/2016
	200,000	(7)	—	—		0.10	1/17/2020
			—	150,000	(8)	0.12	6/19/2022

Jerry Treppel
	60,000	(9)	—	—		0.06	12/1/2018
	60,000	(10)	—	—		0.06	12/1/2018
	60,000	(11)	—	—		0.06	12/1/2018

Carter J. Ward
	200,000	(7)	—	—		0.10	1/17/2020
			—	150,000	(8)	0.12	6/19/2022

(1)	Options vested on June 13, 2004, 2005 and 2006, respectively.

(2)	Options vested on July 14, 2005.

(3)	Options vested on November 3, 2006.

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(4)	These options vest upon the closing of an exclusive product license for the first of the United States national market, the entire European Union market or the Japan market or product sale transaction of all of our ownership rights in the United States (only once for each individual product) for our first Non-Generic Opioid Product.

(6)	These options vest as follows: upon the commencement of the first Phase III clinical trial relating to the first “Non-Generic Opioid Product” developed by the Company as to 125,000 options and relating to the second “Non-Generic Opioid Product” developed by the Company as to 75,000 options.

(7)	Total of 200,000 options granted with such options vesting in annual increments on January 18, 2011, 2012 and 2013, with each increment equal to one-third of the total options granted. The options issued to Mr. Dick expired, unexercised, ninety days after Mr. Dick’s resignation in May 2013.

(8)	Total of 200,000 options granted with such options vesting in annual increments on June 19, 2013, 2014 and 2015, with each increment equal to one-third of the total options granted. The options issued to Mr. Dick expired, unexercised, ninety days after Mr. Dick’s resignation in May 2013.

(9)	Options vested on December 1, 2009

(10)	Options vested on December 1, 2010

(11)	Options vest on December 1, 2011

(12)	Mr. Dick stepped down from his position with the Company in May 2013.

 DIRECTOR COMPENSATION

The following table sets forth information concerning director compensation for the year ended March 31, 2013:

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compen- sation ($)	All Other Compen- sation ($)		Total ($)
Barry Dash	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Ashok Nigalaye	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Jeenarine Narine	—	15,000	(1)	—	—	—	5,000	(2)	20,000

Ram Potti*	—	15,000	(1)	—	—	—	—		15,000

Jeffrey Whitnell	—	15,000	(1)	—	—	—	5,000	(2)	20,000

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(1)	Represents directors fees earned during the quarters ended June 30, 2012, September 30, 2012 and December 31, 2012. Each Director received 135,332 shares of Common Stock in payment of these director fees, pursuant to the Company’s policy regarding payment of Directors’ fees.

(2)	Represents directors fees earned during the quarter ended March 31, 2013 for which 60,133 shares of Common Stock is due and owing to each Director.

*	Mr. Potti resigned as a director in December 2012.

Director Fee Compensation

The Company’s policy regarding director fees is as follows: ((i) Directors who are employees or consultants of the Company (and/or any of its subsidiaries), except for Mr. Jerry Treppel, Chief Executive Officer and Dr. Ashok Nigalaye, Chief Scientific Officer, receive no additional remuneration for serving as directors or members of committees of the Board; (ii) all Directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at the Board or committee meetings; (iii) Directors who are not employees or consultants of the Company (and/or any of its subsidiaries) receive $20,000 annual retainer fee, payable on a quarterly basis, in arrears, for their service on the Board and all committees; (iv) The Chairman of the Board receives a $30,000 annual retainer fee, payable on a quarterly basis, in arrears; (v) Directors and the Chairman do not receive any additional compensation for attendance at or chairing of any meetings. (vi) Mr. Jerry Treppel receives no additional compensation, above the annual retainer fee due to the Chairman of the Board, for his services as Chief Executive Officer (vii) Dr. Ashok Nigalaye receives no additional compensation, above the annual retainer fee due to Directors, for his services as Chief Scientific Officer. (viii) All Director and Chairman fees are paid via the issuance of Common Stock of the Company, in lieu of cash, as described below.

Director Equity Compensation

Members of the Board of Directors and the Chairman are paid their annual retainer fees via the issuance of restricted shares of Common Stock of the Company, in lieu of cash. The number of shares to be issued to each Director and the Chairman is equal to the quotient of the quarterly amount due to each Director and the Chairman, respectively, divided by the average daily closing price of the Company’s stock for the quarter just ended.

Members of the Board of Directors during the fiscal years ended March 31, 2013 and March 31, 2012 did not receive any options or equity compensation for serving as directors other than shares of Common Stock earned in lieu of cash in relation to Director and Chairman fees due.

Other

The Company’s Articles of Incorporation provide for the indemnification of each of the Company’s directors to the fullest extent permitted under Nevada General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 22, 2014 (except as otherwise indicated), regarding beneficial ownership of our Common Stock and our Series I Preferred Stock by (i) each person who is known by us to own beneficially more than 5% of each such class, (ii) each of our directors, (iii) each of our executive officers and (iv) all our directors and executive officers as a group. As of April 22, 2014, we had 562,183,484 shares of Common Stock outstanding (exclusive of 100,000 treasury shares) and 104.242 shares of Series I Preferred Stock outstanding. On any matter presented to the holders of our Common Stock for their action or consideration at any meeting of our Shareholders, each share of Common Stock entitles the holder to one vote and each share of Series I Preferred Stock entitles the holder to the number of votes equal to the number of shares of Common Stock into which such share of Series I Preferred Stock is convertible (1,428,571.4 per whole share).

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As used in the table below and elsewhere in this prospectus, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following April 22, 2014. Except as otherwise indicated, the Shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Amount and Nature of Beneficial Ownership			Percent (%) of Voting Securities
Of Beneficial Owner of Common Stock	Common Stock		Series I Preferred Stock	Beneficially Owned
Nasrat Hakim, President Chief Executive Officer and Director*	13,943,608	(1)	100.000	22%

Barry Dash, Director*	1,158,686	(2)	0	**

Jerry Treppel, Chairman of the Board *	3,226,227	(3)	4.242	1%

Ashok G. Nigalaye, Chief Scientific Officer and Director*	160,896,964	(4)(5)	0	12%

Jeenarine Narine, Director *	151,461,567	(4)(6)	0	10%

Jeffrey Whitnell, Director *	990,511	(7)	0	**

Carter J. Ward, Chief Financial Officer *	3,166,932	(8)	0	**

Epic Investments LLC 227-15 North Conduit Ave. Laurelton, NY 11413	140,850,897	(4)	0	10%

All Directors and Officers as a group	193,993,779	(9)	104.242	36%

________________________

* The address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647.

** Less than 1%

(1)	Includes 13,714,141 shares of Common Stock, and 229,467 shares of Common Stock accrued (but not issued) and owed to Mr. Hakim as of April 22, 2014, pursuant to his employment agreement with the Company.

(2)	Includes 1,025,754 shares of Common Stock, options to purchase 120,000 shares of Common Stock and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Dr. Dash as of April 22, 2014.

(3)

Includes 2,831,558 shares of Common Stock, warrants to purchase up to 375,000 of Common Stock, and 19,669 shares of Common Stock for Chairman of the Board Directors fees accrued (but not issued) and owed to Mr. Treppel as of April 22, 2014.

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(4)	Includes 67,669,232 shares of Common Stock and warrants to purchase 73,181,665 shares of Common Stock held by Epic Investments, LLC. Messrs. Nigalaye and Narine are executive officers and equity owners of Epic Pharma, LLC and Epic Investments, LLC. Epic Pharma, LLC is an equity owner of Epic Investments, LLC. Epic Pharma LLC and Messrs. Nigalaye and Narine share voting and investment control over, and are indirect beneficial owners of, the shares. The interest of Epic Pharma LLC and Messrs. Nigalaye, Narine and Potti in the shares is limited, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Epic Investments, LLC.

(5)	Includes 14,275,289 shares of Common Stock, warrants to purchase 5,757,666 shares of Common Stock, and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Dr. Nigalaye as of April 22, 2014.

(6)

Includes 5,839,892 shares of Common Stock, warrants to purchase 4,757,666 shares of Common Stock, and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Mr. Narine as of April 22, 2014.

(7)	Includes 977,399 shares of common stock and 13,112 shares of Common Stock for Board of Directors fees accrued (but not issued) and owed to Mr. Whitnell as of April 22, 2014.

(8)	Includes 2,230,596 shares of Common Stock, options to purchase 250,000 shares of Common Stock, warrants to purchase 666,667 shares of Common Stock and 19,669 shares of Common Stock accrued (but not issued) and owed to Mr. Ward as of April 22, 2014 pursuant to his employment agreement with the Company.

(9)	Includes 108,563,861 shares of Common Stock, warrants to purchase 84,738,664 shares of Common Stock, options to purchase 370,000 shares of Common Stock and 321,254 shares of Common Stock accrued (but not issued) and owing as of April 22, 2014 for payment of Chairman’s Fees, Directors Fees in accordance with the Company’s policy regarding compensation of the Chairman and Director, and for payment of salaries pursuant to applicable employment agreements for the Company’s Chief Executive Officer and Chief Financial Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

Certain Related Person Transactions

Transactions with Nasrat Hakim

On August 1, 2013, Elite Laboratories Inc. (“Elite Labs”), our wholly owned subsidiary, executed an asset purchase agreement (the “Mikah Purchase Agreement”) with Mikah Pharma LLC (“Mikah”), an entity that is wholly owned by Mr. Nasrat Hakim, who, in conjunction with this transaction, was appointed as our Chief Executive Officer, President and a Director on August 2, 2012, and acquired from Mikah a total of 13 Abbreviated New Drug Applications (“ANDAs”) consisting of 12 ANDAs approved by the FDA and one ANDA under active review with the FDA, and all amendments thereto (the “Acquisition”) for aggregate consideration of $10,000,000, inclusive of imputed interest payable pursuant to a non-interest bearing, secured convertible note due in August 2016 (the “Mikah Note”). The Mikah Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Convertible Preferred Stock.

The Mikah Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Mikah Note was convertible at the option of Mikah into shares of Common Stock at a rate of $0.07 (approximately 14,286 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the asset purchase agreement and Note were executed and/or into shares of the Company’s Series I Convertible Preferred Stock at the rate of 1 share of Series I Preferred Stock for each $100,000 of principal owed on the Mikah Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate. Pursuant to a security agreement (the “Security Agreement”), repayment of the Mikah Note was secured by the ANDAs acquired in the Acquisition.

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On February 7, 2014, Mikah converted the principal amount of $10,000,000, representing the entire principal balance due under the Mikah Note, into 100 shares of the Company’s Series I Preferred Stock.

On October 15, 2013, Elite entered into a bridge loan agreement (the “Hakim Credit Line Agreement”) with Mr. Hakim. Under the terms of the Hakim Credit Line Agreement, Elite has the right, in its sole discretion to a line of credit (the “Hakim Credit Line”) in the maximum principal amount of up to $1,000,000 at any one time. Mr. Hakim provided the Hakim Credit Line for the purpose of supporting the acceleration of Elite’s product development activities. The outstanding amount is evidenced by a promissory note which shall mature on June 30, 2015, at which time the entire unpaid principal balance, plus accrued interest thereon shall be due and payable in full. Elite may prepay any amounts owed without penalty. Any such prepayments shall first be applied to interest due and owing and then to principal. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Hakim Credit Line Agreement, the Company may borrow, repay and reborrow under the Hakim Credit Line through maturity. Amounts borrowed under the Hakim Credit Line bear interest at the rate of ten percent (10%) per annum.

For information about our employment agreement with Mr. Hakim, please see “Executive Compensation-Agreements with Named Executive Officers” above.

Transactions with Jerry Treppel

On June 12, 2012 (the “Effective Date”), we entered into a bridge loan agreement (the “Loan Agreement”) with Jerry Treppel, our Chairman and CEO. Under the terms of the Loan Agreement, we have the right, in our sole discretion, to a line of credit (the “Credit Line”) in the maximum principal amount of up to $500,000 at any one time. By amendment, the maximum principal amount was increased to $1,000,000 in December 2012. Mr. Treppel provided the Credit Line for the purpose of supporting the acceleration of our product development activities. The outstanding amount will be evidenced by a promissory note which shall mature on the earlier of (i) such date as we raise at least $2,000,000 in gross proceeds from the sale of any of our equity securities or (ii) July 31, 2013, at which time the entire unpaid principal balance plus accrued interest thereon shall be due and payable in full. We may prepay any amounts owed without penalty. Any such prepayments shall first be attributable to interest due and owing and then to principal. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Loan Agreement, we may borrow, repay, and reborrow under the Credit Line through maturity. Amounts borrowed under the Credit Line will bear interest at the rate of ten percent (10%) per annum. As of March 31, 2013, the principal balance owed under the Credit Line was $600,000 with an additional $13,151 in accrued interest also owed, in accordance with the terms and conditions of the Credit Line.

On November 21, 2013, Mr. Treppel converted the $600,000 unpaid balance into an unsecured convertible note (the “Treppel Note”). The Treppel Note was amended on February 7, 2014 to make it convertible into shares of the Company’s Series I Preferred Stock. The Treppel Note, as amended, was interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Note was convertible at the option of Treppel on and after the first anniversary of the date of the Note into shares of the Company’s Common Stock at a rate of $0.099 (approximately 10,101 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the Note was executed, and/or into shares of the Company’s Series I Preferred Stock at a rate of 1 share of Series I Preferred Stock for each $141,442.7157 of principal owed on the Treppel Note. The conversion rate was adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate.

On February 7, 2014, Treppel converted the principal amount of $600,000, representing the entire principal balance due under the Treppel Note into 4.242 shares of the Company’s Series I Preferred Stock.

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For information about our employment agreement with Mr. Treppel, please see “Executive Compensation-Agreements with Named Executive Officers” above.

Transactions with Epic Pharma LLC and Epic Investments LLC

On March 18, 2009, the Company entered into the Epic Strategic Alliance Agreement with Epic Pharma, LLC and Epic Investments, LLC, a subsidiary controlled by Epic Pharma LLC. Ashok G. Nigalaye, Jeenarine Narine and Ram Potti, each were elected as members of our Board of Directors, effective June 24, 2009, as the three directors that Epic is entitled to designate for appointment to the Board pursuant to the terms of the Epic Strategic Alliance Agreement. Messrs. Nigalaye, Narine and Potti are also officers of Epic Pharma, LLC, in the following capacities:

•	Mr. Nigalaye, Chairman and Chief Executive Officer of Epic Pharma, LLC;
•	Mr. Narine, President and Chief Operating Officer of Epic Pharma, LLC;
•	Mr. Potti, Vice President of Epic Pharma, LLC.

The Strategic Alliance Agreement expired on June 4, 2012.

On December 31, 2012, Mr. Potti resigned as a Director of the Company. His seat on the Board of Directors was not filled.

As part of the operation of the strategic alliance, the Company and Epic identified areas of synergy, including, without limitation, raw materials used by both entities, equipment purchases, contract manufacturing/packaging and various regulatory and operational resources existing at Epic that could be utilized by the Company.

With regards to synergies related to raw materials usage, the strategic alliance allowed the Company to purchase such raw materials from Epic, at the Epic acquisition cost, without markup. In all cases, the acquisition cost of Epic was lower than those costs available to the Company, mainly as a result of efficiencies of scale generated by significantly larger volumes purchased by Epic during the course of their normal operations. During the fiscal years ended March 31, 2013 and March 31, 2012, an aggregate amount of $71,480 and $15,552, respectively, in such materials was purchased from Epic Pharma LLC. All purchases were at Epic Pharma’s acquisition cost, without markup and evidenced by supporting documents of Epic Pharma LLC’s acquisition cost.

With regards to synergies related to regulatory and operational resources, the strategic alliance allowed the Company to utilize Epic’s substantial resources and technical competencies on an “as needed” basis at a cost equal to Epic’s actual cost for only the resources utilized by the Company. Without such access to Epic’s resources, the Company would have to invest significant amounts in human resources and fixed assets as well as incur substantial costs with third party providers to provide the same resources provided by Epic and necessary for the operations of the Company.

During the fiscal years ended March 31, 2013 and March 31, 2012, an aggregate amount of $31,354 and $133,003, respectively, was paid to Epic as reimbursement for costs associated with facility maintenance, engineering and regulatory resources utilized by the Company.

During the fiscal years ended March 31, 2013 and March 31, 2012, the Company incurred a total of $362,347 and $275,768, respectively in contract manufacturing and/or packaging costs for the Company’s Phentermine, Hydromorphone, Methadone and Immediate Release Lodrane products.

During the fiscal years ended March 31, 2013 and 2012, equipment purchases from Epic totaled $-0- and $52,000, respectively.

Total purchases from Epic by the Company during the fiscal years ended March 31, 2013 and 2012 were $465,181 and $476,323, respectively.

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On October 2, 2013, we executed a Manufacturing and License Agreement (“M&L Agreement”) with Epic Pharma LLC. (“Epic”), to manufacture, market and sell in the United States and Puerto Rico 12 generic products owned by Elite. Of the 12 products, Epic will have the exclusive right to market six products as listed in Schedule A of the M&L Agreement, and a non-exclusive right to market six products as listed in Schedule D of the M&L Agreement. Epic is responsible for all regulatory and pharmacovigilance matters related to the products and for all costs related to the site transfer for all products. Pursuant to the M&L Agreement, Elite will receive a license fee and milestone payments. The license fee will be computed as a percentage of the gross profit, as defined in the M&L Agreement, earned by Epic as a result of sales of the products. The manufacturing cost used for the calculation of the license fee is a predetermined amount per unit plus the cost of the drug substance (API) and the sales cost for the calculation is predetermined based on net sales. If Elite manufactures any product for sale by Epic, then Epic shall pay that same predetermined manufacturing cost per unit plus the cost of the API. The license fee is payable monthly for the term of the M&L Agreement. Epic shall pay to Elite certain milestone payments as defined by the M&L Agreement. The first milestone payment was due on or before November 15, 2013 and has been paid. Subsequent milestone payments are due upon the filing of each product’s supplement with the U.S. Food and Drug Administration (“FDA”) and the FDA approval of site transfer for each product as specifically itemized in the M&L Agreement. The term of the M&L Agreement is five years and may be extended for an additional five years upon mutual agreement of the parties. Twelve months following the launch of a product covered by the M&L Agreement, Elite may terminate the marketing rights for any product if the license fee paid by Epic falls below a designated amount for a six month period of that product. Elite may also terminate the exclusive marketing rights if Epic is unable to meet the annual unit volume forecast for a designated Product group for any year, subject to the ability of Epic, during the succeeding six month period, to achieve at least one-half of the prior year’s minimum annual unit volume forecast. The M&L Agreement may be terminated by mutual agreement of Elite and Epic, as a result of a breach by either party that is not cured within 60 days notice of the breach or by Elite as a result of Epic becoming a party to a bankruptcy, reorganization or other insolvency proceeding that continues for a period of 30 days or more.

Director Independence

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a Director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on us or the related person in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

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We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock being offered hereby, including post-effective amendment no. 1 thereto. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Elite Pharmaceuticals, Inc. and the Common Stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

LEGAL MATTERS

The validity of the Common Stock offered in this Prospectus has been passed upon for us by Richard Feiner, Esq., 381 Park Avenue South, Suite 1601, New York, New York 10016.

EXPERTS

The consolidated balance sheets of Elite Pharmaceuticals, Inc. as of March 31, 2013 and 2012 and the related consolidated statements of operations, stockholder's deficit, and cash flows for each of the two years in the period ended March 31, 2013, included in this registration statement on Form S-1, have been audited by Demetrius Berkower LLC , an independent registered public accounting firm, as stated in their report appearing with the financial statements. These financial statements are included in reliance upon the report of Demetrius Berkower LLC given upon their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our articles of incorporation and bylaws to the fullest extent legally permissible under the laws of Nevada against all expenses, liability and loss, reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Unless our Board determines by a majority vote of a quorum of disinterested directors that, based upon the facts known, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to our best interest (or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful), costs, charges and expenses (including attorneys' fees) incurred by such person in defending a civil or criminal proceeding shall be paid by the Company in advance upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by the bylaws, and upon satisfaction of other conditions required by current or future legislation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

PAGE
Reports Of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets- As of March 31, 2013 and 2012	F-2

Consolidated Statements Of Operations- Fiscal Years ended March 31, 2013 and 2012	F-4

Consolidated Statements Of Changes In Stockholders (Deficit) Equity- Fiscal Years ended March 31, 2012 and 2013	F-5

Consolidated Statements Of Cash Flows- Fiscal Years ended March 31, 2013 and 2012	F- 7

Notes To Consolidated Financial Statements	F-8

Consolidated Balance Sheets- As of December 31, 2013 (unaudited)	F – 40

Consolidated Statements Of Operations- Three and Nine Months ended December 31, 2013 (unaudited)	F – 42

Consolidated Statements Of Changes In Stockholders (Deficit) Equity- Nine Months ended December 31, 2013 (unaudited)	F – 43

Consolidated Statements Of Cash Flows- Three and Nine Months ended December 31, 2013 (unaudited)	F – 44

Notes To Consolidated Financial Statements (unaudited)	F - 45

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2013 and 2012

	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$369,023	$668,407
Accounts receivable (net of allowance for doubtful accounts of -0- and -0- respectively)	665,154	396,847
Inventories (net of reserve of $93,338)	1,358,146	304,882
Prepaid expenses and other current assets	151,051	127,704

Total Current Assets	2,543,374	1,497,840

PROPERTY AND EQUIPMENT , net of accumulated depreciation of $5,068,522 and $4,659,670, respectively	4,028,943	4,284,786

INTANGIBLE ASSETS – net of accumulated amortization of $-0- and $-0-, respectively	694,426	642,848

OTHER ASSETS
Investment in Novel Laboratories, Inc.	3,329,322	3,329,322
Security deposits	14,314	14,913
Restricted cash – debt service for EDA bonds	267,820	280,585
EDA bond offering costs, net of accumulated amortization of $107,519 and $93,030, respectively	246,934	261,423

Total Other Assets	3,858,390	3,886,243

TOTAL ASSETS	$11,125,133	$10,311,717

The accompanying notes are an integral part of the consolidated financial statements

F-2

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2013 and 2012

	2013	2012
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
EDA bonds payable	$3,385,000	$3,385,000
Short term loans and current portion of long-term debt	606,296	13,316
Accounts payable and accrued expenses	1,325,126	1,066,494
Deferred revenues – current	13,333	13,333
Preferred share derivative interest payable	27,500	70,966
Total Current Liabilities	5,357,255	4,549,109

LONG TERM LIABILITIES
Deferred revenues	152,223	165,558
Other long term liabilities	91,571	87,404
Derivative liability – preferred shares	6,334,621	8,506,106
Derivative liability – warrants	7,862,848	11,987,222
Total Long Term Liabilities	14,441,263	20,746,290

TOTAL LIABILITIES	19,798,518	25,295,399

STOCKHOLDERS’ DEFICIT
Common stock – par value $0.001, Authorized 690,000,000 shares. Issued 374,493,959 shares and 331,649,738 shares, respectively. Outstanding 374,393,959 shares and 331,549,738 shares, respectively.	374,495	331,650

Additional paid-in-capital	119,690,336	114,910,812

Accumulated deficit	(128,431,375)	(129,919,303)

Treasury stock at cost (100,000 common shares)	(306,841)	(306,841)

TOTAL STOCKHOLDERS’ DEFICIT	(8,673,385)	(14,983,682)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$11,125,133	$10,311,717

The accompanying notes are an integral part of the consolidated financial statements

F-3

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2013	2012
REVENUES
Manufacturing Fees	$2,214,271	$1,120,050
Royalties & Profit Splits	806,365	648,211
Lab Fee Revenues	382,889	655,857
Total Revenues	3,403,526	2,424,118

COSTS OF REVENUES	2,315,154	1,013,674

Gross Profit	1,088,372	1,410,444

OPERATING EXPENSES
Research and Development	975,250	1,735,689
General and Administrative	1,513,468	1,410,192
Non-cash compensation through issuance of stock options	45,866	24,453
Depreciation and Amortization	116,921	206,248
Total Operating Expenses	2,651,505	3,376,582

(LOSS) FROM OPERATIONS	(1,563,133)	(1,966,138)

OTHER INCOME / (EXPENSES)
Interest expense, net	(253,745)	(229,592)
Change in fair value of warrant derivatives	4,089,491	(1,444,075)
Change in fair value of preferred share derivatives	(561,684)	(11,227,957)
Interest expense attributable to preferred share derivatives	(139,219)	(424,465)
Discount in Series E issuance attributable to beneficial conversion features	(437,500)	(250,000)
Total Other Income / (Expense)	2,697,343	(13,576,088)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	1,134,210	(15,542,226)

CREDIT FOR INCOME TAXES	353,718	483,952

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,487,928	$(15,058,274)

NET INCOME (LOSS) PER SHARE
Basic	$0.00	$(0.06)
Diluted	$(0.00)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	349,075,642	259,163,279
Diluted	526,880,118	259,163,279

The accompanying notes are an integral part of the consolidated financial statements

F-4

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS (DEFICIT) EQUITY

FOR THE YEAR ENDED MARCH 31, 2012

	Common Stock		Additional Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Capital	Shares	Amount	Deficit	Deficit
Balance at March 31, 2011	180,545,657	$180,546	$97,116,044	100,000	$(306,841)	$(114,861,029)	$(17,871,280)

Net Loss						(15,058,274)	(15,058,274)

Common shares issued in lieu of cash in payment of preferred share derivative interest expense	8,410,384	8,410	627,769				636,179

Conversion of Series B, Series C, Series D and Series E Preferred Shares into Common Shares	140,493,195	140,493	17,023,687				17,164,181

Non-cash compensation through the issuance of stock options			24,452				24,452

Costs associated with raising capital			(342,169)				(342,169)

Common shares issued in payment of Directors’ Fees	1,505,613	1,506	144,388				145,894

Common shares issued in payment of employee salaries	694,889	695	66,641				67,336

Proceeds received in exchange for beneficial conversion provisions embedded in Series E Preferred Shares			250,000				250,000

Balance at March 31, 2012	331,649,738	$331,650	$114,910,812	100,000	$(306,841)	$(129,919,303)	$(14,983,682)

The accompanying notes are an integral part of the consolidated financial statements

F-5

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS (DEFICIT) EQUITY

FOR THE YEAR ENDED MARCH 31, 2013

	Common Stock		Additional Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Capital	Shares	Amount	Deficit	Deficit
Balance at March 31, 2012	331,649,738	$331,650	$114,910,812	100,000	$(306,841)	$(129,919,303)	$(14,983,682)

Net Income						1,487,928	1,487,928

Common shares issued in lieu of cash in payment of preferred share derivative interest expense	1,860,943	1,861	180,824				182,684

Conversion of Series B, Series C and Series E Preferred Shares into Common Shares	29,863,563	29,865	3,140,807				3,170,671

Non-cash compensation through the issuance of stock options			45,866				45,866

Costs associated with raising capital (net of adjustments)			240,144				240,144

Issuance of Common Shares pursuant to the exercise of warrants	9,293,227	9,293	590,091				599,384

Common shares issued in payment of Directors’ Fees	1,200,588	1,201	94,846				96,047

Common shares issued in payment of employee salaries	625,900	626	49,446				50,072

Proceeds received in exchange for beneficial conversion provisions embedded in Series E Preferred Shares			437,500				437,500

Balance at March 31, 2013	374,493,959	$374,495	$119,690,336	100,000	$(306,841)	$(128,431,375)	$(8,673,385)

The accompanying notes are an integral part of the consolidated financial statements

F-6

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED MARCH 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,487,928	$(15,058,274)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	423,340	484,151
Change in fair value of warrant derivative liability	(4,089,491)	(1,444,075)
Change in fair value of preferred share derivative liability	561,684	11,227,957
Discount in Series E issuance attributable to embedded beneficial conversion feature	437,500	250,000
Preferred share derivative interest satisfied by the issuance of common stock	182,684	636,179
Salaries and Directors Fees satisfied by the issuance of common stock	146,119	213,230
Non-cash compensation satisfied by the issuance of common stock and options	45,866	24,452
Non-cash rent expense	9,112	11,090
Non-cash lease accretion	1,356	1,276

Changes in Assets and Liabilities
Accounts receivable	(268,305)	174,820
Inventories	(1,053,264)	311,480
Prepaid and other current assets	(22,748)	19,231
Accounts payable, accrued expenses and other current liabilities	251,611	(133,749)
Deferred revenues and Customer deposits	(13,335)	—
Derivative interest payable	(43,466)	—
NET CASH USED IN OPERATING ACTIVITIES	(1,943,409)	(394,082)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(119,489)	(201,777)
Cost of leasehold improvements	(33,519)	(421,556)
Costs incurred for intellectual property assets	(51,578)	(45,292)
Withdrawals from restricted cash, net	12,765	10,835
NET CASH USED IN INVESTING ACTIVITIES	(191,822)	(657,790)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series E Convertible Preferred Stock	437,500	250,000
Proceeds from Executions of Cash Warrants	564,500	—
Proceeds from draws against Treppel Credit Line	600,000	—
Other loan payments	(6,297)	(13,411)
Costs associated with raising capital, net of adjustments	240,144	(342,169)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,835,847	(105,580)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(299,384)	(1,157,451)

CASH AND CASH EQUIVALENTS – beginning of period	668,407	1,825,858
CASH AND CASH EQUIVALENTS – end of period	$369,023	$668,407

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	237,874	228,317
Cash paid for taxes	6,099	2,849

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Loan to purchase equipment	—	13,200

The accompanying notes are integral part of the consolidated financial statements

F-7

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Elite Pharmaceuticals, Inc. and its consolidated subsidiaries, (collectively the “Company”) including its wholly-owned subsidiary, Elite Laboratories, Inc. (“Elite Labs”) for the years ended March 31, 2013 (“Fiscal 2013”) and 2012 (“Fiscal 2012”). Our Company consolidates all entities that we control by ownership of a majority voting interest. As of March 31, 2013, the financial statements of all wholly-owned entities are consolidated and all significant intercompany accounts are eliminated upon consolidation.

NATURE OF BUSINESS

Elite Pharmaceuticals, Inc. was incorporated on October 1, 1997 under the laws of the State of Delaware, and its wholly-owned subsidiary Elite Laboratories, Inc. was incorporated on August 23, 1990 under the laws of the State of Delaware. On January 5, 2012, Elite Pharmaceuticals was reincorporated under the laws of the State of Nevada. Elite Labs engages primarily in researching, developing and licensing proprietary controlled-release drug delivery systems and products. The Company is also equipped to manufacture controlled-release products on a contract basis for third parties and itself if and when the products are approved; however the Company has concentrated on developing orally administered controlled-release products. These products include drugs that cover therapeutic areas for pain, allergy and infection. The Company also engages in research and development activities for the purpose of obtaining Food and Drug Administration approval, and, thereafter, commercially exploiting generic and new controlled-release pharmaceutical products. The Company also engages in contract research and development on behalf of other pharmaceutical companies.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments. The Company places its cash and cash equivalents with high-quality, U.S. financial institutions and, to date has not experienced losses on any of its balances.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

LONG-LIVED ASSETS

The Company periodically evaluates the fair value of long-lived assets, which include property and equipment and intangibles, whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Such conditions may include an economic downturn or a change in the assessment of future operations. A charge for impairment is recognized whenever the carrying amount of a long-lived asset exceeds its fair value. Management has determined that no impairment of long-lived assets has occurred.

F-8

Property and equipment are stated at cost. Depreciation is provided on the straight-line method based on the estimated useful lives of the respective assets which range from five to forty years. Major repairs or improvements are capitalized. Minor replacements and maintenance and repairs which do not improve or extend asset lives are expensed currently.

Upon retirement or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is recognized in income.

Costs incurred to acquire intangible assets such as for the application of patents and trademarks are capitalized and amortized on the straight-line method, based on their estimated useful lives ranging from five to fifteen years, commencing upon approval of the patent and trademarks. Such costs are charged to expense if the patent or trademark is unsuccessful.

RESEARCH AND DEVELOPMENT

Research and development expenditures are charged to expense as incurred.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances, which, at times, may exceed the amounts insured by the Federal Deposit Insurance Corp. Uninsured balances at March 31, 2013 are $369,023. Management does not believe that there is any significant risk of losses.

The Company in the normal course of business extends credit to its customers based on contract terms and performs ongoing credit evaluations. An allowance for doubtful accounts due to uncertainty of collection is established based on historical collection experience. Amounts are written off when payment is not received after exhaustive collection efforts. During Fiscal 2013 and Fiscal 2012 the Company generated all its revenues from six companies. The termination of the contracts with either of such four companies will result in the loss of a significant amount of revenues currently being earned.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the recognition of revenue, the amount of the allowance for doubtful accounts receivable and the fair value of intangible assets, stock-based awards and derivatives.

INCOME TAXES

The Company uses the liability method for reporting income taxes, under which current and deferred tax liabilities and assets are recorded in accordance with enacted tax laws and rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Under the liability method, the amounts of deferred tax liabilities and assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Further tax benefits are recognized when it is more likely than not, that such benefits will be realized. Valuation allowances are provided to reduce deferred tax assets to the amount considered likely to be realized.

F-9

GAAP prescribes a recognition threshold and measurement attribute for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. GAAP requires that the financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. No adjustments related to uncertain tax positions were recognized during Fiscal 2013 and Fiscal 2012.

The Company recognizes interest and penalties related to uncertain tax positions as a reduction of the income tax benefit. No interest and penalties related to uncertain tax positions were accrued as of March 31, 2013 and March 31, 2012.

The Company operates in multiple tax jurisdictions within the United States of America. Although we do not believe that we are currently under examination in any of our major tax jurisdictions, we remain subject to examination in all of our tax jurisdiction until the applicable statutes of limitation expire. As of March 31, 2013, a summary of the tax years that remain subject to examination in our major tax jurisdictions are: United States – Federal, 2009 and forward, and State, 2005 and forward. The Company did not record unrecognized tax positions for the years ended March 31, 2013 and 2012.

EARNINGS PER COMMON SHARE

Basic earnings per common share is calculated by dividing net earnings by the weighted average number of shares outstanding during each period presented. Diluted earnings per share are calculated by dividing earnings by the weighted average number of shares and common stock equivalents. The Company’s common stock equivalents consist of options, warrants and convertible securities.

REVENUE RECOGNITION

Revenues earned under manufacturing agreements with other pharmaceutical companies are recognized on the date of shipment of the product, when title for the goods is transferred, and for which the price is agreed to and it has been determined that collectability is reasonably assured.

Revenues derived from royalties and profit splits are recognized when such are reasonably estimable and collectible. Revenues from royalties and profit splits which cannot be reasonably estimated are recognized when the payment is received.

Revenues derived from providing research and development services under contracts with other pharmaceutical companies are recognized when earned. These contracts provide for non-refundable upfront and milestone payments. Because no discrete earnings event has occurred when the upfront payment is received, that amount is deferred until the achievement of a defined milestone. Each nonrefundable milestone payment is recognized as revenue when the performance criteria for that milestone have been met. Under each contract, the milestones are defined, substantive effort is required to achieve the milestone, the amount of the non-refundable milestone payment is reasonable, commensurate with the effort expended, and achievement of the milestone is reasonably assured.

Revenues earned by licensing certain pharmaceutical products developed by the Company are recognized at the beginning of a license term when the Company’s customer has legal right to the use of the product. Revenues are recognized on licensing income on a straight line basis over the life of the licensing agreement.

F-10

TREASURY STOCK

The Company records common shares purchased and held in treasury at cost.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of current assets and liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of noncurrent assets are reasonable estimates of their fair values based on management’s evaluation of future cash flows. The long-term liabilities are carried at amounts that approximate fair value based on borrowing rates available to the Company for obligations with similar terms, degrees of risk and remaining maturities.

STOCK-BASED COMPENSATION

The Company accounts for all stock-based payments and awards under the fair value based method. Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if the Company had paid cash instead of paying with or using equity based instruments on an accelerated basis. The cost of the stock-based payments to nonemployees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

The Company accounts for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. Share based awards granted to employees with a performance condition are measured based on the probable outcome of that performance condition during the requisite service period. Such an award with a performance condition is accrued if it is probable that a performance condition will be achieved. Compensation costs for stock-based payments to employees that do not include performance conditions are recognized on a straight-line basis. The fair value of all share purchase options is expensed over their vesting period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital

The Company uses the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

The compensation expense recognized for the years ended March 31, 2013 and 2012 was $45,866 and $24,453, respectively.

F-11

FAIR VALUE MEASUREMENTS

The Company adopted Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, for financial and non-financial assets and liabilities.

ASC 820 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost). The Company utilizes the market approach. The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs that reflect the reporting entity’s own assumptions.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company believes that all recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial statements.

NOTE 2	MANAGEMENT’S LIQUIDITY PLANS

The Company reported a net profits of approximately $1.5 million for Fiscal 2013 and a net loss of approximately $15.1 million for Fiscal 2012. At March 31, 2013, the Company had a working capital deficiency of approximately $2.8 million and an accumulated deficit of approximately $128.6 million, consolidated assets of approximately $11.1 million, and negative stockholders’ equity of approximately $8.8 million. The Company has not generated any significant operating profits to date. During the fiscal year ended March 31, 2013, the Company raised $437,500 of net proceeds from the sale of Series E Preferred Stock and $564,500 from the exercise of cash warrants.

On June 12, 2012, Elite entered into a bridge loan agreement, as amended on December 5, 2012, (the “Treppel Credit Line Agreement”) with Jerry Treppel, the Company’s Chairman and CEO. Under the terms of the Treppel Credit Line Agreement, Elite has the right, in its sole discretion to a line of credit (the “Treppel Credit Line”) in the maximum principal amount of up to $1,000,000, at any one time. Mr. Treppel provided the Treppel Credit Line for the purpose of supporting the acceleration of Elite’s product development activities. The outstanding amount is evidenced by a promissory note which shall mature on the earlier of (i) such date as Elite raises at least two million dollars in gross proceeds from the sale of any of its equity securities or (ii) July 31, 2013, at which time the entire unpaid principal balance, plus accrued interest thereon shall be due and payable in full. Elite may prepay any amounts owed without penalty. Any such prepayments shall first be due and owing and then to principal. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of an Event of Default as defined in the Treppel Credit Line Agreement, the Company may borrow, repay and reborrow under the Treppel Credit Line through maturity. Amounts borrowed under the Treppel Credit Line bear interest at the rate of ten percent (10%) per annum. For more detailed information, please refer to the Current Reports on Form 8-K filed with the SEC on June 13, 2012 and December 10,2012, with such filings being herein incorporated by reference.

F-12

As of the March 31, 2013, the principal balance of the Treppel Credit Line was $600,000.

On April 19, 2013, subsequent to the end of Fiscal 2013, the Company entered into a purchase agreement (the “LPC Purchase Agreement”), together with a registration rights agreement (the “LPC Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“LPC”).

Under the terms and subject to the conditions of the LPC Agreement, the Company has the right to sell to and LPC is obligated to purchase up to $10 million in shares of the Company’s Common Stock, subject to certain limitations, from time to time, over the 36 month period commencing on May 9, 2013, the date that the registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the LPC Registration Rights Agreement, was declared effective by the SEC. The Company may direct LPC, at its sole discretion and subject to certain conditions, to purchase stock in amounts of up to $80,000 on any single business day, so long as at least two business days have passed since the most recent purchase, increasing to up to $500,000 per purchase, depending upon the closing sale price of the Common Stock. The purchase price of the shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to LPC on a day the Common Stock closing price is less than the floor price of $0.07 per share, subject to adjustment. The Company’s sales of shares of Common Stock to LPC under the LPC Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by LPC and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of Common Stock.

A Current Report on Form 8-K was filed with the SEC on April 22, 2013 with regards to the LPC Purchase Agreement and LPC Registration Rights Agreement with such filing being herein incorporated by reference. A Securities Registration Statement on Form S-1 was filed with the SEC on April 25, 2013, with such filing being herein incorporated by reference. The registration statement was declared effective by the SEC on May 9, 2013, with such filings being herein incorporated by reference.

The Company’s strategy is to continue to be engaged in the development and manufacturing of oral controlled-release products. It will continue to develop generic versions of controlled-release drug products with high barriers to entry and assist partner companies in the life cycle management of products to improve off-patent drug products. The Company has four products currently being sold commercially. In addition, the Company has a generic product which was purchased and for which the Company is in the process of transferring the manufacture of such product to its facility in Northvale, New Jersey, and a pipeline of products under development.

F-13

As of March 31, 2013, the Company’s principal source of liquidity was approximately $0.4 million of cash and cash equivalents. The Company may also receive funds through the exercise of outstanding stock options and warrants and, subsequent to March 31, 2013, entered into the LPC Purchase Agreement and LPC Registration Rights Agreement, which could provide up to $10 million from the sale shares of the Company’s Common Stock to LPC. The Company also is exploring raising additional funds through the sale of its equity or debt securities or otherwise. However, there can be no assurance of the exercise of any outstanding options or warrants, the sale of shares of Common Stock pursuant to the LPC Purchase Agreement, the raising of funds pursuant to any new funding arrangements, or that any cash received from such sources will be material to contribute sufficient amounts to continue operating activities. Even if the Company were to receive the amounts enumerated in the LPC Purchase Agreement or from the exercise of outstanding options and warrants, there can be no assurances that the Company will not be required to seek additional capital in the future and that the Company will be able to obtain such additional capital on favorable terms, if at all.

As a result there is no assurance that the Company’s business strategy will be successfully implemented, and with the Company’s existing working capital levels, there can be no assurance that the Company will continue as a going concern.

NOTE 3	INVENTORIES

Inventories are recorded at the lower of cost or market.  Inventories at March 31, 2013 and 2012 consist of the following:

	2013	2012
Finished Goods	$—	$—
Work-in-Process	676,726	25,200
Raw Materials	774,758	373,020
	1,451,484	398,220
Less: Inventory Valuation Reserve	(93,338)	(93,338)
	$1,358,146	$304,882

The Inventory Valuation Reserve as of March 31, 2013 and March 31, 2012, consists of raw materials with an aggregate cost of $93,338 being expired materials with no commercial value

NOTE 4 -	PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2013 and 2012 consists of the following:

	2013	2012
Laboratory manufacturing, and warehouse equipment	$5,563,694	$5,448,732
Office equipment	67,414	64,927
Furniture and fixtures	49,804	49,804
Transportation equipment	66,855	66,855
Land, building and improvements	3,349,696	3,314,138
	9,097,463	8,944,456
Less: Accumulated depreciation and amortization	(5,068,522)	(4,659,670)
	$4,028,941	$4,284,786

F-14

Depreciation and amortization expense amounted to $423,340 and $484,156 for the years ended March 31, 2013 and 2012, respectively.

NOTE 5 -	INTANGIBLE ASSETS

Costs to acquire intangible assets, such as asset purchases of Abbreviated New Drug Applications (“ANDA’s”) which are approved by the FDA or costs incurred in the application of patents are capitalized and amortized on the straight-line method, based on their estimated useful lives ranging from five to fifteen years, commencing upon approval of the patent or site transfers required for commercialization of an acquired ANDA. Such costs are charged to expense if the patent application or ANDA site transfer is unsuccessful.

As of March 31, 2013 and 2012, the following costs were recorded as intangible assets on the Company’s balance sheet:

	2013	2012
Intangible assets at beginning of fiscal year
Patent application costs	192,848	147,556
ANDA acquisitions	450,000	450,000
Less: Accumulated Amortization	—	—
Net Intangible Assets at beginning of fiscal year	642,848	597,556

Intangible asset costs capitalized during the fiscal year
Patent application costs	51,578	45,292
ANDA acquisition costs		—
Total cost of intangible assets capitalized	51,578	45,291

Amortization of intangible assets during fiscal year
Patent application costs	—	—
ANDA acquisition costs	—	—
Total amortization of intangible assets	—	—

Impairment of intangible assets during the fiscal year
Patent application costs	—	—
ANDA acquisition costs	—	—
Accumulated amortization of impaired assets	—	—
Net impairment of intangible assets	—	—

Intangible assets at end of fiscal year
Patent application costs	244,424	192,848
Trademarks		—
ANDA acquisition costs	450,000	450,000
Less: Accumulated Amortization		—
Net Intangible Assets	$694,424	$642,848

The costs incurred in patent applications totaling $51,578 and $45,292 for Fiscal 2013 and Fiscal 2012, respectively, were all related to our abuse resistant and extended release opioid product lines. The Company is continuing its efforts to achieve approval of such patents. Additional costs incurred in relation to such patent applications will be capitalized as intangible assets, with amortization of such costs to commence upon approval of the patents.

F-15

On May 22, 2012, the United States Patent and Trademark Office (“USPTO”) issued U.S. Patent No. 8,182,836, entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof. A Current Report on Form 8-K was filed with the SEC on May 22, 2012, with such filing being herein incorporated by reference.

On April 23, 2013, the USPTO issued Patent No. 8,425,933 entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof”. A Current Report on Form 8-K was filed with the SEC on April 23, 2013, with such filing being herein incorporated by reference.

The ANDA acquisition costs of $450,000 recorded as of the beginning of Fiscal 2012 and included as a part of intangible assets as of March 31, 2013 and March 31, 2012, are related to our acquisition of the ANDA for Phentermine 37.5mg tablets.

NOTE 6	INVESTMENT IN NOVEL LABORATORIES INC.

At the end of 2006, Elite entered into a joint venture with VGS Pharma, LLC (“VGS”) and created Novel Laboratories, Inc. (“Novel”), a privately-held company specializing in pharmaceutical research, development, manufacturing, licensing, acquisition and marketing of specialty generic pharmaceuticals. Novel's business strategy is to focus on its core strength in identifying and timely executing niche business opportunities in the generic pharmaceutical area. Elite’s ownership interest in Novel’s Class A Voting Common Stock of Novel is approximately 10% of the outstanding shares of Class A Voting Common Stock of Novel. As of October 1, 2007, Elite deconsolidated its financial statements from Novel and the investment in Novel is accounted for under the cost method of accounting.

As of June 2013, the US-FDA website lists 19 products approved in the name of Novel and an additional 8 products approved in the name of the Novel’s marketing arm, Gavis Pharmaceuticals (“Gavis”). Market data also list three additional products being marketed by Gavis. There are accordingly a total of 30 products currently identified as being approved/marketed by Novel and Gavis, with such total representing an increase of 4 products as compared to a comparable point in the prior year.

Furthermore, Novel has provided to the Company, copies of its prior year tax returns and management prepared forecasts showing growing revenues.

We also know from public information that Perrigo Company acquired rights in 2010 for an undisclosed amount to an additional Novel ANDA approved in 2010 for the product HalfLytely®. Novel believes this is a first to file ANDA. Perrigo expects to be in a position to launch a generic version of this product later this year and they expect to have 180 days of generic exclusivity. Novel will manufacture the product exclusively for Perrigo. Annual sales for the branded product were approximately $80 million according to Wolters Kluwer.

In accordance with GAAP, the company records an impairment write-down to such investments when the cost of the investment exceeds its fair value and when the decline in value is determined to be other-than temporary. Indicators of an other-than-temporary decline in value include, without limitation, the following:

F-16

•	A significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee
•	A significant adverse change in the regulatory, economic, or technological environment of the investee
•	A significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates
•	A bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment
•	Factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants.

A review and assessment of all documents available, public announcements by Novel and communications with the management of Novel does not indicate the existence of impairment indicators. Accordingly, the Company determined that no impairment is required in the valuation of its investment in Novel as of March 31, 2013. The valuation of the Company’s investment in Novel remains at $3,329,322, an amount equal to the valuation as of March 31, 2012 with no impairment write downs.

NOTE 7 -	NJEDA BONDS

On August 31, 2005, the Company successfully completed a refinancing of a prior 1999 bond issue through the issuance of new tax-exempt bonds (the “Bonds”) via the issuance of the following:

Description	Principal Amount On Issue Date	Interest Rate	Maturity
Series A Note	$3,660,000	6.50%	September 1, 2030
Series B Note	495,000	9.0%	September 1, 2012

The net proceeds, after payment of issuance costs, were used (i) to redeem the outstanding tax-exempt Bonds originally issued by the Authority on September 2, 1999, (ii) refinance other equipment financing and (iii) for the purchase of certain equipment to be used in the manufacture of pharmaceutical products. As of March 31, 2013, all of the proceeds were utilized by the Company for such stated purposes.

Interest is payable semiannually on March 1 and September 1 of each year. The Bonds are collateralized by a first lien on the Company’s facility and equipment acquired with the proceeds of the original and refinanced Bonds. The related Indenture requires the maintenance of a Debt Service Reserve Fund as follows:

Description	Amount
Series A Note Proceeds	$366,000
Series B Note Proceeds	49,500
Total	$415,500

The Debt Service Reserve is maintained in restricted cash accounts that are classified in Other Assets.

F-17

Bond issue costs were paid from the bond proceeds and are being amortized over the life of the bonds. These costs and amortization activity are summarized as follows:

Description	Balances As of March 31, 2012	Amortization Expense Current YTD	Balances As of Current Balance Sheet Date
Bond Issue Costs	$354,453		$354,453
Accumulated Amortization	(93,030)	(14,489)	(107,519)
Unamortized Balance	$261,423		$246,934

The NJEDA Bonds require the Company to make an annual principal payment on September 1st of varying amounts as specified in the loan documents and semi-annual interest payments on March 1st and September 1st, equal to interest due on the outstanding principal at the applicable rate for the semi-annual period just ended.

Due to the Company not having sufficient funds, the following withdrawals were made from the debt service reserve, with the funds being used to make interest payments due to the holders of the NJEDA Bonds:

Payment Date	Amount
March 1, 2009	$120,775
September 1, 2009	120,775
March 1, 2010	113,075
September 1, 2010	113,075
March 1, 2011	113,075
September 1, 2011	113,075
March 1, 2012	113,075
September 1, 2012	113,075
March 1, 2013	113,075

Due to the Company not having sufficient funds, a the following withdrawal was made from the debt service reserve, with the funds being used to make a principal payment due to the holders of the NJEDA Bonds:

Payment Date	Amount
September 1, 2009	$210,000

Pursuant to the terms of the NJEDA Bonds, the Company is required to replenish any amounts withdrawn from the debt service reserve and used to make principal or interest payments in six monthly installments, each being equal to one-sixth of the amount withdrawn and with the first installment due on the 15th of the month in which the withdrawal from debt service reserve occurred and the remaining five monthly payments being due on the 15th of the five immediately subsequent months. The Company has, to date, made all payments required in relation to the withdrawals made from the debt service reserve in relation to the Restricted Cash Interest Payments and the Restricted Cash Principal Payment.

In addition, the Company did not have sufficient funds available to make the principal payments due on September 1, 2010, September 1, 2011 and September 1, 2012. These principal payments are summarized as follows:

Payment Date	Amount
September 1, 2010	$225,000	(1)
September 1, 2011	470,000	(2)
September 1, 2012	730,000	(3)

F-18

(1)	The Company request to withdraw funds from the debt service reserve to pay the amount due on September 1, 2010 was denied by the Trustee and accordingly, the principal payment due on such date was not made.
(2)	The principal payment due on September 1, 2011, included the amount due and September 1, 2010 and not paid. There were not sufficient funds available in the debt service reserve and the principal payment due on September 1, 2011 was not made.
(3)	The principal payment due on September 1, 2012, included the amount due and September 1, 2011 and not paid. There were not sufficient funds available in the debt service reserve and the principal payment due on September 1, 2012 was not made.

The Company has received Notices of Default from the Trustee of the NJEDA Bonds in relation to the withdrawals from the debt service reserve and non-payment of principal amounts due on September 1, 2010, 2011 and 2012. Resolution of the Company’s default under the NJED Bonds will have a significant effect on our ability to operate in the future.

Due to issuance of a Notice of Default being received from the Trustee of the NJEDA Bonds, and until the event of default is waived or rescinded, the Company has classified the entire principal balance due on the NJEDA Bonds, as a current liability.

Bond financing consisting of the following, as of March 31,

	2013	2012

Refinanced NJEDA Bonds	$3,385,000	$3,385,000

Current portion	(3,385,000)	(3,385,000

Long term portion, net of current maturities	$—	$—

Maturities of Bonds for the next five years are as follows:

YEAR ENDING MARCH 31,	AMOUNT
2014	$915,000
2015	195,000
2016	210,000
2017	220,000
2018	85,000
Thereafter	1,760,000
$3,385,000

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NOTE 8 -	LOANS PAYABLE AND LONG TERM DEBT

Loans payable and long term debt consisted of the following:

	March 31, 2013		March 31, 2012
	Current	Long- Term	Current	Long- Term
Note payable to First Niagara Bank in 60 monthly installments of $1,180, including interest at the rate of 9.00% per annum; Final payment in September 2012 ; Secured by vehicle purchased with proceeds of loan	$—	$—	$6,923	$—

Capital lease payable to Shimadzu Financial Services; 24 payments of $594; Final payment due in March 2014	6,295	—	6,393	6,295

Balance due on Treppel Credit Line (note 2)	600,000	—	—	—

TOTAL	$606,295	$—	$13,316	$6,295

NOTE 9 -	LEASES OF RENTAL PROPERTIES

The following leases for rental properties were operative during the year ended March 31, 2013:

135 Ludlow Ave (see note 10)
Effective Date	July 1, 2010

Termination Date	December 31, 2015

Lease term	5 years with 2 tenant renewal options for 5 years each

Rent expense for the 2012 Fiscal Year	$90,338
Rent expense for the 2013 Fiscal Year	$90,338

Minimum 5 Year Lease Payments*
Fiscal year ended March 31, 2014	83,259
Fiscal year ended March 31, 2015	85,344
Fiscal year ended March 31, 2016	87,363
Fiscal year ended March 31, 2017	89,112
Fiscal year ended March 31, 2018	90,894
$435,972

F-20

* Minimum lease payments are exclusive of additional expenses related to certain expenses incurred in the operation and maintenance of the premises, including, without limitation, real estate taxes and common area charges which may be due under the terms and conditions of the lease, but which are not quantifiable at the time of filing of this annual report on Form 10-K

Rent expense related to the operating lease at 135 Ludlow was recorded using the straight line method and summarized as follows:

Summary of Rent Expense – 135 Ludlow Avenue
	Fiscal Year Ended March 31, 2013	Fiscal Year Ended March 31, 2012
Rent Expense	$90,338	$90,338

Actual lease payments	81,228	79,248

Increase in deferred rent liability	9,110	11,090

Balance of deferred rent liability	68,263	59,154

NOTE 10 -	LEASE OF 135 LUDLOW AVENUE

The Company entered into a lease for a portion of a one-story warehouse, located at 135 Ludlow Avenue, Northvale, New Jersey, consisting of approximately 15,000 square feet of floor space. The lease term began on July 1, 2010 and is classified as an operating lease.

The lease includes an initial term of 5 years and 6 months and the Company has the option to renew the lease for two additional 5 year terms. The property related to this lease will be used for the storage of pharmaceutical finished goods, raw materials, equipment and documents as well as pharmaceutical manufacturing, packaging and distribution activities.

This property required significant leasehold improvements and qualification as a prerequisite to achieving suitability for such intended future use and in January 2013, the Company began shipping commercial product that was manufactured and packaged at the 135 Ludlow Avenue facility.

Please refer to Note 9 of these financial statements for details on minimum lease payments, rent expense and deferred rent liabilities.

NOTE 11 -	LEASE TERMINATION COSTS - 135 LUDLOW AVENUE

The lease for the property located at 135 Ludlow Avenue, Northvale NJ, includes a requirement that, at termination, the Company return the property to its condition at the inception of the lease, with normal wear and tear excepted. Such requirement accordingly represents an unconditional obligation associated with the retirement of a long-lived asset and subject to ASC 410 of the Codification. The Company estimates such costs would amount to $50,000, at lease termination, and pursuant to ASC 410 has recorded a liability and offsetting asset equal to the present value, at lease inception, of such obligation. This liability is accreted over the term of the lease (including extensions), using the interest method.

F-21

NOTE 12 -	DEFERRED REVENUES

Deferred revenues in the aggregate amount of $165,556, consisting of a current component of $13,333 and a long term component of $152,223 represents the unamortized amount of a $200,000 advance payment received for a licensing agreement with a fifteen year term beginning in September 2010 and ending in August 2025. The advance payment was recorded as deferred revenue when received and is earned, on a straight line basis over the fifteen year life of the license. The current component is equal to the amount of revenue to be earned during the 12 month period immediately subsequent to the balance date and the long term component is equal to the amount of revenue to be earned thereafter.

NOTE 13 -	RELATED PARTY TRANSACTION – BORROWING AGAINST TREPPEL CREDIT LINE

Activity on the Treppel Credit Line Agreement during Fiscal 2013 and Fiscal 2012 is summarized as follows:

	Fiscal 2013	Fiscal 2012
Balance of Credit Line at beginning of Fiscal Year	$—	$—
Draws on credit line	600,000	—
Repayment of credit line	—	—
Balance of Credit Line at end of Fiscal Year	$600,000	$—

Interest expense accrued	$22,493	$—
Interest expense paid	9,342	—
Interest owed as of March 31,	$13,151	$—

For further details on the Treppel Credit Line, please refer to Note 2 of these financial statements as well as Current Reports on Form 8-K filed with the SEC on June 13, 2012 and December 10, 2012.

NOTE 14 -	PREFERRED SHARE DERIVATIVE INTEREST PAYABLE

Preferred share derivative interest payable as of March 31, 2013 consisted of $27,500 in derivative interest accrued as of March 31, 2013. The full amount of derivative interest payable as of March 31, 2013 was paid via the issuance of 358,663 shares of Common Stock, in lieu of cash, in April 2013.

Preferred share derivative interest payable as of March 31, 2012 consisted of $70,965 in derivative interest accrued as of March 31, 2012. The full amount of derivative interest payable as of March 31, 2012 was paid via the issuance of 802,789 shares of Common Stock, in lieu of cash, in April 2012.

F-22

NOTE 15 -	DERIVATIVE LIABILITIES – PREFERRED SHARES

Accounting Standard Codification “ASC” 815 – Derivatives and Hedging, which provides guidance on determining what types of instruments or embedded features in an instrument issued by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in the pronouncement on accounting for derivatives. These requirements can affect the accounting for warrants and convertible preferred instruments issued by the Company. As the conversion features within, and the detachable warrants issued with the Company’s Series B, Series C, and Series E Preferred Stock, do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future, we have concluded that the instruments are not indexed to the Company’s stock and are to be treated as derivative liabilities.

The Preferred Stock Derivative Liabilities are measured at fair market value, using the market approach and a level 1 fair value hierarchy, on a recurring basis as of March 31, 2013 and March 31, 2012, in accordance with the valuation techniques discussed in ASC 820.

Preferred Stock Derivative Liabilities – Fiscal 2013
	Series B	Series C	Series E	Total
Preferred shares Outstanding as of March 31, 2013	—	1,375	1,800	3,175

Underlying common shares into which Preferred may convert	—	9,166,669	74,074,075	83,240,744

Closing price on valuation date	$0.0761	$0.0761	$0.0761	$0.0761

Preferred stock derivative liability at March 31, 2013	$—	$697,584	$5,637,037	$6,334,621

Change in preferred stock derivative liability for Fiscal 2013				$561,684

The change of $561,684 in value of the preferred stock derivative liability occurring during Fiscal 2013 is included in the amount reported in the “Other Income/(Expense)” section of the statement of operations. Increases in value are reported as other expenses and decreases in value are reported as other income. During Fiscal 2013 there was a net increase in the value of the preferred stock derivative liability, so therefore the amount shown above represents another expense item on the income statement.

F-23

Preferred Stock Derivative Liabilities – Fiscal 2012
	Series B	Series C	Series E	Total
Preferred shares Outstanding as of March 31, 2012	797	2,666	1,750	5,213

Underlying common shares into which Preferred may convert	5,310,393	17,773,333	71,428,571	94,512,297

Closing price on valuation date	$0.09	$0.09	$0.09	$0.09

Preferred stock derivative liability at March 31, 2012	$477,935	$1,599,600	$6,428,571	$8,506,106

Change in preferred stock derivative liability for Fiscal 2012				$11,227,957

The change of $11,227,957 in value of the preferred stock derivative liability occurring during the 2012 Fiscal Year is included in the amount reported in the “Other Income/(Expense)” section of the statement of operations. Increases in value are reported as other expenses and decreases in value are reported as other income.

NOTE 16 -	DERIVATIVE LIABILITIES - WARRANTS

To date, the Company has authorized the issuance of Common Stock Purchase Warrants, with terms of five to seven years, to various corporations and individuals, in connection with the sale of securities, loan agreements and consulting agreements. Exercise prices range from $0.0625 to $0.25 per warrant. The warrants expire at various times through April 25, 2018.

A summary of warrant activity for the fiscal years indicated below is as follows:

	Fiscal Year 2013		Fiscal Year 2012
	Warrant Shares	Weighted Average Exercise Price	Warrant Shares	Weighted Average Exercise Price
Balance at beginning of year	161,478,979	$0.09	155,325,048	$0.15

Warrants issued	—	—	4,000,000	$0.06

Warrant Adjustments	—	—	3,379,551	—

Warrant exercises, forfeited or expired	22,134,040	$0.20	1,225,620	$3.00

Ending Balance	139,344,939	$0.08	161,478,979	$0.09

Accounting Standard Codification “ASC” 815 – Derivatives and Hedging, which provides guidance on determining what types of instruments or embedded features in an instrument issued by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in the pronouncement on accounting for derivatives. These requirements can affect the accounting for warrants and convertible preferred instruments issued by the Company. As the conversion features within, and the detachable warrants issued with the Company’s Series B, Series C, and Series E Preferred Stock, do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future, we have concluded that the instruments are not indexed to the Company’s stock and are to be treated as derivative liabilities.

F-24

The Warrant Derivative Liabilities are measured at fair market value, using the market approach and a level 3 fair value hierarchy, on a recurring basis as of March 31, 2013 and March 31, 2012, in accordance with the valuation techniques discussed in ASC 820.

The portion of derivative liabilities related to outstanding warrants was valued using the Black-Scholes option valuation model, a level 3 fair value hierarchy using the following assumptions:

	March 31 2013	March 31 2012
Risk-Free interest rate	.04% - .77%	.05% - 1.3%
Expected volatility	106% - 168%	57% - 181%
Expected life (in years)	0.5 – 5.1	0.1 – 6.1
Expected dividend yield	—	—
Number of warrants	139,344,939	161,478,979

Fair value – Warrant Derivative Liability	$7,862,848	$11,987,222

Change in warrant derivative liability for the twelve months ended	$(4,089,491)	$1,444,075

The risk free interest rate was based on rates established by the US Treasury Department. The expected volatility was based on the historical volatility of the Company’s share price for periods equal to the expected life of the outstanding warrants at each valuation date. The expected dividend rate was based on the fact that the Company has not historically paid dividends on common stock and does not expect to pay dividends on common stock in the future.

The changes of $(4,089,491) and $1,444,075 in value of the warrant derivative liability occurring during the years ended March 31, 2013 and 2012, respectively, are included in the amounts reported in the “Other Income/(Expense)” section of the statement of operations. Increases in value are reported as other expenses and decreases in value are reported as other income.

The following table summarizes, as of March 31, 2013, the warrant activity subject to Level 3 inputs which are measured on a recurring basis:

Fair value measurements of warrants using significant unobservable inputs

(Level 3)

	Fiscal 2013	Fiscal 2012
Balance at Beginning of Fiscal Year	$11,987,222	$10,543,145
Warrants Issued	—	815,761
Warrants Exercised	(707,216)	—
Change in fair value of warrant liability	(3,417,158)	628,316
Balance at End of Fiscal Year	7,862,848	$11,987,222

F-25

NOTE 17 -	BENEFICIAL CONVERSION FEATURES OF SERIES E PREFERRED SHARES

The Series E Preferred shares include an option, exercisable from the issuance date, to convert to common shares at prices which were less than the market price of the Company’s Common Stock on the date such Series E Preferred shares were issued. The difference between the share price and option price represents a beneficial conversion feature existing on the issue date.

In accordance with GAAP, the beneficial conversion feature was valued separately and allocated to additional paid in capital. The valuations were calculated using the relative fair value method allocating the proceeds from each issuance of the Series E Preferred shares to the conversion option and detachable warrants, if such warrants were included with an issuance.

The beneficial conversion option is then required to be recognized as a discount and amortized over a period that begins on the date of issuance and ends on the earliest conversion date. As the conversion options were exercisable on their issue date, the full value assigned to the conversion option was immediately amortized and charged to interest expense.

During Fiscal 2013, the Company issued a total of 437.5 shares of Series E Preferred Stock which included a conversion option at a price that was less than the market price of the Company’s Common Stock on the date of issuance of the Series E Preferred Stock.

The valuation of the beneficial conversion feature, and detachable warrants, where applicable, for Series E Preferred Share issuances during Fiscal 2013 and Fiscal 2012 is summarized as follows:

	Fiscal 2013	Fiscal 2012
Series E Shares Issued	437.5	250
Detachable Warrants Issued	—	—
Gross Proceeds Received	$437,500	$250,000

Gross Valuation of Warrants Issued	—	—
Gross Valuation of Beneficial Conversion	$437,500	$763,619

Proceeds Allocated to Warrants	—	—
Proceeds Allocated to Beneficial Conversion Feature	$437,500	$250,000
Total Allocation of Proceeds	$437,500	$250,000

NOTE 18 -	COMMON STOCK

During Fiscal Years 2013 and 2012, the Company issued a total of 42,844,221 shares and 151,104,071 shares of Common Stock, respectively, with such issuances of Common Stock being summarized as follows:

F-26

Description	Fiscal Year 2013	Fiscal Year 2012

Common Shares issued in lieu of cash payment in payment of preferred share derivative interest expenses totaling $182,684 and $636,179 for Fiscal 2013 and Fiscal 2012, respectively	1,860,943	8,410,374

Common Shares issued pursuant to the conversion of Series B, Series C, and Series E Convertible Preferred Share derivatives, with such derivative liabilities totaling $3,170,670 and $17,164,181, for Fiscal 2013 and Fiscal 2012, respectively, at the time of their conversion.	29,863,563	140,493,195

Common Shares issued in payment of Director’s fees totaling $96,047 and $145,894 for Fiscal 2013 and Fiscal 2013, respectively	1,200,588	1,505,613

Common shares issued in payment of employee salaries totaling $50,072 and $67,336 for Fiscal 2013 and Fiscal 2012, respectively.	625,900	694,889

Common shares issued pursuant to warrants exercised	9,293,227	—

Total Common Shares issued during Fiscal 2013 and 2012	42,844,221	151,104,071

Common Shares outstanding at March 31,	374,493,949	331,649,738

NOTE 19 -	PER SHARE INFORMATION

Basic earnings per share of common stock (“Basic EPS”) is computed by dividing the net income(loss) by the weighted-average number of shares of common stock outstanding. Diluted earnings per share of common stock (“Diluted EPS”) is computed by dividing the net income(loss) by the weighted-average number of shares of common stock and dilutive common stock equivalents and convertible securities then outstanding. GAAP requires the presentation of both Basic EPS and Diluted EPS, if such Diluted EPS is not anti-dilutive, on the face of the Company’s Consolidated Statements of Operations. As the Company had a net loss for Fiscal Year 2012, Diluted EPS is not presented as the effect of the Company’s common stock equivalents and convertible securities is anti-dilutive.

Basic EPS is calculated as follows:

	Fiscal Year 2013	Fiscal Year 2012
Numerator
Net Income (Loss) attributable to common shareholders	$1,487,928	$(15,167,289)

Denominator
Weighted average shares of common stock outstanding	349,075,642	259,163,279

Net (Loss) per Share – Basic	$0.00	$(0.06)

Potentially dilutive securities excluded from the calculation of diluted loss per share for Fiscal 2012 ( in accordance with GAAP)
Stock Options	—	2,999,000

Convertible Preferred Stock	—	94,512,298

Warrants	—	161,478,979

F-27

Diluted EPS (for Fiscal 2013) is calculated as follows:

Fiscal Year 2013
Numerator
Net Income attributable to common shareholders	$1,487,928
Adjustments to Net Income
Reversal of Change in Value of Preferred Share Derivatives	561.684
Reversal of Change in Value of Warrant Derivatives	(4,089,491)
Reversal of Derivative Interest Expense	139,219

Net loss attributable to common shareholders on a diluted basis	$(1,900,660)

Denominator
Weighted average shares of common stock outstanding	349,075,642
Dilutive effects of convertible preferred stock, warrants and options
Convertible preferred Stock	83,240,744
Warrants	94,421,813
Stock Options	141,919
Weighted average shares outstanding – diluted	526,880,118

Diluted EPS	$(0.00)

NOTE 20 -	STOCK-BASED COMPENSATION

Part or all of the compensation paid by the Company to its Directors and employees consists of the issuance of Common Stock or via the granting of options to purchase Common Stock

Stock-based Director Compensation

The Company’s Director compensation policy instituted in October 2009 includes provisions that Director’s fees are to be paid via the issuance of shares of the Company’s Common Stock, in lieu of cash, with the valuation of such shares being calculated on a quarterly basis and equal to the average closing price of the Company’s common stock for the quarter just ended.

During Fiscal 2013, the Company issued 1,200,588 shares of Common Stock to its Directors in payment of Director’s fees in the aggregate amount of $130,000 and related to the calendar year ending on December 31, 2012. On the date of their issuance, the Common Shares had a value of $96,047, based upon the closing price of the Company’s Common Stock on such date. Please note that the shares issued during Fiscal 2013, include those shares owed and not yet issued at the end of Fiscal Year 2012.

F-28

During Fiscal Year 2012, the Company issued 1,505,613 shares of Common Stock to its Directors in payment of Director’s fees in the aggregate amount of $130,000 and related to the period beginning on January 1, 2011 and ending on December 31, 2011. On the date of their issuance, the Common Shares had a value of $145,894, based upon the closing price of the Company’s Common Stock on such date. Please note that the shares issued during Fiscal Year 2012, include those shares owed and not yet issued at the end of Fiscal Year 2011.

As of March 31, 2013, the Company owes its Directors a total of 327,635 shares of Common Stock in payment of Directors Fees totaling $27,500 for the three months ended March 31, 2013. The Company anticipates that these shares of Common Stock will be issued during the fiscal year ended March 31, 2014.

Stock-based Employee Compensation

Employment contracts with the Company’s President, Chief Financial Officer and certain other employees includes provisions for a portion of each employees salaries to be paid via the issuance of shares of the Company’s Common, in lieu of cash, with the valuation of such shares being calculated on a quarterly basis and equal to the average closing price of the Company’s common stock for the quarter just ended.

During Fiscal Year 2013, the Company issued a total of 625,900 shares of Common Stock to its President, Chief Financial Officer and certain other employees in payment of salaries in the aggregate amount of $67,917 and related to the period calendar year ended December 31, 2012. On the date of their issuance, the Common Shares had a value of $50,072, based upon the closing price of the Company’s Common Stock on such date. Please note that the shares issued during Fiscal 2013, include those shares owed and not yet issued at the end of Fiscal 2012.

During Fiscal Year 2012, the Company issued a total of 694,889 shares of Common Stock to its President, Chief Financial Officer and certain other employees in payment of salaries in the aggregate amount of $60,000 and related to the period beginning on January 1, 2011 and ending on December 31, 2011. On the date of their issuance, the Common Shares had a value of $67,336, based upon the closing price of the Company’s Common Stock on such date. Please note that the shares issued during Fiscal Year 2012, include those shares owed and not yet issued at the end of Fiscal Year 2011.

As of March 31, 2013, the Company owes its President, Chief Financial Officer and certain other employees a total of 288,913 shares of Common Stock in payment of salaries totaling $24,250 for the three months ended March 31, 2013, with such amount being recorded in accrued expenses. The Company anticipates that these shares of Common Stock will be issued during the fiscal year ended March 31, 2014.

Stock option based Employee Compensation

During Fiscal 2013, the Company issued, to various employees, options to purchase a total of 985,000 shares Common Stock, in aggregate (the “2013 Options”). The 2013 Options have an exercise price of $0.12 per share, vest equally over a three year period which commences one year from the date of grant and expire ten years from the date of grant. The fair value of the 2013 Options was $113,842, computed using the Black-Scholes options pricing model on the grant date. Such fair value is being amortized by the Company, on a straight line basis, over the vesting period and recorded on the Company’s Statement of Income as “Non-cash compensation through the issuance of stock options”.

F-29

During the year ended March 31, 2010 (“Fiscal 2010”) the Company issued, to various employees, options to purchase a total of 1,000,000 shares of Common Stock, in aggregate (the “2010 Options”). The 2010 Options have an exercise price of $0.10, vest over a three year period which commences one year from the date of grant and expire ten years from the date of grant. The fair value of the 2010 Options was $93,452, computed using the Black-Scholes options pricing model on the grant date. Such fair value is being amortized by the Company, on a straight line basis, over the vesting period, and recorded on the Company’s Statement of Income as “Non-cash compensation through the issuance of stock options”.

Stock option based employee compensation is summarized as follows:

	Fiscal Year 2013	Fiscal Year 2012

Non-cash compensation expense related to the 2010 Options	$17,405	$24,453

Non-cash compensation expense related to the 2013 Options	28,461	—

Total non-cash compensation through the issuance of stock options	$45,866	$24,453

NOTE 21 -	STOCK OPTION PLANS

Under its 2004 Stock Option Plan and prior options plans, the Company may grant stock options to officers, selected employees, as well as members of the Board of Directors and advisory board members. All options have generally been granted at a price equal to or greater than the fair market value of the Company’s Common Stock at the date of the grant. Generally, options are granted with a vesting period of up to three years and expire ten years from the date of grant.

Transactions under the plans for the years indicated were as follows:

	Fiscal Year 2013		Fiscal Year 2012
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at beginning of year	2,999,000	$1.53	3,057,000	$1.51

Options Granted	985,000	$0.12	—	—

Options Exercised	—	—	—	—

Options Expired/Forfeited	(45,000)	$1.59	(58,000)	$0.10

Outstanding at end of year	3,939,000	$0.86	2,999,000	$1.53

F-30

The following table summarizes information about stock options outstanding at March 31, 2013:

Range	Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Options Exercisable	Weighted Average Exercise Price
$ 0.01 – 1.00	1,890,000	8.3	$0.11	905,000	$0.09
1.01 – 2.00	99,000	4.8	$1.08	99,000	$1.08
2.01 – 3.00	1,950,000	3.2	$2.22	1,450,000	$2.21

$ 0.01 – 3.00	3,939,000	5.5	$1.18	2,454,000	$1.38

As of March 31, 2013, there were 5,535,100 options available for future grant under our Stock Option Plan.

NOTE 22 -	INCOME TAXES

The components of the credit for income taxes are as follows:

	Year Ended March 31,
	2013	2012
Federal:
Current	$—	$—
Deferred	—	—

State
Current	$(6,099)	$(2,849)
Deferred		—

Sale of New Jersey Net Operating Losses	359,817	$486,801

Net Credit for Income Taxes	$353,718	$483,952

The Major components of deferred tax assets and liabilities at March 31, 2013 and 2012 are as follows:

	March 31,
	2013	2012
Federal
Net Operating Loss Carry forward	$17,968,000	$16,826,617
Valuation Allowance	(17,968,000)	(16,826,617)
	$—	$—

State
Net Operating Loss Carryforwards	$2,420,000	$897,589
Valuation Allowance	(2,420,000)	897,589
	$—	$—

F-31

At March 31, 2013 and 2012, a 100% valuation allowance is provided, as it is uncertain if the deferred tax assets will provide any future benefits because of the uncertainty about the Company’s ability to generate the future taxable income necessary to use the net operating loss carryforwards.

NOTE 23 -	REMOVAL OF LODRANE PRODUCTS FROM THE US MARKET

On March 3, 2011, the U.S. Food and Drug Administration (“US-FDA”) announced its intention to remove approximately 500 cough/cold and allergy related products from the U.S. market. The Company manufactured two of the drugs impacted by the US-FDA’s action. The affected products are:

Product	Active Ingredient , Strength
Lodrane® 24 Capsules	Brompheniramine maleate, 12mg
Lodrane® 24D Capsules	Brompheniramine maleate, 12mg/pseudoephedrine HCl, 90mg

According to the press release issued by the US-FDA, manufacturers must stop manufacturing the affected products within 90 days after March 3, 2011 and distribution of the effected products must stop within 180 days after March 3, 2011.

For the year ended March 31, 2011, gross revenues earned by the Company from the Lodrane® products equaled $4.2 million, or approximately 97% of the Company’s total income for the year.

Shortly after the announcement by the US-FDA, the Company’s customer for the Lodrane® products cancelled all outstanding orders, other than those for which manufacturing had already begun, advising the Company that existing stocks of Lodrane® were sufficient and that additional quantities could not be sold prior to the 180 day deadline announced by the US-FDA.

The last shipment of Lodrane® products was made by the Company in April 2011 and manufacturing of Lodrane® has ceased.

While the timing of the announcement by the US-FDA resulted in such having a minimal effect on the Company’s operations for the 2011 Fiscal Year, the Company’s inability to manufacture Lodrane® has a material adverse effect on its revenues for periods beginning after March 31, 2011.

Please refer to the Current Report on Form 8-K filed with the SEC on March 4, 2011, such filing being herein incorporated by reference, for further details on this announcement.

NOTE 24 -	MAJOR CUSTOMERS

Six customers accounted for substantially all of the Company’s revenues for Fiscal 2013. Included in these six customers are three customers that accounted for approximately 90 percent of revenues for Fiscal 2012, and three additional customers that had little or no related revenues for Fiscal 2012.

F-32

NOTE 25 -	TRANSACTIONS WITH RELATED PARTIES

Transactions with Epic Pharma LLC and Epic Investments LLC

On March 18, 2009, the Company entered into the Epic Strategic Alliance Agreement with Epic Pharma, LLC and Epic Investments, LLC, a subsidiary controlled by Epic Pharma LLC, as disclosed in this Annual Report Form 10-K under Item 7 of Part II of this Annual Report on Form 10-K, under the heading “Epic Strategic Alliance Agreement,” Item 9B and Item 10, under the heading “Directors and Executive Officers,” and in our Current Reports on Form 8-K, filed with the SEC on March 23, 2009, May 6, 2009 and June 5, 2009, which disclosures are incorporated herein by reference. Ashok G. Nigalaye, Jeenarine Narine and Ram Potti, each were elected as members of our Board of Directors, effective June 24, 2009, as the three directors that Epic is entitled to designate for appointment to the Board pursuant to the terms of the Epic Strategic Alliance Agreement. Mr. Potti resigned from his position as Director of the Company on December 31, 2012. Messrs. Nigalaye, Narine and Potti are also officers of Epic Pharma, LLC, in the following capacities:

•	Mr. Nigalaye, Chairman and Chief Executive Officer of Epic Pharma, LLC;
•	Mr. Narine, President and Chief Operating Officer of Epic Pharma, LLC;
•	Mr. Potti, Vice President of Epic Pharma, LLC.

As part of the operation of the strategic alliance, the Company and Epic identified areas of synergy, including, without limitation, raw materials used by both entities, equipment purchases, contract manufacturing/packaging and various regulatory and operational resources existing at Epic that could be utilized by the Company.

With regards to synergies related to raw materials usage, the strategic alliance allowed the Company to purchase such raw materials from Epic, at the Epic acquisition cost, without markup. In all cases, the acquisition cost of Epic was lower than those costs available to the Company, mainly as a result of efficiencies of scale generated by significantly larger volumes purchased by Epic during the course of their normal operations. During Fiscal 2013 and Fiscal 2012, an aggregate amount of $71,480 and $15,552, respectively, in such materials was purchased from Epic Pharma LLC. All purchases were at Epic Pharma’s acquisition cost, without markup and evidenced by supporting documents of Epic Pharma LLC’s acquisition cost.

With regards to synergies related to regulatory and operational resources, the strategic alliance allowed the Company to utilize Epic’s substantial resources and technical competencies on an “as needed” basis at a cost equal to Epic’s actual cost for only the resources utilized by the Company. Without such access to Epic’s resources, the Company would have to invest significant amounts in human resources and fixed assets as well as incur substantial costs with third party providers to provide the same resources provided by Epic and necessary for the operations of the Company.

During Fiscal 2013, an aggregate amount of $31,354 was paid to Epic as reimbursement for costs associated with facility maintenance, engineering and regulatory resources utilized by the Company. During Fiscal 2012, an aggregate amount of $133,003 was paid to Epic as reimbursement for costs associated with facility maintenance, engineering and regulatory resources utilized by the Company.

F-33

During Fiscal 2013, the Company incurred a total of $362,347 in contract manufacturing and/or packaging costs to Epic Pharma for the Company’s Phentermine, Hydromorphone, Methadone and Immediate Release Lodrane products. During Fiscal 2012, the Company incurred a total of $275,678 in these costs.

During the fiscal years ended March 31, 2013 and 2012, equipment purchases from Epic totaled $-0- and $52,000, respectively.

Total purchases from Epic by the Company during the fiscal years ended March 31, 2013 and 2012 were $465,181 and $476,323, respectively.

NOTE 27 -	CONVERSIONS OF PREFERRED STOCK DERIVATIVES TO COMMON STOCK

The Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock of Elite Pharmaceuticals (the “Series B Preferred Derivatives”), the Series C 8% Convertible Preferred Stock of Elite Pharmaceuticals (the “Series C Preferred Derivatives”), the Series D 8% Convertible Preferred Stock of Elite Pharmaceuticals (the “Series D Preferred Derivatives”) and the Series E Convertible Preferred Stock Derivatives (the “Series E Preferred Derivatives”, and together with the Series B Preferred Derivatives, the Series C Preferred Derivatives and the Series D Preferred Derivatives, the “Preferred Derivatives”) include provisions entitling the holders of these Preferred Derivatives to convert shares of the Preferred Derivatives into shares of Common Stock. The Preferred Derivatives are classified as a liability to the Company, and the liability represented by those shares of Preferred Derivatives being converted must be valued at the time of such conversion, with increases/(decreases) in the value of preferred share derivative liabilities being appropriately recorded and reflected in the Other Income section of the Company’s Statement of Operations. The amount of equity recorded as a result of the conversion of Preferred Derivatives is equal to the value of such Preferred Derivatives being converted, at the time of the conversion, with such amount also representing the decrease in the Preferred Share Derivative Liability on the Company’s Balance Sheet.

F-34

Conversions of Preferred Derivatives during Fiscal 2013 and Fiscal 2012, are summarized as follows:

	Fiscal 2013	Fiscal 2012
Series B Derivatives
Number of Derivative Shares Converted	797	99
Number of Common Shares issued pursuant to conversion	5,310,387	660,001
Value of Preferred Derivative shares at time of conversion (represents decrease in derivative liability resulting from conversions)	690,350	$72,600
Change in value of preferred share derivative liability recorded at time of conversion	212,415	$(39,600)
Par value of Common Shares issued	5,310	$660
Additional paid in capital recorded as a result of the conversions	685,040	$71,940

Series C Preferred Derivatives
Number of Derivative Shares Converted	1,291	2,752
Number of Common Shares issued pursuant to conversion	8,606,667	18,346,673
Value of Preferred Derivative shares at time of conversion (represents decrease in derivative liability resulting from conversions)	1,204,600	$1,712,667
Change in value of preferred share derivative liability recorded at time of conversion	414,280	$(518,387)
Par value of Common Shares issued	8,607	$18,347
Additional paid in capital recorded as a result of the conversions	1,195,993	$1,694,321

Series D Preferred Derivatives
Number of Derivative Shares Converted	—	4,063
Number of Common Shares issued pursuant to conversion	—	58,042,862
Value of Preferred Derivative shares at time of conversion (represents decrease in derivative liability resulting from conversions)	—	$9,473,715
Change in value of preferred share derivative liability recorded at time of conversion	—	$4,946,372
Par value of Common Shares issued	—	$58,043
Additional paid in capital recorded as a result of the conversions	—	$9,415,672

Series E Preferred Derivatives
Number of Derivative Shares Converted	388	1,563
Number of Common Shares issued pursuant to conversion	15,946,502	63,443,670
Value of Preferred Derivative shares at time of conversion (represents decrease in derivative liability resulting from conversions)	1,275,720	$5,905,197
Change in value of preferred share derivative liability recorded at time of conversion	—	$1,166,521
Par value of Common Shares issued	15,947	$63,444
Additional paid in capital recorded as a result of the conversions	1,259,774	$5,841,754

Total Preferred Derivatives
Number of Derivative Shares Converted	2,475	8,477
Number of Common Shares issued pursuant to conversion	29,863,556	140,493,206
Value of Preferred Derivative shares at time of conversion (represents decrease in derivative liability resulting from conversions)	3,170,671	$17,164,180
Change in value of preferred share derivative liability recorded at time of conversion	626,696	$5,554,906
Par value of Common Shares issued	29,864	$140,493
Additional paid in capital recorded as a result of the conversions	3,140,807	$17,023,687

F-35

Note 28	CONTINGENCIES

On March 1, 2013, the Company did not renew its Directors and Officers insurance policy. As of the date of filing this Annual Report on Form 10-K, management has not been notified any claims against the Company

NOTE 29 -	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through June 21, 2013, the date the accompanying financial statements were issued. The following are material subsequent events:

Common shares issued in lieu of cash in payment of derivative interest expense due as of March 31, 2013

Derivative interest expense related to the Preferred Share derivatives due and payable as of March 31, 2013 were paid during April 2013 through the issuance of 358,663 shares of common stock.

Purchase Agreement with Lincoln Park Capital

On April 19, 2013 (subsequent to the end of Fiscal 2013), the Company entered into a purchase agreement (the “Lincoln Park Purchase Agreement”), together with a registration rights agreement (the “Lincoln Park Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”).

Under the terms and subject to the conditions of the Lincoln Park Purchase Agreement, the Company has the right to sell to, and Lincoln Park is obligated to purchase up to $10 million in shares of the Company’s common stock (“Common Stock”), subject to certain limitations, from time to time, over the 36-month period commencing on May 9, 2013, the date that the registration statement which the Company agreed to file with the SEC pursuant to the Lincoln Park Registration Rights Agreement was declared effective by the SEC. The Company may direct Lincoln Park, at its sole discretion and subject to certain conditions, to purchase stock in amounts up to $80,000 on any single business day so long as at least two business days have passed since the most recent purchase, increasing to up to $500,000 per purchase, depending upon the closing sale price of the Common Stock. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $0.07 per share, subject to adjustment. The Company’s sales of shares of Common Stock to Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

In connection with the Purchase Agreement, the Company issued to Lincoln Park 2,929,115 shares of Common Stock and is required to issue up to 2,929,115 additional shares of Common Stock pro rata as the Company requires Lincoln Park to purchase the Company’s shares under the Lincoln Park Purchase Agreement over the term of the agreement. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

F-36

The Lincoln Park Purchase Agreement and the Lincoln Park Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Lincoln Park Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Lincoln Park Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, without limitation, market conditions, the trading price of the Common Stock and determinations by the Company as to appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the Lincoln Park Purchase Agreement. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Lincoln Park Purchase Agreement. Lincoln Park has convenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Lincoln Park Purchase Agreement will be used for general corporate purposes and working capital requirements.

The foregoing descriptions of the Lincoln Park Purchase Agreement and the Lincoln Park Registration Rights Agreement are qualified in their entirety by reference to the full text of the Lincoln Park Purchase Agreement and the Lincoln Park Registration Rights Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on April 22, 2013, with such filing and each exhibit being incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

A Securities Registration on Form S-1 was filed with the SEC on April 25, 2013 and declared effective by the SEC on May 9, 2013 (the “Lincoln Park Registration Statement”), with such filing being herein incorporated by reference. The requisite Prospectus was filed with the SEC on May 10, 2013, with such filing being herein incorporated by reference.

Issuance of Series G Preferred Stock and Conversion of Series C Preferred Stock

On April 18, 2013, the Company filed a Certificate of Designations with the Nevada Secretary of State designating a new series of convertible preferred stock – Series G Preferred Stock (the “G Preferred Stock”) and setting forth various rights, preferences, restrictions and other matters related to the G Preferred Stock. 1,375 shares were designated as G Preferred Stock, the same number of the then outstanding shares of the Company’s Series C Preferred Stock. On April 19, 2013, the holders of substantially all of the Company’s Series C Preferred Stock exchanged all of their shares of Series C Preferred Stock for an identical number of shares of G Preferred Stock. The various rights, preferences, restrictions and other terms of the G Preferred Stock are substantially the same as those of the Series C Preferred Stock, except that the conversion price of the G Preferred was changed. The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations attached as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 22, 2013, with such filing and exhibit being herein incorporated by reference.

F-37

Conversion of Series G to Common

During the period beginning on April 1, 2013 and up to June 21, 2013, an aggregate of 266 shares of G Preferred Stock were converted into Common Stock, with an aggregate of 3,800,000 shares of Common Stock being issued accordingly.

Shares issued to Lincoln Park

During the period beginning on April 1, 2013 and up to June 21, 2013, an aggregate of 4,785,084 shares of Common Stock were issued to Lincoln Park in accordance with sales of Common Stock made pursuant to the Lincoln Park Purchase Agreement together with the Lincoln Park Registration Rights Agreement.

Initial Shipment of Phentermine Capsules

On April 11, 2013, the Company made the initial shipment of Phentermine HCl capsules 15mg and 30mg, under the license, manufacturing and supply agreement with its sales and marketing partner, triggering a milestone payment. Elite’s sales and marketing partner will distribute the product as part of a multi-product distribution agreement.

A Current Report on Form 8-K was filed with the SEC on April 11, 2013, with such filing being herein incorporated by reference.

Issuance of U.S. Patent for Abuse Resistant Drug Formulation

On April 23, 2013, the Company announced the issuance of U.S. Patent No. 8,425,933, entitled “Abuse-Resistant Oral Dosage Forms and Method of Use Thereof” by the United States Patent and Trademark Office. This is the second issued U.S. patent covering Elite’s abuse resistant technology for opioid products. Elite has additional patents pending in the U.S., Canada and Europe.

A Current Report on Form 8-K was filed with the SEC on April 23, 2013, with such filing being herein incorporated by reference.

Change in Executive Leadership

Effective May 24, 2013, Mr. Chris Dick stepped down as the Company’s President and Chief Operating Officer and as a member of the Board of Directors. Mr. Dick will remain as a consultant with Elite to ensure a smooth transition while the Board of Directors conducts a search for a permanent replacement.

A Current Report on Form 8-K was filed with the SEC on May 21, 2013, with such filing being herein incorporated by reference.

Filing of Citizen Petition with the FDA

On June 10, 2013, the Company submitted a Citizen Petition to the U.S. Food and Drug Administration (the “FDA”) requesting that the FDA make a determination that (a) it is suitable to use the currently approved and marketed ANDA product (ANDA 078648, generic to Drixoral brand) as the Reference Listed Drug (“RLD”) since the current RLD Drixoral brand is no longer available in the marketplace, and (b) that this currently approved and marketed ANDA product is suitable to use as a RLD for an equivalent active ingredient comprised of a different salt.

F-38

The filing of the Citizen Petition represents another step forward in the Company’s continuing efforts to reintroduce its extended release brompheniramine maleate and pseudoephedrine hydrochloride to the marketplace.

Citizen petitions are filed to ask that the FDA take, or refrain from taking, a particular action. Any person may file a citizen petition, and any person may comment on a petition that has been filed. Petitions are governed by and must comply with FDA regulations, specifically 21 C.F.R §10.30, as well as the Federal Food, Drug and Cosmetic Act, specifically §355(q), when applicable.

The Company cannot predict when or if the FDA will respond to, or otherwise take any action with respect to, the Citizen Petition.

F-39

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2013	2013
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$1,080,792	$369,023
Accounts receivable (net of allowance for doubtful accounts of -0-)	1,024,284	665,154
Inventories (net of reserve of -0- and $93,338, respectively)	1,531,645	1,358,146
Prepaid expenses and other current assets	281,065	151,051

Total Current Assets	3,917,786	2,543,374

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $5,391,686 and $5,068,522, respectively	4,116,597	4,028,943

INTANGIBLE ASSETS – net of accumulated amortization of $-0-	6,314,621	694,426

OTHER ASSETS
Investment in Novel Laboratories, Inc.	3,329,322	3,329,322
Security deposits	35,083	14,314
Restricted cash – debt service for EDA bonds	327,014	267,820
EDA bond offering costs, net of accumulated amortization of $118,153 and $107,519, respectively	236,300	246,934

Total Other Assets	3,927,719	3,858,390

TOTAL ASSETS	$18,276,723	$11,125,133

The accompanying notes are an integral part of the condensed consolidated financial statements

F-40

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2013	2013
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
EDA bonds payable	$3,385,000	$3,385,000
Short term loans and current portion of long-term debt	1,177	6,296
Convertible Note Payable (net of debt discount of $3,932,879 and -0-, respectively	6,067,121	-0-
Derivative Liability – convertible note payable	727,273	-0-
Related Party Line of Credit	320,148	600,000
Accounts payable and accrued expenses	1,990,728	1,325,126
Deferred revenues	13,333	13,333
Preferred share derivative interest payable	480	27,500

Total Current Liabilities	12,505,260	5,357,255

LONG TERM LIABILITIES
Deferred revenues	142,223	152,223
Other long term liabilities	98,340	91,571
Derivative liability – preferred shares	19,200	6,334,621
Derivative liability – warrants	10,439,126	7,862,848

Total Long Term Liabilities	10,698,889	14,441,263

TOTAL LIABILITIES	23,204,149	19,798,518

STOCKHOLDERS’ DEFICIT
Common stock – par value $0.001, Authorized 690,000,000 shares. Issued 513,217,800 shares and 374,493,959 shares, respectively. Outstanding 513,117,800 shares and 374,393,959 shares, respectively	513,219	374,495

Additional paid-in-capital	133,075,266	119,690,336

Accumulated deficit	(138,209,070)	(128,431,375)

Treasury stock at cost (100,000 common shares)	(306,841)	(306,841)

TOTAL STOCKHOLDERS’ DEFICIT	(4,927,426)	(8,673,385)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$18,276,723	$11,125,133

The accompanying notes are an integral part of the condensed consolidated financial statements

F-41

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES
Manufacturing Fees	$891,838	$400,494	$2,356,619	$1,246,210
Royalties & Profit Splits	743,125	156,454	1,147,958	439,117
Lab Fee Revenues	58,283	110,734	69,255	195,427

Total Revenues	1,693,246	667,682	3,573,832	1,880,754

COSTS OF REVENUES	994,582	266,792	2,190,229	1,200,787

Gross Profit	698,664	400,890	1,383,603	679,967

OPERATING EXPENSES
Research and Development	1,290,858	238,268	2,715,126	663,625
General and Administrative	494,469	380,976	1,143,487	1,147,112
Non-cash compensation through issuance of stock options	23,662	15,133	52,085	36,379
Depreciation and Amortization	126,827	40,723	372,227	108,094

Total Operating Expenses	1,935,816	675,100	4,282,925	1,955,210

(LOSS) FROM OPERATIONS	(1,237,152)	(274,210)	(2,899,322)	(1,275,243)

OTHER INCOME / (EXPENSES)
Interest expense, net	(359,130)	(63,924)	(689,852)	(183,709)
Change in fair value of warrant derivatives	656,844	5,765,992	(2,576,278)	2,770,912
Change in fair value of preferred share derivatives	4,228	3,963,126	(3,462,104)	(867,741)
Change in fair value of convertible note derivative	(127,273)	—	(127,273)	—
Interest expense attributable to preferred share derivatives	632	(27,818)	(40,428)	(111,719)
Discount in Series E issuance attributable to beneficial conversion features	—	—	—	(437,500)
Other Income	—	—	19,831	—

Total Other Income / (Expense)	175,301	9,637,376	(6,876,104)	1,170,243

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,061,851)	9,363,166	(9,775,426)	(105,000)

PROVISION FOR INCOME TAXES	—	—	(2,269)	(4,023)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,061,851)	$9,363,166	$(9,777,695)	$(109,023)

NET INCOME (LOSS) PER SHARE
Basic	$(0.00)	$0.03	$(0.02)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.02)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	508,638,816	350,220,224	439,720,987	345,384,514
Diluted	508,638,816	486,207,413	439,720,987	345,384,514

The accompanying notes are an integral part of the condensed consolidated financial statements

F-42

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

			Additional
	Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Capital	Shares	Amount	Deficit	Deficit
Balance at March 31, 2013	374,493,959	$374,495	$119,690,336	100,000	$(306,841)	$(128,431,375)	$(8,673,385)

Net Loss						(9,777,695)	(9,777,695)

Common shares sold pursuant to the Lincoln Park Capital purchase agreement	39,630,813	39,631	3,470,369				3,510,000

Common shares issued in lieu of cash in payment of preferred share derivative interest expense	873,518	874	66,575				67,449

Conversion of Series C, Series E and Series G Preferred Shares into Common Shares	91,628,937	91,629	9,685,895				9,777,524

Non-cash compensation through the issuance of stock options			52,085				52,085

Costs associated with raising capital			(47,987)				(47,987)

Common shares issued as commitment shares pursuant to the Lincoln Park Capital purchase agreement	3,957,239	3,957	(3,957)				—

Common shares issued pursuant to the exercise of cash warrants	2,633,334	2,633	161,950				164,583

Balance at December 31, 2013	513,217,800	$513,219	$133,075,266	100,000	$(306,841)	$(138,209,070)	$(4,927,426)

The accompanying notes are an integral part of the condensed consolidated financial statements

F-43

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	NINE MONTHS ENDED DECEMBER 31
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,777,695)	$(109,023)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	334,277	330,543
Change in fair value of warrant derivative liability	2,576,278	(2,770,912)
Change in fair value of preferred share derivative liability	3,462,104	867,741
Change in fair value of convertible note derivative	127,273	—
Discount in Series E issuance attributable to embedded beneficial conversion feature	—	437,500
Preferred share derivative interest satisfied by the issuance of common stock	67,449	155,184
Non-cash compensation accrued	344,500	190,000
Non-Cash Interest Expense	469,805	—
Non-cash compensation from the issuance of options	52,085	36,379
Non-cash rent expense	5,698	7,215
Non-cash lease accretion	1,070	1,008
Changes in Assets and Liabilities
Accounts receivable	(359,130)	(129,539)
Inventories	(173,499)	(679,549)
Prepaid and other current assets	(150,783)	62,425
Accounts payable, accrued expenses and other current liabilities	315,980	137,640
Deferred revenues and Customer deposits	(10,000)	40,130
Derivative interest payable	(27,020)	(43,466)
NET CASH USED IN OPERATING ACTIVITIES	(2,741,608)	(1,466,724)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(379,615)	(110,787)
Cost of leasehold improvements	(31,682)	(32,801)
Costs incurred for intellectual property assets	(22,878)	(40,001)
Deposits to / (withdrawals from) restricted cash, net	(59,194)	(62,466)
NET CASH USED IN INVESTING ACTIVITIES	(493,369)	(246,055)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series E Convertible Preferred Stock	—	437,500
Proceeds from sale of common shares to Lincoln Park Capital	3,510,000	—
Proceeds from exercise of cash warrants	164,583	187,500
Proceeds from draws against credit lines from related parties	320,150	500,000
Other loan payments	—	(5,117)
Costs associated with raising capital	(47,987)	(9,856)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,946,746	1,110,027

NET CHANGE IN CASH AND CASH EQUIVALENTS	711,769	(602,752)

CASH AND CASH EQUIVALENTS – beginning of period	369,023	668,407
CASH AND CASH EQUIVALENTS – end of period	$1,080,792	$65,655

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$160,680	$115,623
Cash paid for taxes	2,269	4,023
Non-Cash Financing Transactions
Commitment shares issued to Lincoln Park Capital	320,522	—
Conversion of Preferred Shares to Common Shares	9,777,524	—
Acquisition of intellectual property	5,597,317	—
Convertible note payable	5,597,317	—
Issuance of note payable to related party in payment of balance due on line of credit owed to the same related party	600,000

The accompanying notes are an integral part of the condensed consolidated financial statements

F-44

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED DECEMBER 31, 2013 AND 2012

(UNAUDITED)

NOTE 1 -	DEFINITIONS

“Cash Reserves” are equal to the amount listed in Note 2

“Current Balance Sheet Date” means December 31, 2013

“Current Bond Liability” is equal to the amount listed in Note 2

“Current Fiscal Year” means the twelve months ended March 31, 2014

“Current Quarter” means the three months ended December 31, 2013

“Current YTD” means the nine months ended December 31, 2013

“Derivative Interest Liability Common Shares” means the following Common Shares issued in lieu of cash in payment of Derivative Interest due and owing as of the Current Balance Sheet Date:

Common Shares Issued
4,295

“FDA” means the U.S. Food and Drug Administration

“Hakim Credit Line Limit” equals $1,000,000

“Hakim Credit Line Balance” equals $320,150

“Hakim Credit Line Interest Due” equals $6,527

“Outstanding Bond Principal Payments” means principal payments which were due and owing on the NJEDA Bonds on or before the Current Balance Sheet Date and not made, consisting of the following:

Payment Date	Amount
September 1, 2010	225,000
September 1, 2011	470,000
September 1, 2012	730,000
September 1, 2013	915,000

“Prior Year Balance Sheet Date” means December 31, 2012

“Prior Fiscal Year” means the twelve months ended March 31, 2013

“Prior Year Quarter” means the three months ended December 31, 2012

F-45

“Restricted Cash Interest Payments” means the following withdrawal of funds from the debt service reserve, with such funds being used to make interest payments due to holders of the NJEDA Bonds:

Payment Date	Amount
March 1, 2009	$120,775
September 1, 2009	120,775
March 1, 2010	113,075
September 1, 2010	113,075
March 1, 2011	113,075
September 1, 2011	113,075
March 1, 2012	113,075
September 1, 2012	113,075
March 1, 2013	113,075
September 1, 2013	113,075

“Restricted Cash Principal Payments” means the following withdrawal of funds from the debt service reserve, with such funds being used to make principal payments due to holders of the NJEDA Bonds:

Payment Date	Amount
September 1, 2009	210,000

 “SEC” means the Securities and Exchange Commission

“Treppel Credit Line Balance” equals zero

“Treppel Credit Line Interest Due” equals $8,384

“Treppel Credit Line Limit” equals $1,000,000

“Working Capital Deficit” is equal to the amount listed in Note 2

NOTE 2 -	BASIS OF PRESENTATION AND LIQUIDITY

The information in this quarterly report on Form 10-Q includes the results of operations of Elite Pharmaceuticals, Inc. and its consolidated subsidiaries (collectively the “Company” or “Elite”) for the Current Quarter and Prior Year Quarter.  The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted for interim financial statement presentation.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the condensed consolidated financial position, results of operations and cash flows of the Company for the periods presented have been included.

The financial results for the interim periods are not necessarily indicative of the results to be expected for the full year or future interim periods.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 and filed with the SEC on June 21, 2013.  There have been no changes in significant accounting policies since March 31, 2013.

The Company does not anticipate being profitable for the Current Fiscal Year; therefore a current provision for income tax was not established for the Current Quarter. Only the minimum liability required for state corporation taxes was considered.

F-46

The accompanying unaudited condensed consolidated financial statements were prepared on the assumption that the Company will continue as a going concern.  As of the Current Balance Sheet Date, the Company had the following:

Cash reserves (“Cash Reserves”)	$1.1	million
Working capital deficit (“Working Capital Deficit”)	$8.6	million
Losses from operations for the Current Quarter	$1.2	million
Other income for the Current Quarter	$0.2	million
Net loss for the Current Quarter	$1.1	million
NJEDA Bonds Payable (“Current Bond Liability”)	$3.4	million

The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

In addition, the Company has received Notice of Default from the Trustee of the NJEDA Bonds as a result of the utilization of the debt service reserve being used to pay semi-annual interest payments due on September 1st and March 1st of each year.  The debt service reserve was first used to make such semi-annual interest payments on March 1, 2009 and has been utilized for all semi-annual interest payments due since then, with the Restricted Cash Interest Payments constituting such payments.

The Company has replenished all amounts withdrawn from the debt service reserve for the payment of semi-annual interest payments, as required, and in accordance with the applicable terms and conditions of such replenishments.

The Company did not have sufficient funds available to make the Restricted Cash Principal Payments and the Outstanding Principal Payments.

The debt service reserve was utilized to make the Restricted Cash Principal Payments, with the Company replenishing such amounts withdrawn from the debt service reserve, as required and in accordance with the applicable terms and conditions of such replenishments.

The Company requested that the Trustee utilize the debt service reserve to pay the principal payment due on September 1, 2010.  This request was denied and accordingly the principal payment due on September 1, 2010 was not made.

The Company did not have sufficient funds available to make the principal payments due on September 1, 2011, 2012 and 2013, with such amount due including principal payments due in the prior year but not paid.  There were not sufficient funds available in the debt service reserve and the payment was not made.

Please refer to the definition of Outstanding Bond Principal Payments for details on the amounts of the principal payments which were due and not made.

Resolution of the Company’s default on the NJEDA Bonds and our request for postponement of principal payments will have a significant effect on our ability to operate in the future.

Please refer to Note 6 to our financial statements for a more detailed discussion of the NJEDA Bonds and Notice of Default.

F-47

Please also note that the Working Capital Deficit includes the Current Bond Liability.  This amount was first classified as a current liability as of March 31, 2010, due to the Notice of Default received from the Trustee in relation to the NJEDA Bonds.  Please refer to the balance sheet and note 6 to our financial statements for details on the Current Bond Liability.

As of the Current Balance Sheet Date, we had Cash Reserves.

On June 12, 2012, Elite entered into a bridge loan agreement, as amended on December 5, 2012, and August 2, 2013, (the “Treppel Credit Line Agreement”) with Jerry Treppel, the Company’s Chairman.  Under the terms of the Treppel Credit Line Agreement, Elite has the right, in its sole discretion to a line of credit (the “Treppel Credit Line”) in the maximum principal amount of up to the Treppel Credit Line Limit, at any one time.  Mr. Treppel provided the Treppel Credit Line for the purpose of supporting the acceleration of Elite’s product development activities. The outstanding amount is evidenced by a promissory note which shall mature on July 31, 2014, at which time the entire unpaid principal balance, plus accrued interest thereon shall be due and payable in full.  Elite may prepay any amounts owed without penalty.  Any such prepayments shall first be due and owing and then to principal.  Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year.  Prior to maturity or the occurrence of an Event of Default as defined in the Treppel Credit Line Agreement, the Company may borrow, repay and reborrow under the Treppel Credit Line through maturity.  Amounts borrowed under the Treppel Credit Line bear interest at the rate of ten percent (10%) per annum.  For more detailed information, please refer to the Current Reports on Form 8-K filed with the SEC on June 13, 2012 December 10, 2012 and August 6, 2013, with such filings being herein incorporated by reference.

On November 21, 2013, Elite entered into an unsecured convertible note (the “Treppel Note”) with Jerry Treppel (“Treppel”), Elite’s Chairman of the Board, in the amount of $600,000 for the unpaid current principal amount owed pursuant to the Treppel Bridge Loan Agreement (“Treppel Credit Line”). The original Treppel Credit Line agreement was executed on June 12, 2012 and amended on December 5, 2012 and August 2, 2013.

The Note is interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Note is convertible at the option of Treppel on and after the first anniversary of the date of the Note into shares of the Company’s Common Stock at a rate of $0.099 (approximately 10,101 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the Note was executed. The conversion rate is adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 26, 2013, with such exhibit and filing being herein in its entirety by reference. The representations, warranties and covenants contained in such Note was made only for purposes of such Note and as of a specific date, was solely for the benefit of the parties to such Note, and may be subject to limitations agreed upon by the contracting parties.

As of the Current Balance Sheet Date, the principal balance of the Treppel Credit Line was equal to the Treppel Credit Line Balance and the interest due was equal to the Treppel Credit Line Interest Due. Please also see Note 16- Subsequent Transaction.

F-48

On October 15, 2013, Elite entered into a bridge loan agreement (the “Hakim Credit Line Agreement”) with Nasrat Hakim, the Company’s CEO and President.  Under the terms of the Hakim Credit Line Agreement, Elite has the right, in its sole discretion to a line of credit (the “Hakim Credit Line”) in the maximum principal amount of up to the Hakim Credit Line Limit, at any one time.  Mr. Hakim provided the Hakim Credit Line for the purpose of supporting the acceleration of Elite’s product development activities. The outstanding amount is evidenced by a promissory note which shall mature on June 30, 2015, at which time the entire unpaid principal balance, plus accrued interest thereon shall be due and payable in full.  Elite may prepay any amounts owed without penalty.  Any such prepayments shall first be applied to interest due and owing and then to principal.  Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year.  Prior to maturity or the occurrence of an Event of Default as defined in the Hakim Credit Line Agreement, the Company may borrow, repay and reborrow under the Hakim Credit Line through maturity.  Amounts borrowed under the Hakim Credit Line bear interest at the rate of ten percent (10%) per annum.  For more detailed information, please refer to the Current Reports on Form 8-K filed with the SEC on October 16, 2013 and exhibit 10.16 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013, with such filings being herein incorporated by reference.

As of the Current Balance Sheet Date, the principal balance of the Hakim Credit Line was equal to the Hakim Credit Line Balance and the interest due was equal to the Hakim Credit Line Interest Due.

On April 19, 2013, the Company entered into a purchase agreement (the “LPC Purchase Agreement”), together with a registration rights agreement (the “LPC Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“LPC”).

Under the terms and subject to the conditions of the LPC Agreement, the Company has the right to sell to and LPC is obligated to purchase up to $10 million in shares of the Company’s Common Stock, subject to certain limitations, from time to time, over the 36 month period commencing on May 9, 2013, the date that the registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the LPC Registration Rights Agreement, was declared effective by the SEC.  The Company may direct LPC, at its sole discretion and subject to certain conditions, to purchase stock in amounts of up to $80,000 on any single business day, so long as at least two business days have passed since the most recent purchase, increasing to up to $500,000 per purchase, depending upon the closing sale price of the Common Stock.  The purchase price of the shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to LPC on a day the Common Stock closing price is less than the floor price of $0.07 per share, subject to adjustment.  The Company’s sales of shares of Common Stock to LPC under the LPC Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by LPC and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of Common Stock.

A Current Report on Form 8-K was filed with the SEC on April 22, 2013 with regards to the LPC Purchase Agreement and LPC Registration Rights Agreement with such filing being herein incorporated by reference.  A Securities Registration Statement on Form S-1 was filed with the SEC on April 25, 2013 and declared effective by the SEC on May 9, 2013.  A post-effective amendment to the Registration Statement was filed with the SEC and declared effective on June 26, 2013.

Shares issued pursuant to the LPC Purchase Agreement are summarized as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Initial commitment shares issued	—	—	2,929,115	—
Additional commitment shares issued	471,590	—	1,028,124	—
Purchased shares issued	13,774,792	—	39,630,813	—
Proceeds from purchased shares	$1,610,000	—	$3,510,000	$—

Despite having entered into the Treppel Credit Line Agreement, the Hakim Credit Line Agreement and the LPC Purchase Agreement we still may be required to seek additional capital in the future and there can be no assurances that Elite will be able to obtain such additional capital on favorable terms, if at all.

F-49

Management has evaluated subsequent events or transactions occurring through the date the financial statements were issued (please see note 16).

Segment Reporting

FASB ASC 280-10-50, “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  The Company operates in one segment for the three and nine months ended December 31, 2013.

NOTE 3 -	CASH

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments. The Company places its cash and cash equivalents with high-quality, U.S. financial institutions and, to date, has not experienced losses on any of its balances.

NOTE 4 -	INVENTORIES

Inventories consist of raw materials, work in process and finished goods and are stated at the lower of cost (first-in, first-out basis) or market (net realizable value), and summarized as follows:

	December 31, 2013	March 31, 2013
Raw Materials	$978,192	$774,758
Work-in-Process	553,453	676,726
Finished Goods	—	—
Less: Inventory Reserve	—	(93,338)
Total Inventory	$1,531,645	$1,358,146

NOTE 5 -	INTANGIBLE ASSETS

Costs to acquire intangible assets, such as asset purchases of Abbreviated New Drug Applications (“ANDAs”) which are approved by the FDA or costs incurred in the application of patents are capitalized and amortized on the straight-line method, based on their estimated useful lives ranging from five to fifteen years, commencing upon approval of the patent or site transfers required for commercialization of an acquired ANDA.  Such costs are charged to expense if the patent application or ANDA site transfer is unsuccessful.

As of the Current Balance Sheet Date, the following costs were recorded as intangible assets on the Company’s balance sheet:

	Patent		Total
	Application	ANDA	Intangible
	Costs	Acquisitions	Assets
Intangible Assets as of March 31, 2013	$244,424	$450,000	$694,424

Costs Capitalized During Current Fiscal Year
Three months ended June 30, 2013	18,498	—	18,498
Three months ended September 30, 2013	3,765	5,597,317	5,601,082
Three months ended December 31, 2013	617	—	617
Total Costs Capitalized-nine months ended December 31, 2013	22,880	5,597,317	5,620,197

Amortization of Intangible Assets During Current Fiscal Year
Three months ended June 30, 2013	—	—	—
Three months ended September 30, 2013	—	—	—
Three months ended December 31, 2013	—	—	—
Total Amortization – nine months ended December 31, 2013	—	—	—

Intangible Assets as of December 31, 2013	$267,304	$6,047,317	$6,314,621

F-50

The costs incurred in patent applications for the Current YTD and Current Quarter, were related to our abuse resistant opioid product lines. Additional costs incurred in relation to such patent applications will be capitalized as intangible assets, with amortization of such costs to commence upon approval of the patents.

NOTE 6 -	NJEDA BONDS

On August 31, 2005, the Company successfully completed a refinancing of a prior 1999 bond issue through the issuance of new tax-exempt bonds (the “Bonds”) via the issuance of the following:

	Principal
	Amount
	On	Interest
Description	Issue Date	Rate	Maturity
Series A Note	3,660,000	6.50%	September 1, 2030
Series B Note	495,000	9.0%	September 1, 2012

The net proceeds, after payment of issuance costs, were used (i) to redeem the outstanding tax-exempt Bonds originally issued by the Authority on September 2, 1999, (ii) refinance other equipment financing and (iii) for the purchase of certain equipment to be used in the manufacture of pharmaceutical products.  As of the Current Balance Sheet Date, all of the proceeds were utilized by the Company for such stated purposes.

Interest is payable semiannually on March 1 and September 1 of each year. The Bonds are collateralized by a first lien on the Company’s facility and equipment acquired with the proceeds of the original and refinanced Bonds. The related Indenture requires the maintenance of a Debt Service Reserve Fund as follows:

Description	Amount
Series A Note Proceeds	$366,000
Series B Note Proceeds	49,500
Total	$415,500

The Debt Service Reserve is maintained in restricted cash accounts that are classified in Other Assets.

Bond issue costs were paid from the bond proceeds and are being amortized over the life of the bonds. These costs and amortization activity are summarized as follows:

F-51

			Balances
			As of
	Balances As of	Amortization Expense	Current Balance Sheet
Description	March 31, 2013	Current YTD	Date
Bond Issue Costs	$354,453		$354,453
Accumulated Amortization	(107,519)	(10,634)	(118,153)
Unamortized Balance	$246,934		$236,300

The NJEDA Bonds require the Company to make an annual principal payment on September 1st of varying amounts as specified in the loan documents and semi-annual interest payments on March 1st and September 1st, equal to interest due on the outstanding principal at the applicable rate for the semi-annual period just ended.

Due to the Company not having sufficient funds, the following withdrawals were made from the debt service reserve, with the funds being used to make interest payments due to the holders of the NJEDA Bonds:

Payment Date	Amount
March 1, 2009	$120,775
September 1, 2009	120,775
March 1, 2010	113,075
September 1, 2010	113,075
March 1, 2011	113,075
September 1, 2011	113,075
March 1, 2012	113,075
September 1, 2012	113,075
March 1, 2013	113,075
September 1, 2013	113,075

Due to the Company not having sufficient funds, the following withdrawal was made from the debt service reserve, with the funds being used to make a principal payment due to the holders of the NJEDA Bonds:

Payment Date	Amount
September 1, 2009	$210,000

Pursuant to the terms of the NJEDA Bonds, the Company is required to replenish any amounts withdrawn from the debt service reserve and used to make principal or interest payments in six monthly installments, each being equal to one-sixth of the amount withdrawn and with the first installment due on the 15th of the month in which the withdrawal from debt service reserve occurred and the remaining five monthly payments being due on the 15th of the five immediately subsequent months. The Company has, to date, made all payments required in relation to the withdrawals made from the debt service reserve in relation to the Restricted Cash Interest Payments and the Restricted Cash Principal Payment.

In addition, the Company did not have sufficient funds available to make the principal payments due on September 1, 2010, September 1, 2011, September 1, 2012 and September 1, 2013.  These principal payments are summarized as follows:

F-52

Payment Date	Amount
September 1, 2010	$225,000	(1)
September 1, 2011	470,000	(2)
September 1, 2012	730,000	(3)
September 1, 2013	915,000	(4)

(1)	The Company request to withdraw funds from the debt service reserve to pay the amount due on September 1, 2010 was denied by the Trustee and accordingly, the principal payment due on such date was not made.
(2)	The principal payment due on September 1, 2011, included the amount due and September 1, 2010 and not paid. There were not sufficient funds available in the debt service reserve and the principal payment due on September 1, 2011 was not made.
(3)	The principal payment due on September 1, 2012, included the amount due and September 1, 2011 and not paid. There were not sufficient funds available in the debt service reserve and the principal payment due on September 1, 2012 was not made.
(4)	The principal payment due on September 1, 2013, included the amount due and September 1, 2012 and not paid. There were not sufficient funds available in the debt service reserve and the principal payment due on September 1, 2013 was not made.

The Company has received Notice of Default from the Trustee of the NJEDA Bonds in relation to the withdrawals from the debt service reserve, and no payment of scheduled principal amounts.  Resolution of the Company’s default under the NJED Bonds will have a significant effect on our ability to operate in the future.

Due to issuance of a Notice of Default being received from the Trustee of the NJEDA Bonds, and until the event of default is waived or rescinded, the Company has classified the Current Bond Liability, as a current liability.

NOTE 7 -	DERIVATIVE LIABILITIES

Accounting Standard Codification “ASC” 815 – Derivatives and Hedging, which provides guidance on determining what types of instruments or embedded features in an instrument issued by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in the pronouncement on accounting for derivatives.  These requirements can affect the accounting for warrants and convertible preferred instruments issued by the Company.  As the conversion features within, and the detachable warrants issued with the Company’s Series B, Series C, Series E and Series G Preferred Stock, do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future, we have concluded that the instruments are not indexed to the Company’s stock and are to be treated as derivative liabilities.

Preferred Stock Derivative Liabilities

Preferred Stock Derivative Liability as of Current Balance Sheet Date
	Series C	Series E	Series G	Total
Preferred Shares Authorized	3,200	4,000	1,375	8,575
Preferred shares Outstanding	24	—	—	24

Underlying common shares into which Preferred may convert	160,000	—	—	160,000

Closing price on valuation date	$0.12	$0.12	$0.12	$0.12

Preferred stock derivative liability at Current Balance Sheet Date	$19,824	—	—	$19,824

Preferred stock derivative liability at March 31, 2013	$697,584	$5,637,037	—	$6,334,621

F-53

CHANGE IN VALUE OF PREFERRED STOCK DERIVATIVE LIABILITY
	Three months ended		Nine months ended
	December 31,		December 31,
	2013	2012	2013	2012
Change in Preferred Stock Derivative Liability	$4,228	$3,963,126	$(3,462,104)	$(867,741)

Warrant Derivative Liabilities

The portion of derivative liabilities related to outstanding warrants was valued using the Black-Scholes option valuation model and the following assumptions on the following dates:

FAIR VALUE OF WARRANT DERIVATIVE LIABILITY
	March 31	June 30	September 30	December 31
	2013	2013	2013	2013
Risk-Free interest rate	0.04% - 0.77%	0.02% - 1.41%	0.03% - 1.39%	.01% - 1.26%
Expected volatility	106% - 168%	35% - 97%	62% - 117%	70% - 124%
Expected life (in years)	0.5 – 5.1	0.2 – 4.8	0.8 – 4.6	0.5 – 4.3
Expected dividend yield	—	—	—	—
Number of warrants	139,344,939	139,344,939	120,491,539	117,958,205

Fair Value of Warrant Derivative Liability	$7,862,848	$4,966,391	$11,095,970	$10,439,126

CHANGE IN VALUE OF WARRANT DERIVATIVE LIABILITY
	Three months ended		Nine months ended
	December 31		December 31
	2013	2012	2013	2012
Change in Warrant Derivative Liability	$656,844	$5,765,992	$(2,576,278)	$2,770,912

The risk free interest rate was based on rates established by the U.S. Treasury Department.  The expected volatility was based on the historical volatility of the Company’s share price for periods equal to the expected life of the outstanding warrants at each valuation date.  The expected dividend rate was based on the fact that the Company has not historically paid dividends on common stock and does not expect to pay dividends on common stock in the future.

NOTE 8 -	PREFERRED SHARE DERIVATIVE INTEREST PAYABLE

Preferred share derivative interest payable as of the Current Balance Sheet Date consisted of the amount reported on the liability section of the balance sheet and titled “Preferred Share Derivative Interest Payable”.  This amount was paid via the issuance of the Derivative Interest Liability Common Shares in January 2014.

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NOTE 9 -	OPERATING LEASES

The Company entered into a lease for a portion of a one-story warehouse, located at 135 Ludlow Avenue, Northvale, New Jersey, consisting of approximately 15,000 square feet of floor space. The lease term began on July 1, 2010 and is classified as an operating lease. The lease includes an initial term of 5 years and 6 months and the Company has the option to renew the lease for two additional terms, each of 5 years. The property related to this lease will be used for the storage of pharmaceutical finished goods, raw materials, equipment and documents as well as engaging in manufacturing, packaging and distribution activities.

This property required significant leasehold improvements and qualification as a prerequisite to achieving suitability for such intended future use and in January 2013, the Company began using the facility at 135 Ludlow Avenue for commercial production and commenced shipping packaged products from the facility.

Minimum 5 year payments* for the leasing of 15,000 square feet at 135 Ludlow are as follows:

Fiscal year ended March 31, 2014	83,259
Fiscal year ended March 31, 2015	85,344
Fiscal year ended March 31, 2016	87,363
Fiscal year ended March 31, 2017	89,112
Fiscal year ended March 31, 2018	90,894
Total Minimum 5 year lease payments	$435,972

* Minimum lease payments are exclusive of additional expenses related to certain expenses incurred in the operation and maintenance of the premises, including, without limitation, real estate taxes and common area charges which may be due under the terms and conditions of the lease, but which are not quantifiable at the time of filing of this quarterly report on Form 10-Q.

Rent expense relating to the operating lease is recorded using the straight line method, and is summarized as follows:

RENT EXPENSE
	Three months ended		Nine months ended
	December 31,		December 31,
	2013	2012	2013	2012
Rent Expense	$22,584	$22,584	$67,753	$67,753

Change in deferred rent liability	$1,899	$2,403	$5,698	$7,215

DEFERRED RENT LIABILITY (LONG-TERM LIABILITY)
	March 31	June 30	September 30	December 31
	2013	2013	2013	2013
Balance of Deferred Rent Liability	$68,260	$70,160	$72,062	$73,961

NOTE 10 -	DEFERRED REVENUES

Deferred revenues are summarized as follows:

Advance payment received	$200,000
Total revenue recognized as of March 31, 2013	(34,444)
Revenue recognized nine months ended December 31, 2013	(10,000)
Total Deferred Revenues as of Current Balance Sheet Date	$155,556

Current Portion of Deferred Revenues as of Current Balance Sheet Date	$13,333
Non-Current Portion of Deferred Revenues as of Current Balance Sheet Date	$142,223

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Deferred revenues represents the unamortized amount of an advance payment received from Precision Dose Inc. for a licensing agreement with a fifteen year term beginning in September 2010 and ending in August 2025.  The advance payment was recorded as deferred revenue when received and is earned, on a straight line basis over the fifteen year life of the license.  The current portion of deferred revenues, represents the revenue that will be recognized over the 12 months immediately subsequent to Current Balance Sheet Date.  The long term portion of deferred revenues, represents the revenue that will be recognized during the period that begins more than twelve months subsequent to the Current Balance Sheet Date.  Please refer to exhibit 10.9 of the quarterly report on form 10-Q filed on November 15, 2010 for further details  on the Precision Dose Manufacturing Agreement, with such exhibit being herein incorporated by this reference.

NOTE 11 -	STOCKHOLDERS’ EQUITY

Common Stock

During the Current YTD, the Company issued shares of Common Stock, as follows:

Shares
Of
Description	Common Stock
Common Shares issued in lieu of cash in payment of Preferred Share Derivative Interest	873,518

Common Shares issued pursuant to the conversion of Series C, Series E and Series G Preferred Share derivatives	91,628,937

Common shares sold pursuant to the LPC Purchase Agreement	39,630,813

Common shares issued as commitment shares pursuant to the LPC Purchase Agreement	3,957,239

Common shares issued pursuant to the exercise of cash warrants	2,633,334

Total Common Shares issued during the Current YTD	138,723,841

Options

Options issued and outstanding as of the Current Balance Sheet Date are summarized as follows:

	Number of Options	Range of Exercise Prices
Vested Options	2,203,999	$0.06 to $2.75
Non-Vested Options	3,540,001	$0.07 to $0.12

Each option represents the right to purchase one share of common stock.  The non-vested options are scheduled to vest in various increments during dates that are within the period beginning on January 18, 2013 and through August 15, 2016, or upon the occurrence of certain defined events and require that employees awarded such options be employed by the Company on the vesting date.

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NOTE 12 -	PER SHARE INFORMATION

Basic earnings per share of common stock (“Basic EPS”) is computed by dividing the net (loss) income by the weighted-average number of shares of common stock outstanding.  Diluted earnings per share of common stock (“Diluted EPS”) are computed by dividing the net (loss) income by the weighted-average number of shares of common stock, and dilutive common stock equivalents and convertible securities then outstanding.  GAAP requires the presentation of both Basic and Diluted EPS, if such Diluted EPS is not anti-dilutive, on the face of Company’s Condensed Statements of Operations.

The calculation of Basic EPS and Diluted EPS is summarized as follows:

	For the Three Months		For the Nine Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012
Numerator
Net Income (loss) attributable to common shareholders - Basic	$(1,061,851)	$9,363,166	$(9,777,695)	$(109,023)

Net Income attributable to common shareholders - Diluted	n/a	(365,952)	n/a	n/a

Denominator
Weighted-average shares of common stock outstanding	508,638,816	350,220,224	439,720,987	345,384,514

Dilutive effect of stock options, warrants and convertible securities	n/a	135,987,189	n/a	n/a

Net (loss) income per share
Basic	$(0.00)	$0.03	$(0.02)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.02)	$(0.00)

NOTE 13 -	RELATED PARTY TRANSACTION - BORROWING AGAINST THE TREPPEL AND HAKIM CREDIT LINES

As of the Current Balance Sheet Date, Elite owed the Treppel Credit Line Balance and the Treppel Credit Line Interest Due in relation to the Treppel Credit Line.   Both amounts were recorded as current liabilities on Elite’s balance and included in the line item titled “Short term loans and current portion of long-term debt”.

As of the Current Balance Sheet Date, Elite owed the Hakim Credit Line Balance and the Hakim Credit Line Interest Due in relation to the Hakim Credit Line.   Both amounts were recorded as current liabilities on Elite’s balance and included in the line item titled “Short term loans and current portion of long-term debt”.

For further details on the Treppel Credit Line, please refer to Note 2 of these financial statements and the Current Reports on Form 8-K filed with the SEC on June 13, 2012 and December 10, 2012, with such filings being herein incorporated by reference.

For further details on the Hakim Credit Line, please refer to Note 2 of these financial statements, exhibit 10.16 of the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013 and the Current Report on Form 8-K filed with the SEC on October 16, 2013 with filings being herein incorporated by reference.

NOTE 14-	RELATED PARTY TRANSACTION – MIKAH PURCHASE AGREEMENT AND NOTE PAYABLE; HAKIM EMPLOYMENT AGREEMENT

On August 1, 2013, Elite Laboratories Inc. (“Elite Labs”), a wholly owned subsidiary of the Company, executed an asset purchase agreement (the “Mikah Purchase Agreement”) with Mikah Pharma LLC (“Mikah”), an entity that is wholly owned by Mr. Nasrat Hakim, who, in conjunction with this transaction, was appointed as Elite’s CEO, President and a Director on August 2, 2013, and acquired from Mikah a total of 13 Abbreviated New Drug Applications (“ANDAs”) consisting of 12 ANDAs approved by the FDA and one ANDA under active review with the FDA, and all amendments thereto (the “Acquisition”) for aggregate consideration of $10,000,000, inclusive of imputed interest payable pursuant to a non-interest bearing, secured convertible note due in August 2016 (the “Mikah Note”).

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Elite previously purchased two ANDA products and has a development agreement with Mikah (please see the relevant disclosure in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and filed with the SEC on June 21, 2013).

The products referenced in the approved ANDAs require site transfer approval with the FDA.   The Company believes that the site transfers qualify for a CBE 30 review with one exception, which would allow for the product manufacturing transfer on an expedited basis.  However, the Company can give no assurances that the site transfers will qualify for a CBE 30 review, or on the timing of these transfers and the timing is dependent on the FDA reviews.  The approved ANDAs include pain, antipsychotic, hypertension, antihistamine, bariatric and muscle relaxant products.  Of the thirteen products, two products are in markets where there is only one other generic competitor.

Please note that on October 2, 2013, Elite executed a manufacturing and licensing agreement with Epic Pharma LLC (“Epic”) to manufacture, market and sell in the United States and Puerto Rico twelve of the thirteen products.  Of the 12 products, Epic will have the exclusive right to market six products, and a non-exclusive right to market six. Please refer to the applicable section of Note 15 of these financial statements, Exhibit 10.17 of the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013 and the Current Report on Form 8-K filed with the SEC on October 2, 2013, with all such filings being herein incorporated by reference.

The Mikah Note is interest free and due and payable on the third anniversary of its issuance.  Subject to certain limitations, the principal amount of the Mikah Note is convertible at the option of Mikah on and after the first anniversary of the date of the Mikah Note into shares of Common Stock at a rate of $0.07 (approximately 14,286 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the asset purchase agreement and Note were executed.  The conversion rate is adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate.  Pursuant to a security agreement (the “Security Agreement”), repayment of the Mikah Note is secured by the ANDAs acquired in the Acquisition.

In accordance with GAAP, an imputed interest rate was estimated by management, with factors considered in such estimation including, without limitation, rates paid by the Company on loans owed at the date of the transaction, yields on current debt obligations, the credit standing of the Company and management’s estimation of rates which other debtors of similar credit standing can obtain financing of a similar nature from other sources at the date of the transaction.

The Mikah Note is classified as a current liability on the balance sheet, due to the conversion option being exercisable on the first anniversary of the date of the Mikah Note, at the option of the holder.

The difference between the face value of the Mikah Note and the net present value of the Mikah Note, inclusive of discount for imputed interest at the date of issuance of the Note was recorded as a debt discount and the ANDA’s assigned an aggregate cost equal to the net present value of the Note.  The cost assigned to the ANDA’s was evaluated for fairness, summarized as follows:

Face value of Note	$10,000,000
Net present value of Note at date of issuance	5,597,317
Aggregate cost of ANDA’s acquired	5,597,317
Debt discount at date of Note issuance	4,140,018

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Management has determined, based on the evaluation conducted, that the fair value exceeds the cost of the ANDA’s acquired.

The foregoing descriptions of the Purchase Agreement, Mikah Note and Security Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, Note and Security Agreement, copies of which are attached as Exhibit 10.1 10.2 and 10.3, respectively to the Current Report on Form 8-K filed with the SEC on August 5, 2013, with the exhibits and current report being herein incorporated by reference.  The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

The debt discount is being amortized to interest expense over the life of the Mikah Note, using the interest method, with such amortization being summarized as follows:

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2013	2012	2013	2012

Interest expense on note payable to Mikah Pharma LLC	$286,414	—	$469,805	—

Please also see Note 16- Subsequent Transactions.

On August 1, 2013, the Company hired Nasrat Hakim as its President and Chief Executive Officer, effective August 2, 2013, pursuant to an executive employment agreement (the “Hakim Employment Agreement”).  Pursuant to the Hakim Employment Agreement, Mr. Hakim will receive an annual salary of $350,000 per year (the “Hakim Salary”).  The Hakim Salary will be paid in shares of the Common Stock pursuant to the Company’s current procedures for paying Company executives in Common Stock.  He also will be entitled to an annual bonus equal to up to 100% of his annual salary (also payable in Common Stock) based upon his ability to meet certain Company milestones to be determined by the Company’s Board of Directors (the “Board”).  The Board may also award discretionary bonuses in its sole discretion.  Mr. Hakim is entitled to employee benefits (e.g. health insurance, vacation, employee benefit plans and programs) consistent with other Company employees of his seniority and a car allowance.  The Hakim Employment Agreement contains confidentiality, non-competition and other standard restrictive covenants.

Mr. Hakim’s employment is terminable by the Company for cause (as defined in the Hakim Employment Agreement).  The Hakim Employment Agreement also may be terminated by the Company upon at least 30 days written notice due to disability (as defined in the Hakim Employment Agreement) or without cause.  Mr. Hakim can terminate the Hakim Employment Agreement by resigning, provided he give notice of at least 60 days prior to the effective resignation date.  If Mr. Hakim is terminated for cause or he resigns, he only is entitled to accrued and unpaid salary, accrued vacation time and any reasonable and necessary business expenses, all through the date of termination and payable in Common Stock (“Basic Termination Benefits”).  If Mr. Hakim is terminated because of disability or death, in addition to Basic Termination Benefits, he is entitled to his pro rata annual bonus through the date of termination (payable in Common Stock).  If the Company terminates Mr. Hakim without cause, in addition to Basic Termination Benefits, Mr. Hakim is entitled to his pro rata annual bonus through the date of termination and an amount equal to two years’ annual salary (all payable in Common Stock).

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Upon a Change of Control (as defined in the Hakim Employment Agreement), Mr. Hakim is entitled to a payment in an amount equal to two years base annual salary in effect upon the Date of Termination, less applicable deductions and withholdings, payable in Common Stock computed in the same manner as set forth as the Hakim Salary.

The foregoing description of the Hakim Employment Agreement is qualified in its entirety by reference to the full text of the Hakim Employment Agreement, a copy of which is attached as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on August 5, 2013, with such filing being herein incorporated by reference.

NOTE 15 -	RELATED PARTY TRANSACTION: TREPPEL NOTE PAYABLE

On November 21, 2013, Elite entered into an unsecured convertible note (the “Treppel Note”) with Jerry Treppel (“Treppel”), Elite’s Chairman of the Board, in the amount of $600,000 for the unpaid current principal amount owed pursuant to the Treppel Bridge Loan Agreement (“Treppel Credit Line”). The original Treppel Credit Line agreement was executed on June 12, 2012 and amended on December 5, 2012 and August 2, 2013.

The Treppel Note is interest free and due and payable on the third anniversary of its issuance. Subject to certain limitations, the principal amount of the Treppel Note is convertible at the option of Treppel on and after the first anniversary of the date of the Treppel Note into shares of the Company’s Common Stock at a rate of $0.099 (approximately 10,101 shares per $1,000 in principal amount), the closing market price of the Company’s Common Stock on the date that the Treppel Note was executed. The conversion rate is adjustable for customary corporate actions such as stock splits and, subject to certain exclusions, includes weighted average anti-dilution for common stock transactions at prices below the then applicable conversion rate.

The foregoing description of the Treppel Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 26, 2013, with such exhibit and filing being herein in its entirety by reference. The representations, warranties and covenants contained in such Note was made only for purposes of such Note and as of a specific date, was solely for the benefit of the parties to such Note, and may be subject to limitations agreed upon by the contracting parties.

The Treppel Note has been recorded as a derivative instrument using the fair value method, with such fair value being recorded at issuance, and subsequently as of the Balance Sheet Date. Furthermore, as a result of the requirement to record the fair value both initially and subsequently, there were insufficient proceeds to allocate any amount the conversion feature of the Treppel Note, and accordingly, it has no carrying value on the inception date.

The following table summarizes the relevant components of the valuation at issuance and as of the Balance Sheet Date:

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	Issuance Date	Balance
	Nov 21, 2013	Sheet Date
Principal amount of Treppel Note	$600,000	$600,000
Conversion Rate	$0.099	$0.099
Underlying common shares into which the Treppel Note may convert	6,060,606	6,060,606

Closing price of Common Stock at valuation date	$0.099	$0.12
Treppel Note derivative liability at valuation date	$600,000	$727,273

Derivative expense from the change in fair value of the Treppel Note	$-0-	$127,273

Please see Note 16-Subsequent Events.

NOTE 16 -	SUBSEQUENT EVENTS

Common shares issued in lieu of cash in payment of derivative interest expense

The Derivative Interest Liability Common Shares were issued during January 2014 in payment of those amounts listed as a current liability as of the Current Balance Sheet Date under the line item “Preferred Share Derivative Interest Payable”.

Common Stock sold pursuant to the LPC Purchase Agreement

Subsequent to the Current Balance Sheet Date and up to February 5, 2013 (the latest practicable date), a total of 11,275,832 shares of Common Stock were sold pursuant to the LPC Purchase Agreement inclusive of purchase and commitment shares.

For further details on the LPC Agreement and LPC Registration Rights Agreement, please refer to the Current Report on Form 8-K filed with the SEC on April 22, 2013, with such filing being herein incorporated by reference.    A Registration Statement on Form S-1 was filed with the SEC on April 25, 2013 and declared effective by the SEC on May 9, 2013.  A post-effective amendment to the Registration Statement was filed with the SEC and declared effective on June 26, 2013.

Conversion of Series C to Common

On February 3, 2014, pursuant to the Certificate of Designations of the Company’s Series C Preferred Stock, an automatic conversion of all outstanding shares of the Series C Preferred Stock occurred.  A total of 167,836 shares of Common Stock were issued pursuant to the automatic conversion, consisting of 167,106 shares issued in relation to the conversion of a total of 24 shares of Series C Preferred Stock into Common Stock and 730 shares issued in lieu of cash in payment of derivative interest expense totaling $160 due and owing to the holder of the Series C Preferred shares being converted for the month of January 2014.  After this automatic conversion, there were no outstanding shares of Series C Preferred Stock.

Designation of new Series I Preferred Stock

On February 6, 2014, the Company filed a Certificate of Designations (the “COD”) with the Nevada Secretary of State designating a new series of convertible preferred stock - Series I Preferred Stock (the “I Preferred Stock”) and setting forth the various rights, preferences, restrictions and other matters related to the I Preferred Stock.  500 shares were designated as I Preferred Stock.  Each share of I Preferred Stock has a Stated Value of $100,000 and is convertible at the option of the holder thereof (the “Holder”) into such number of shares of Common Stock determined by dividing the Stated Value of such share of I Preferred Stock by the Conversion Price (currently $0.07, subject to adjustment pursuant to the terms of the COD).  Each share of I Preferred is entitled to vote along with the holders of Common Stock and each share is entitled to votes equal to the number of shares of Common Stock into which they are convertible. Holders are entitled to dividends if and when declared in an amount equal to the dividend he or she would have been entitled to receive upon conversion, in full, of one share of Series I Preferred in to Common Stock.  Upon any liquidation, dissolution or winding-up of the Company, each Holder is entitled to receive, pari passu and pro rata with the holders of Common Stock, out of the assets of the Company an amount equal to the amount distributable with regard to the number of shares of Common Stock into which the shares of Series I Preferred Stock held by the Holder are convertible.

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The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is included as Exhibit 4.1 to the Current Report on Form 8K filed with the SEC on February 7, 2014 with such filing being herein incorporated in its entirety by reference.

Amendment of Mikah and Treppel Notes

On February 7, 2014, the Company, and Elite Laboratories, Inc., its wholly-owned subsidiary, amended the following convertible promissory notes: (i) an August 1, 2013 Secured Convertible Note to Mikah Pharma LLC (“Mikah”) due August 1, 2016 in the principal amount of  $10,000,000 (the “Mikah Note”), and (ii) a November 21, 2013 Convertible Note to Jerry Treppel due November 21, 2016 in the principal amount of  $600,000 (the “Treppel Note” and, together with the Mika Note, the “Notes”).  Mikah is owned by the Company’s CEO and President and Mr. Treppel is a director of the Company.  Generally, the Notes were amended to make them convertible into shares of the Company’s newly created Series I Convertible Preferred Stock.  For a description of this new series of preferred stock, please see “Item 5.03” below.  The Mikah Note also was amended to make it immediately exercisable.

The foregoing description of the Amendments to the Notes is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8K filed with the SEC on February 7, 2014 and are incorporated herein in their entirety by reference.

Conversion of Mikah and Treppel Notes Payable to Series I

On February 7, 2014, Mikah converted the entire Mikah Note into 100 shares of I Preferred Stock and Treppel converted the entire Treppel Note into 4.242 shares of the Company’s Series I Convertible Preferred Stock.  We relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Common shares issued pursuant to the exercise of cash warrants

Subsequent to the Current Balance Sheet date and through February 5, 2014 (the latest practicable date), the Company issued a total of 2,416,334 shares of common stock pursuant to the exercise of cash warrants.  Proceeds received from such warrant exercises totaled $151,021.

Sale of New Jersey State Net Operating Losses

In January 2014, Elite Laboratories Inc., a wholly owned subsidiary of Elite Pharmaceuticals Inc. received final approval from the New Jersey Economic Development Authority for the sale of New Jersey net operating losses with net tax benefits equal to $332,424 under the Technology Business Tax Certificate Transfer Program.  The Company sold the net operating loss approved for sale at a transfer price equal to ninety two cents for every benefit dollar.  The proceeds of such sale, totaling $295,710, were received by Elite Laboratories Inc. during February 2014.

NOTE 17 -	RIGHTS PLAN

On November 15, 2013, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock and one right for each share of Common Stock into which any of our outstanding Preferred Stock is convertible, to stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from us one “Unit” consisting of one one-millionth (1/1,000,000) of a share of Series H Junior Participating preferred stock, par value $0.01 per share (the “H Preferred Stock”), at a purchase price of $2.10 per Unit, subject to adjustment, and may be redeemed prior to November 15, 2023, the expiration date, at $0.000001 per Right, unless earlier redeemed by the Company. The Rights generally are not transferable apart from the common stock and will not be exercisable unless and until a person or group acquires or commences a tender or exchange offer to acquire, beneficial ownership of 15% or more of our common stock. However, for Mr. Hakim, our Chief Executive Officer, the Rights Plan's the 15% threshold excludes shares beneficially owned by him as of November 15, 2013 and all shares issuable to him pursuant to his employment agreement and the Mikah Note. The description and terms of the Rights are set forth in a Rights Agreement (“Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. For more detailed information, please refer to the Registration Statement on Form 8-A filed with the SEC on November 15, 2013, and exhibits 1 (Rights Agreement) and 2 (Series H Junior Participating Preferred Stock Certificate of Designations) filed therewith, with such filings being herein incorporated by reference.

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The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is included as Exhibit 4.1 to the Current Report on Form 8K filed with the SEC on February 7, 2014 with such filing being herein incorporated in its entirety by reference.

Amendment of Mikah and Treppel Notes

On February 7, 2014, the Company, and Elite Laboratories, Inc., its wholly-owned subsidiary, amended the following convertible promissory notes: (i) an August 1, 2013 Secured Convertible Note to Mikah Pharma LLC (“Mikah”) due August 1, 2016 in the principal amount of  $10,000,000 (the “Mikah Note”), and (ii) a November 21, 2013 Convertible Note to Jerry Treppel due November 21, 2016 in the principal amount of  $600,000 (the “Treppel Note” and, together with the Mika Note, the “Notes”).  Mikah is owned by the Company’s CEO and President and Mr. Treppel is a director of the Company.  Generally, the Notes were amended to make them convertible into shares of the Company’s newly created Series I Convertible Preferred Stock.  For a description of this new series of preferred stock, please see “Item 5.03” below.  The Mikah Note also was amended to make it immediately exercisable.

The foregoing description of the Amendments to the Notes is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8K filed with the SEC on February 7, 2014 and are incorporated herein in their entirety by reference.

Conversion of Mikah and Treppel Notes Payable to Series I

On February 7, 2014, Mikah converted the entire Mikah Note into 100 shares of I Preferred Stock and Treppel converted the entire Treppel Note into 4.242 shares of the Company’s Series I Convertible Preferred Stock.  We relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Common shares issued pursuant to the exercise of cash warrants

Subsequent to the Current Balance Sheet date and through February 5, 2014 (the latest practicable date), the Company issued a total of 2,416,334 shares of common stock pursuant to the exercise of cash warrants.  Proceeds received from such warrant exercises totaled $151,021.

Sale of New Jersey State Net Operating Losses

In January 2014, Elite Laboratories Inc., a wholly owned subsidiary of Elite Pharmaceuticals Inc. received final approval from the New Jersey Economic Development Authority for the sale of New Jersey net operating losses with net tax benefits equal to $332,424 under the Technology Business Tax Certificate Transfer Program.  The Company sold the net operating loss approved for sale at a transfer price equal to ninety two cents for every benefit dollar.  The proceeds of such sale, totaling $295,710, were received by Elite Laboratories Inc. during February 2014.

NOTE 17 -	RIGHTS PLAN

On November 15, 2013, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock and one right for each share of Common Stock into which any of our outstanding Preferred Stock is convertible, to stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from us one “Unit” consisting of one one-millionth (1/1,000,000) of a share of Series H Junior Participating preferred stock, par value $0.01 per share (the “H Preferred Stock”), at a purchase price of $2.10 per Unit, subject to adjustment, and may be redeemed prior to November 15, 2023, the expiration date, at $0.000001 per Right, unless earlier redeemed by the Company. The Rights generally are not transferable apart from the common stock and will not be exercisable unless and until a person or group acquires or commences a tender or exchange offer to acquire, beneficial ownership of 15% or more of our common stock. However, for Mr. Hakim, our Chief Executive Officer, the Rights Plan's the 15% threshold excludes shares beneficially owned by him as of November 15, 2013 and all shares issuable to him pursuant to his employment agreement and the Mikah Note. The description and terms of the Rights are set forth in a Rights Agreement (“Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. For more detailed information, please refer to the Registration Statement on Form 8-A filed with the SEC on November 15, 2013, and exhibits 1 (Rights Agreement) and 2 (Series H Junior Participating Preferred Stock Certificate of Designations) filed therewith, with such filings being herein incorporated by reference.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder.  The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$5,358
Legal expenses	$8,000	*
Accounting expenses	$5,000	*
Miscellaneous	$3,000	*
Total	$21,358	*

* Estimate

Item 14.   Indemnification of Directors and Officers

Our directors and officers are indemnified by our articles of incorporation and bylaws to the fullest extent legally permissible under the laws of Nevada against all expenses, liability and loss, reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Unless our Board determines by a majority vote of a quorum of disinterested directors that, based upon the facts known, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to our best interest (or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful), costs, charges and expenses (including attorneys' fees) incurred by such person in defending a civil or criminal proceeding shall be paid by the Company in advance upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by the bylaws, and upon satisfaction of other conditions required by current or future legislation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15.    Recent Sales of Unregistered Securities

	Year Ended March 31,
	2012		2013		2014		2015[7]
COMMON STOCK ISSUANCES
Common stock issued in lieu of cash in payment of preferred share derivative interest due and owing on Series B, Series C, Series D and Series G Preferred Stock	8,410,374		1,860,943		878,543

Common stock issued pursuant to conversions of Series B, Series C, Series D, Series E and Series G Preferred Stock	140,493,195		29,863,563		91,796,043

Common stock issued in payment of the Chairman’s fee and Directors’ Fees in accordance with the Company’s policy regarding payment of Chairman’s fees and Directors’ fees	1,505,613		1,200,588		1,210,583

Common stock issued in payment of employee salaries pursuant to applicable employment contracts	694,889		625,900		3,589,857

Common shares issued pursuant to exercise of warrants			9,293,227		16,904,038		112,423

Common shares issued pursuant to exercise of options					308,333

Common shares issued in payment of consulting expenses					59,628

Common shares issued as commitment shares pursuant to the Purchase Agreement							1,928,641

Total Common Stock Issuances	151,104,071		42,844,221		114,747,025		2,041,064

Preferred Stock Issuances
Series E Preferred Stock	2501	[1]	437.5	[2]

Series G Preferred Stock					1,085	[3]

Series I Preferred Stock					104.242	[4]

Total Warrants Issued	4,000,000	[5]

Total Options Issued			985,000	[6]	3,000,000	[6]

1

Represents the following issuances of Series E Preferred Stock:

•   125 shares of Series E Preferred Stock issued in July 2011 at a price of $1,000 per share

•   125 shares of Series E Preferred Stock issued in February 2012 at a price of $1,000 per share

2

Represents the following issuances of Series E Preferred Stock:

•   187.5 shares of Series E Preferred Stock issued in June 2012 at a price of $1,000 per share

•   250 shares of Series E Preferred Stock issued in September 2012 at a price of $1,000 per share

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3	Represents the issuance of 1,085 shares of Series G Preferred Stock, in exchange for the retirement of 1,085 shares of Series C Preferred Stock

4	Represents 104.242 shares of Series I Preferred Stock, issued in full payment of convertible notes payable to Mr. Nasrat Hakim and Mr. Jerry Treppel, with such notes payable having an aggregate principal value of $10,600,000.

5	Represents warrants to purchase up to 4 million shares of Common Stock at an exercise price of $0.0625 issued to Epic Investments LLC as milestone warrants for the acceptance by the FDA of the filing of an immediate release product developed at the Northvale Facility, pursuant to the Strategic Alliance Agreement between Elite and Epic, dated June 9, 2009.

6	Represents qualified stock options issued to employees. Such options are non-vested on the date of issue and vest in equal annual increments over a three year period, beginning on the first anniversary of the issue date. The options expire on the earlier of the 10th anniversary of the issue date, or 90 days after an employee’s termination date.

7	Represents the period beginning on April 1, 2014 through April 22, 2014.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(a)(2) of the Securities Act.

Item 16.   Exhibits

The exhibits listed in the index below are filed as part of this report.

Exhibit Number	Description

2.1	Agreement and Plan of Merger between Elite Pharmaceuticals, Inc., a Delaware corporation (“Elite-Delaware”) and Elite Pharmaceuticals, Inc., a Nevada corporation (“Elite-Nevada”), incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on January 9, 2012.

3.1(a)	Articles of Incorporation of Elite-Nevada, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on January 9, 2012.

3.1(b)	Certificate of Incorporation of Elite-Delaware, together with all other amendments thereto, as filed with the Secretary of State of the State of Delaware, incorporated by reference to (a) Exhibit 4.1 to the Registration Statement on Form S-4 (Reg. No. 333-101686), filed with the SEC on December 6, 2002 (the “Form S-4”), (b) Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 28, 2004 and filed with the SEC on July 29, 2004, (c) Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 26, 2008 and filed with the SEC on July 2, 2008, and (d) Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 19, 2008 and filed with the SEC on December 23, 2008.*

3.1(c)	Certificate of Designations, Preferences and Rights of Series A Preferred Stock, as filed with the Secretary of the State of Delaware, incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K dated October 6, 2004, and filed with the SEC on October 12, 2004.*

3.1(d)	Certificate of Retirement with the Secretary of the State of the Delaware to retire 516,558 shares of the Series A Preferred Stock, as filed with the Secretary of State of Delaware, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated March 10, 2006, and filed with the SEC on March 14, 2006.*

3.1(e)	Certificate of Designations, Preferences and Rights of Series B 8% Convertible Preferred Stock, as filed with the Secretary of the State of Delaware, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated March 15, 2006, and filed with the SEC on March 16, 2006.*

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3.1(f)	Amended Certificate of Designations of Preferences, Rights and Limitations of Series B 8% Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated April 24, 2007, and filed with the SEC on April 25, 2007.*

3.1(g)	Certificate of Designations, Preferences and Rights of Series C 8% Convertible Preferred Stock, as filed with the Secretary of the State of Delaware, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated April 24, 2007, and filed with the SEC on April 25, 2007.*

3.1(h)	Amended Certificate of Designations, Preferences and Rights of Series C 8% Convertible Preferred Stock, as filed with the Secretary of the State of Delaware, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated April 24, 2007, and filed with the SEC on April 25, 2007.*

3.1(i)	Amended Certificate of Designations of Preferences, Rights and Limitations of Series B 8% Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated September 15, 2008, and filed with the SEC on September 16, 2008.*

3.1(j)	Amended Certificate of Designations, Preferences and Rights of Series C 8% Convertible Preferred Stock, as filed with the Secretary of the State of Delaware, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K dated September 15, 2008, and filed with the SEC on September 16, 2008.*

3.1(k)	Amended Certificate of Designations of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K dated September 15, 2008, and filed with the SEC on September 16, 2008.*

3.1(l)	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated June 1, 2009, and filed with the SEC on June 5, 2009.*

3.1(m)	Amended Certificate of Designations of the Series D 8% Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on June 29, 2010, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, dated June 24, 2010 and filed with the SEC on July 1, 2010.*

3.1(n)	Amended Certificate of Designations of the Series E Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on June 29, 2010, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, dated June 24, 2010 and filed with the SEC on July 1, 2010.*

3.1(o)	Certificate of Designations of the Series G Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on April 18, 2013, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated April 18, 2013 and filed with the SEC on April 22, 2013.

3.1(p)	Certificate of Designations of the Series I Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on February 6, 2014, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, dated February 6, 2013 and filed with the SEC on February 7, 2014.

3.1(q)	Certificate of Designations of the Series H Junior Participating Preferred Stock as filed with the Secretary of State of the State of Nevada on November 15, 2013, incorporated by reference to Exhibit 2 (contained in Exhibit 1) to the Registration Statement on Form 8-A filed with the SEC on November 15, 2013.

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3.2(a)	Amended and Restated By-Laws of Elite-Nevada, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated March 17, 2014 and filed with the SEC on March 18, 2014.

3.2(b)	By-Laws of Elite-Delaware, as amended, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (Reg. No. 333-90633) made effective on February 28, 2000 (the “Form SB-2”).*

4.1	Form of specimen certificate for Common Stock of Elite-Delaware, incorporated by reference to Exhibit 4.1 to the Form SB-2.*

4.2	Form of specimen certificate for Series B 8% Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006.*

4.3	Form of specimen certificate for Series C 8% Convertible Preferred Stock of Elite-Delaware, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated April 24, 2007 and filed with the SEC on April 25, 2007.*

4.4	Form of Warrant to purchase shares of Common Stock issued to purchasers in the private placement which closed on March 15, 2006 (the “Series B Financing”), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006.*

4.5	Form of Warrant to purchase shares of Common Stock issued to purchasers in the Series B Financing, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006.*

4.6	Form of Warrant to purchase shares of Common Stock issued to the Placement Agent, in connection with the Series B Financing, incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006.*

4.7	Form of Warrant to purchase 600,000 shares of Common Stock issued to Indigo Ventures, LLC, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated July 12, 2006 and filed with the SEC on July 18, 2006.*

4.8	Form of Warrant to purchase up to 478,698 shares of Common Stock issued to VGS PHARMA, LLC, incorporated by reference as Exhibit 3(a) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.*

4.9	Form of Non-Qualified Stock Option Agreement for 1,750,000 shares of Common Stock granted to Veerappan Subramanian, incorporated by reference as Exhibit 3(b) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.*

4.10	Form of Warrant to purchase shares of Common Stock issued to purchasers in the private placement which closed on April 24, 2007 (the “Series C Financing”), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated April 24, 2007 and filed with the SEC on April 25, 2007.*

4.11	Form of Warrant to purchase shares of Common Stock issued to the placement agent in the Series C Financing, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, dated April 24, 2007 and filed with the SEC on April 25, 2007.*

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4.12	Form of specimen certificate for Series D 8% Convertible Preferred Stock of Elite-Delaware, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated September 15, 2008 and filed with the SEC on September 16, 2008.*

4.13	Form of Warrant to purchase shares of Common Stock issued to purchasers in the private placement which closed on September 15, 2008 (the “Series D Financing”), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated September 15, 2008 and filed with the SEC on September 16, 2008.*

4.14	Form of Warrant to purchase shares of Common Stock issued to the placement agent in the Series D Financing, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, dated September 15, 2008 and filed with the SEC on September 16, 2008.*

4.15	Form of specimen certificate for Series E Convertible Preferred Stock of Elite-Delaware, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, dated June 1, 2009, and filed with the SEC on June 5, 2009.*

4.16	Warrant to purchase shares of Common Stock issued to Epic Investments, LLC in the initial closing of the Strategic Alliance Agreement, dated as of March 18, 2009, by and among Elite-Delaware, Epic Pharma, LLC and Epic Investments, LLC, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated June 1, 2009, and filed with the SEC on June 5, 2009.*

4.17	Form of specimen certificate for Series G Convertible Preferred Stock of the Company, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated April 18, 2013 and filed with the SEC on April 22, 2013.

4.18	Rights Agreement, dated as of November 15, 2013, between the Company and American Stock Transfer & Trust Company, LLC., incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed with the SEC on November 15, 2013.

4.19	Form of Series H Preferred Stock Certificate, incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed with the SEC on November 15, 2013.

4.20	Form of Series I Preferred Stock Certificate, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated February 6, 2014 and filed with the SEC on February 7, 2014.

5.1	Opinion of Richard Feiner, Esq.

10.1	2004 Employee Stock Option Plan approved by stockholders on June 22, 2004, incorporated by reference to Exhibit A to the Proxy Statement filed on Schedule 14A with respect to the Annual Meeting of Stockholders held on June 22, 2004.

10.2	Form of Confidentiality Agreement (corporate), incorporated by reference to Exhibit 10.7 to the Form SB-2.

10.3	Form of Confidentiality Agreement (employee), incorporated by reference to Exhibit 10.8 to the Form SB-2.

10.4	Product Development and Commercialization Agreement, dated as of June 21, 2005, between the Company and IntelliPharmaceutics, Corp., incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K, dated June 21, 2005 and originally filed with the SEC on June 27, 2005, as amended on the Current Report on Form 8-K/A filed September 7, 2005, as further amended by the Current Report on Form 8-K/A filed December 7, 2005 (Confidential Treatment granted with respect to portions of the Agreement).

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10.5	Agreement, dated December 12, 2005, by and among the Company, Elite Labs, and IntelliPharmaCeutics Corp., incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K, dated December 12, 2005, and originally filed with the SEC on December 16, 2005, as amended by the Current Report on Form 8-K/A filed March 7, 2006 (Confidential Treatment granted with respect to portions of the Agreement).

10.6	Loan Agreement, dated as of August 15, 2005, between New Jersey Economic Development Authority (“NJEDA”) and the Company, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated August 31, 2005 and filed with the SEC on September 6, 2005.

10.7	Series A Note in the aggregate principal amount of $3,660,000.00 payable to the order of the NJEDA, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated August 31, 2005 and filed with the SEC on September 6, 2005.

10.8	Series B Note in the aggregate principal amount of $495,000.00 payable to the order of the NJEDA, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, dated August 31, 2005 and filed with the SEC on September 6, 2005.

10.9	Mortgage from the Company to the NJEDA, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, dated August 31, 2005 and filed with the SEC on September 6, 2005.

10.10	Indenture between NJEDA and the Bank of New York as Trustee, dated as of August 15, 2005, incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, dated August 31, 2005 and filed with the SEC on September 6, 2005.

10.11	Form of Securities Purchase Agreement, between the Registrant and the signatories thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006.

10.12	Form of Registration Rights Agreement, between the Registrant and the signatories thereto, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006.

10.13	Form of Placement Agent Agreement, between the Registrant and Indigo Securities, LLC, incorporated by reference as Exhibit 10.3 to the Current Report on Form 8-K, dated March 15, 2006, and filed with the SEC on March 16, 2006.

10.14	Financial Advisory Agreement between the Registrant and Indigo Ventures LLC, incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K dated July 12, 2006 and filed with the SEC on July 18, 2006.

10.15	Product Collaboration Agreement between the Registrant and ThePharmaNetwork LLC, incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K, dated November 10, 2006 and filed with the SEC on November 15, 2006. (Confidential Treatment granted with respect to portions of the Agreement).

10.16	Strategic Alliance Agreement among the Registrant, VGS Pharma (“VGS”) and Veerappan S. Subramanian (“VS”), incorporated by reference as Exhibit 10(a) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.

10.17	Advisory Agreement, between the Registrant and VS, incorporated by reference as Exhibit 10(b) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.

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10.18	Registration Rights Agreement between the Registrant, VGS and VS, incorporated by reference as Exhibit 10(c) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.

10.19	Employment Agreement between Novel Laboratories Inc. (“Novel”) and VS, incorporated by reference as Exhibit 10(d) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.

10.20	Stockholders’ Agreement between Registrant, VGS, VS and Novel, incorporated by reference as Exhibit 10(e) to the Current Report on Form 8-K, dated December 6, 2006 and filed with the SEC on December 12, 2006.

10.21	Form of Securities Purchase Agreement, between the Registrant and the signatories thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated April 24, 2007 and filed with the SEC on April 25, 2007.

10.22	Form of Registration Rights Agreement, between the Registrant and the signatories thereto, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated April 24, 2007 and filed with the SEC on April 25, 2007.

10.23	Form of Placement Agent Agreement, between the Company and Oppenheimer & Company, Inc., incorporated by reference as Exhibit 10.3 to the Current Report on Form 8-K, dated April 24, 2007 and filed with the SEC on April 25, 2007.

10.24	Form of Securities Purchase Agreement, between the Registrant and the signatories thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated July 17, 2007 and filed with the SEC on July 23, 2007.

10.25

Form of Registration Rights Agreement, between the Registrant and the signatories thereto, incorporated by reference as Exhibit 10.2 to the Current Report on Form 8-K, dated July 17, 2007 and filed with the SEC on July 23, 2007.

10.26	Consulting Agreement, dated as of July 27, 2007, between the Registrant and Willstar Consultants, Inc., incorporated by reference as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ending September 30, 2007 and filed with the SEC on November 14, 2007.

10.27	Form of Securities Purchase Agreement, between the Company and the signatories thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated September 15, 2008 and filed with the SEC on September 16, 2008.

10.28	Form of Placement Agent Agreement, between the Company, ROTH Capital Partners, LLC and Boenning & Scattergood, Inc., incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, dated September 15, 2008 and filed with the SEC on September 16, 2008.

10.29	Separation Agreement and General Release of Claims, dated as of October 20, 2008, by and between the Company and Stuart Apfel, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated October 15, 2008 and filed with the SEC on October 21, 2008.

10.30	Consulting Agreement, dated as of October 20, 2008, by and between the Company and Parallex Clinical Research, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated October 15, 2008 and filed with the SEC on October 21, 2008.

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10.31	Separation Agreement and General Release of Claims, dated as of November 3, 2008, by and between the Company and Charan Behl, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated October 28, 2008 and filed with the SEC on November 3, 2008.

10.32	Consulting Agreement, dated as of November 3, 2008, by and between the Company and Charan Behl, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated October 28, 2008 and filed with the SEC on November 3, 2008.

10.33	Separation Agreement and General Release of Claims, dated as of November 5, 2008, by and between the Company and Bernard J. Berk, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated November 6, 2008 and filed with the SEC on November 6, 2008.

10.34	Compensation Agreement, dated as of December 1, 2008, by and between the Company and Jerry I. Treppel, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated December 1, 2008 and filed with the SEC on December 4, 2008.

10.35	Strategic Alliance Agreement, dated as of March 18, 2009, by and among the Company, Epic Pharma, LLC and Epic Investments, LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated March 18, 2009 and filed with the SEC on March 23, 2009.

10.36	Amendment to Strategic Alliance Agreement, dated as of April 30, 2009, by and among the Company, Epic Pharma, LLC and Epic Investments, LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated April 30, 2009 and filed with the SEC on May 6, 2009.

10.37	Second Amendment to Strategic Alliance Agreement, dated as of June 1, 2009, by and among the Company, Epic Pharma, LLC and Epic Investments, LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated June 1, 2009, and filed with the SEC on June 5, 2009.

10.38	Third Amendment to Strategic Alliance Agreement, dated as of Aug 18, 2009, by and among the Company, Epic Pharma LLC and Epic Investments, LLC, incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q, for the period ending June 30, 2009 and filed with the SEC on August 19, 2009.

10.39	Employment Agreement, dated as of November 13, 2009, by and between the Company and Chris Dick, incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, for the period ending September 30, 2009 and filed with the SEC on November 16, 2009.

10.40	Employment Agreement, dated as of November 13, 2009, by and between the Company and Carter J. Ward, incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, for the period ending September 30, 2009 and filed with the SEC on November 16, 2009.

10.41	Elite Pharmaceuticals Inc. 2009 Equity Incentive Plan, as adopted November 24, 2009, incorporated by reference to Exhibit 10.1 to the Registration Statement Under the Securities Act of 1933 on Form S-8, dated December 18, 2009 and filed with the SEC on December 22, 2009.

10.42	Stipulation of Settlement and Release, dated as of June 25, 2010, by and among the Company, Midsummer Investment, Ltd., Bushido Capital Master Fund, LP, BCMF Trustees, LLC, Epic Pharma, LLC and Epic Investments, LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated June 25, 2010 and filed with the SEC on July 1, 2010

10.43	Amendment Agreement, dated as of June 25, 2010, by and among the Company, and the investors signatory thereto, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated June 25, 2010 and filed with the SEC on July 1, 2010

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10.44	Amendment Agreement, dated as of June 2010, by and among the Company, Epic Pharma, LLC and Epic Investments, LLC, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, dated June 25, 2010 and filed with the SEC on July 1, 2010

10.45	Asset Purchase Agreement dated as of May 18, 2010, by and among Mikah Pharma LLC and the Company, incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q, for the period ended September 30, 2010 and filed with the SEC on November 15, 2010.

10.46	Asset Purchase Agreement, dated as of August 27, 2010, by and among Mikah Pharma LLC and the Company, incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q, for the period ended September 30, 2010 and filed with the SEC on November 15, 2010 (Confidential Treatment granted with respect to portions of the Agreement).

10.47	Master Development and License Agreement, dated as of August 27, 2010, by and among Mikah Pharma LLC and the Company incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q, for the period ended September 30, 2010 and filed with the SEC on November 15, 2010 (Confidential Treatment granted with respect to portions of the Agreement).

10.48	Purchase Agreement, dated as of September 10, 2010, by and among Epic Pharma LLC and the Company, incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q, for the period ended September 30, 2010 and filed with the SEC on November 15, 2010 (Confidential Treatment granted with respect to portions of the Agreement).

10.49	License Agreement, dated as of September 10, 2010, by and among Precision Dose Inc. and the Company, incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q, for the period ended September 30, 2010 and filed with the SEC on November 15, 2010 (Confidential Treatment granted with respect to portions of the Agreement).

10.50	Manufacturing and Supply Agreement, dated as of September 10, 2010, by and among Precision Dose Inc. and the Company, incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q, for the period ended September 30, 2010 and filed with the SEC on November 15, 2010 (Confidential Treatment granted with respect to portions of the Agreement).

10.51	Product Development Agreement between the Company and Hi-Tech Pharmacal Co., Inc. dated as of January 4, 2011, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated January 4, 2011 and filed with the SEC on January 10, 2011 (Confidential Treatment granted with respect to portions of the Agreement).

10.52	Settlement Agreement between the Company and ThePharmaNetwork, LLC, dated as of March 11, 2011, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated March 11, 2011 and filed with the SEC on March 17, 2011.

10.53	Manufacturing & Supply Agreement between the Company and Mikah Pharma LLC, dated as of June 1, 2011, incorporated by reference to Exhibit 10.70 to the Annual Report on Form 10-K, for the period ended March, 31, 2011 and filed with the SEC on June 29, 2011 (Confidential Treatment granted with respect to portions of the Agreement).

10.54	Manufacturing & Supply Agreement between the Company and ThePharmaNetwork, LLC, dated as of June 23, 2011, incorporated by reference to Exhibit 10.71 to the Annual Report on Form 10-K, for the period ended March, 31, 2011 and filed with the SEC on June 29, 2011 (Confidential Treatment granted with respect to portions of the Agreement).

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10.55	Amendment, dated as of November 1, 2011, to the Master Development and License Agreement, dated as of August 27, 2010, by and amount Mikah Pharma LLC and the Company (Confidential Treatment granted with respect to portions of the Agreement), incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for three and nine months ended December 31, 2011.

10.56	Settlement Agreement between the Company and ThePharmaNetwork, LLC, dated as of March 11, 2011, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated March 11, 2011 and filed with the SEC on March 17, 2011.

10.57	Securities Purchase Agreement with Socius dated December 30, 2011, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 5, 2012.

10.58	Amendment to Agreement with Socius dated February 28, 2012, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A filed with the SEC February 29, 2012.

10.59	Manufacturing & Supply Agreement between the Company and Mikah Pharma LLC, dated as of June 1, 2011, incorporated by reference to Exhibit 10.70 to the Annual Report on Form 10-K, for the period ended March, 31, 2011 and filed with the SEC on June 29, 2011 (Confidential Treatment granted with respect to portions of the Agreement).

10.60	Manufacturing & Supply Agreement between the Company and ThePharmaNetwork, LLC, dated as of June 23, 2011, incorporated by reference to Exhibit 10.71 to the Annual Report on Form 10-K, for the period ended March, 31, 2011 and filed with the SEC on June 29, 2011 (Confidential Treatment granted with respect to portions of the Agreement).

10.61	Amendment, dated as of November 1, 2011, to the Master Development and License Agreement, dated as of August 27, 2010, by and amount Mikah Pharma LLC and the Company (Confidential Treatment granted with respect to portions of the Agreement), incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for three and nine months ended December 31, 2011.

10.62	Treppel Bridge Loan Agreement dated June 12, 2012, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 13, 2012.

10.63	December 5, 2012 amendment to the Treppel Bridge Loan Agreement incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 10, 2012.

10.64	Development And License Agreement between the Company and a Hong Kong-based client dated March 16, 2012 incorporated by reference to Exhibit 10.77 to the Annual Report on Form 10-K filed with the SEC on June 29,2012 (Confidential Treatment granted with respect to portions of the Agreement).

10.65	Letter Agreement between the Company and ThePharmaNetwork LLC, dated September 21, 2012 incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the SEC on November 14,2012 (Confidential Treatment granted with respect to portions of the Agreement).

10.66	Purchase Agreement between the Company and Lincoln Park Capital LLC dated April 19, 2013 , incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated April 18, 2013 and filed with the SEC on April 22, 2013.

10.67	Registration Rights Agreement between the Company and Lincoln Park Capital LLC dated April 19, 2013, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated April 18, 2013 and filed with the SEC on April 22, 2013.

10.68	August 1, 2013 Employment Agreement with Nasrat Hakim, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, dated August 1, 2013 and filed with the SEC on August 5, 2013.

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10.69	August 1, 2013 Mikah LLC Asset Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated August 1, 2013 and filed with the SEC on August 5, 2013. (Confidential Treatment granted with respect to portions of the Agreement).

10.70	Revised Schedule 1 to the August 1, 2013 Mikah LLC Asset Purchase Agreement (revised to remove confidential treatment with regard to one item set forth thereon)

10.71	August 1, 2013 Secured Convertible Note from the Company to Mikah Pharma LLC., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated August 1, 2013 and filed with the SEC on August 5, 2013.

10.72	August 1, 2013 Security Agreement from the Company to Mikah Pharma LLC., incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, dated August 1, 2013 and filed with the SEC on August 5, 2013.

10.73	Termination of June 2011, Manufacturing and Supply Agreement between Mikah Pharma LLC and the Company.

10.74	October 15, 2013 Hakim Credit Line Agreement, incorporated by reference to Exhibit 10.16 to the Quarterly Report on Form 10-Q for the period ended September 30, 2013.

10.75	October 2, 2013 Manufacturing and Licensing Agreement with Epic Pharma LLC, incorporated by reference to Exhibit 10.17 to the Quarterly Report on Form 10-Q for the period ended September 30, 2013. Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.76	August 19, 2013, Master Services Agreement with Camargo Pharmaceutical Services, LLC, incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-Q for the period ended September 30, 2013.

10.77	November 21, 2013 Unsecured Convertible Note from the Company to Jerry Treppel, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated November 26, 2013 and filed with the SEC on November 26, 2013.

10.78	February 7,2014 Amendment to Secured Convertible Note from the Company to Mikah, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated February 7, 2014 and filed with the SEC on February 7, 2014.

10.79	February 7,2014 Amendment to Secured Convertible Note from the Company to Jerry Treppel, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated February 7, 2014 and filed with the SEC on February 7, 2014.

10.66	Purchase Agreement between the Company and Lincoln Park Capital LLC dated April 10, 2014, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, dated April 10, 2014 and filed with the SEC on April 14, 2014.

10.67	Registration Rights Agreement between the Company and Lincoln Park Capital LLC dated April 10, 2014, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, dated April 10, 2014 and filed with the SEC on April 14, 2014.

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21	Subsidiaries of the Company.

23.1	Consent of Demetrius Berkower LLC, Independent Registered Public Accounting Firm**

23.2	Consent of Richard Feiner, Esq. (included in Exhibit 5.1)

101.INS	XBRL Instance Document*

101.SCH	XBRL Extension Schema*

101.CAL	XBRL Calculation Linkbase*

101.DEF	XBRL Definition Linkbase*

101.LAB	XBRL Label Linkbase*

101.PRE	XBRL Presentation Linkbase*

*	On January 5, 2011, the Company changed its domicile from Delaware to Nevada. All corporate documents from Delaware have been superseded by Nevada corporate documents filed or incorporated by reference herein. All outstanding Delaware securities certificates are now outstanding Nevada securities certificates.

**	Filed herewith.

Item 17.   Undertakings

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Northvale, State of New Jersey, on April 28, 2014.

ELITE PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Nasrat Hakim
Nasrat Hakim,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form S-3 on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Nasrat Hakim	Chairman of the Board, Chief Executive Officer
Nasrat Hakim	(Principal Executive) and Director	April 28, 2014

/s/ Carter Ward	Chief Financial Officer (Principal Financial Officer),
Carter Ward	Treasurer, Secretary and Chief Accounting Officer	April 28, 2014

*	Director
Barry Dash		April 28, 2014

*	Director
Jeenarine Narine		April 28, 2014

*	Director
Ashok Nigalaye		April 28, 2014

*	Director
Jeffrey Whitnell		April 28, 2014

* By:	/s/Nasrat Hakim
Nasrat Hakim,
Attorney-in-Fact

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Elite Pharmaceuticals, Inc.

Amendment No. 1 to Form S-3 on Form S-1

Index to Exhibits

Exhibit No.	Description
5.1	Opinion of Richard Feiner, Esq.
21	Subsidiaries
23.1	Consent of Demetrius Berkower LLC, independent registered public accounting firm.